Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5

AMENDMENT NO. 5, dated as of October 28, 2020 (this “Amendment”), among INGEVITY CORPORATION, a Delaware corporation (the “U.S. Borrower”), INGEVITY HOLDINGS SRL (formerly MEADWESTVACO EUROPE SPRL), a Belgian private limited liability company (société à responsabilité limitée/besloten vennootschap) incorporated under the laws of Belgium, with its registered office at Avenue des Olympiades 2, B-1140 Brussels and registered with the Belgian Crossroads Bank for Enterprises under number 0402.720.145, RPR/RPM Brussels (French speaking division) (the “Belgian Borrower,” and together with the U.S. Borrower, the “Borrowers”), the other Loan Parties, the Lenders party hereto, the Issuing Banks party hereto, JPMORGAN CHASE BANK, N.A., as a Lender, successor Administrative Agent (in such capacity, the “Administrative Agent”), successor Collateral Agent (in such capacity, the “Collateral Agent”) and successor Swingline Lender (in such capacity, the “Swingline Lender”) and WELLS FARGO BANK, N.A., as a Lender, resigning Administrative Agent (in such capacity, the “Resigning Administrative Agent”), resigning Collateral Agent (in such capacity, the “Resigning Collateral Agent”), resigning Swingline Lender (in such capacity, the “Resigning Swingline Lender”) and an Issuing Bank, to the Credit Agreement, dated as of March 7, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, including pursuant to the Incremental Facility Agreement and Amendment No. 1, dated as of August 21, 2017, the Incremental Facility Agreement and Amendment No. 2, dated as of August 7, 2018, Amendment No. 3, dated as of March 7, 2019 and the Incremental Facility Agreement and Amendment No. 4, dated as of March 7, 2019, the “Existing Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto, the Swingline Lender, the Issuing Banks and the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

WHEREAS, the Borrowers (1) intend to reduce the aggregate amount of the existing Revolving Commitments to $500,000,000 and (2) have requested an extension of the Revolving Maturity Date to the date that is five years after the Effective Date (as defined below) (the Revolving Commitments as so extended, reduced and amended by this Amendment, the “Extended Revolving Commitments”);

WHEREAS, each financial institution having an amount set forth opposite its name under the heading “Revolving Commitment” on Schedule 2.01 hereto (each, a “Revolving Lender”) has agreed severally, on the terms and conditions set forth herein and in the Existing Credit Agreement, to provide a portion of the Extended Revolving Commitments;

WHEREAS, Wells Fargo Bank, N.A. has provided notice hereby of its intent to resign as Administrative Agent, Collateral Agent and Swingline Lender under the Existing Credit Agreement and the Lenders party hereto have appointed JPMorgan Chase Bank, N.A. to act as successor Administrative Agent, Collateral Agent and Swingline Lender, the Borrowers have approved such appointment and JPMorgan Chase Bank, N.A. has accepted such appointment;

WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended into the form of the Credit Agreement attached hereto as Exhibit A (the “Amended Credit Agreement”), and each of the undersigned Lenders, together constituting all of the Lenders under the Existing Credit Agreement, desires to consent to such amendments; and

WHEREAS, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citizens Bank, N.A. and TD Bank, N.A. are acting as joint lead arrangers in connection with this Amendment (in such capacity, the “Amendment No. 5 Arrangers”).

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Revolving Commitment Reduction; Extended Revolving Commitments.

(a) Each Revolving Lender party hereto hereby agrees (i) that effective on and at all times after the Effective Date, such Revolving Lender will be bound by all obligations of a Lender under the Amended Credit Agreement and (ii) to provide a portion of the Extended Revolving Commitments in the aggregate principal amount set forth opposite its name on Schedule 2.01 hereto, which shall be Revolving Commitments under the Existing Credit Agreement as amended by this Amendment.

(b) Schedule 2.01 hereto sets forth, as of the Effective Date, the Extended Revolving Commitments of each Revolving Lender after giving effect to this Amendment. Each Lender that (i) holds Revolving Commitments and/or Revolving Loans immediately prior to the Effective Date and (ii) is not listed on Schedule 2.01 hereto shall cease to be a Revolving Lender under the Credit Agreement on the Effective Date upon the repayment of such Lender’s Revolving Loans pursuant to Section 6(i) hereof.

(c) On the Effective Date, each Revolving Lender agrees that the participations in Letters of Credit and Swingline Loans outstanding on such date shall be reallocated as shall be necessary in order that, after giving effect to all such reallocation, the participations in Letters of Credit and Swingline Loans will be held by all the Revolving Lenders ratably in accordance with their Applicable Percentages calculated in accordance with Schedule 2.01 hereto.

Section 2. Amendments.

(a) The Existing Credit Agreement is, effective as of the Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

(b) Schedule 2.01 to the Existing Credit Agreement is, effective as of the Effective Date, hereby amended by deleting the column “Revolving Commitments” therein and adding Schedule 2.01 hereto to such Schedule.

Section 3. Resignation, Appointment and Replacement of Administrative Agent, Collateral Agent and Swingline Lender; Resignation as Issuing Bank. Wells Fargo Bank, N.A. hereby notifies the Lenders, Issuing Banks and Borrower Representative of its intent to resign as Administrative Agent, Collateral Agent and Swingline Lender under the Existing Credit Agreement and the other Loan Documents. Pursuant to Section 8.01 of the Existing Credit Agreement, (i) each of the Lenders accept the resignation of Wells Fargo Bank, N.A. as Administrative Agent, Collateral Agent and Swingline Lender and hereby appoint JPMorgan Chase Bank, N.A. as Administrative Agent, Collateral

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Agent and Swingline Lender under the Amended Credit Agreement and the other Loan Documents, (ii) JPMorgan Chase Bank, N.A. accepts such appointments, (iii) the Borrowers approve of such resignations and appointments, (iv) JPMorgan Chase Bank, N.A. shall succeed to and become vested with all of the rights, powers, privileges and duties of the Administrative Agent, the Collateral Agent and Swingline Lender, (v) each of the Lenders, each Issuing Bank and the Borrowers hereby waive all prior notice requirements related to the resignation of Wells Fargo Bank, N.A. as Administrative Agent, Collateral Agent and Swingline Lender and (vi) each of the Lenders authorize and approve the Agency Agreement (as defined below) and such other documents and instruments to be executed and delivered and actions to be taken by Wells Fargo Bank, N.A., in its capacity as the Resigning Administrative Agent, Resigning Collateral Agent, and Resigning Swingline Lender and JPMorgan Chase Bank, N.A., in its capacity as the successor Administrative Agent, Collateral Agent, and Swingline Lender to effect the foregoing. The resignation and successor appointments contemplated in this Section 3 shall be effective immediately as of the Effective Date. JPMorgan Chase Bank, N.A., in its individual capacity and in its capacity as the successor Administrative Agent, Collateral Agent and Swingline Lender, shall bear no responsibility or liability for any actions taken or omitted to be taken by Wells Fargo Bank, N.A., in its capacity as Administrative Agent, as Collateral Agent, as Swingline Lender, or otherwise under the Existing Credit Agreement and the other Loan Documents or the transactions contemplated thereby. Wells Fargo Bank, N.A., in its capacity as Resigning Administrative Agent, Resigning Collateral Agent and Resigning Swingline Lender, shall retain all claims and rights to indemnification under the Amended Credit Agreement and the other Loan Documents to the extent set forth therein for acts, omissions, events or circumstances occurring or existing on or prior to the Effective Date in its capacity as Administrative Agent, Collateral Agent and Swingline Lender under the Existing Credit Agreement and the other Loan Documents.

In addition, Wells Fargo Bank, N.A. hereby notifies the Borrowers, the Administrative Agent and the Lenders of its intent to resign as an Issuing Bank effective upon the termination or expiration of each of the Letters of Credit that were issued by Wells Fargo Bank, N.A. and remain outstanding on the Effective Date (the date of such termination or expiration, the “LC Termination Date”). Such resignation shall be effective upon the occurrence of the LC Termination Date notwithstanding anything to the contrary in Section 2.05(n) of the Amended Credit Agreement. Wells Fargo Bank, N.A., in its capacity as resigning Issuing Bank, shall retain all claims and rights to indemnification under the Amended Credit Agreement and the other Loan Documents to the extent set forth therein for acts, omissions, events or circumstances occurring or existing on or prior to the LC Termination Date in its capacity as an Issuing Bank under the Existing Credit Agreement and the other Loan Documents.

For the purposes of the Belgian Security Agreements only, JPMorgan Chase Bank, N.A. hereby acknowledges and agrees to its appointment as representative in accordance with (i) Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments and (ii) Article 3 of Book III, Title XVII of the Belgian Civil Code.

Section 4. Parallel Debt.

(a)

Without prejudice to Section 3 above, all rights and benefits in respect of any Parallel Debt owed to the Resigning Security Agent under Section 8.02 (Parallel Debt) of the Existing Credit Agreement are hereby assigned by the Resigning Security Agent to JPMorgan Chase Bank, N.A. and shall thereafter be owed by each Belgian Loan Party to JPMorgan Chase Bank, N.A. as Administrative Agent.

(b)	For the avoidance of doubt:

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(i)	the assignment under Section 4(a) above shall take effect as an assignment and not as a novation and no Parallel Debt shall be novated or discharged as a result thereof;

(ii)	all Parallel Debt shall continue in full force and effect notwithstanding the resignation of the Resigning Security Agent and the appointment of JPMorgan Chase Bank, N.A. as Administrative Agent; and

(iii)	no assignment, novation, transfer or discharge of any Corresponding Obligations shall occur as a result of the assignment under Section 4(a) above.

Section 5. Representations and Warranties. The Loan Parties represent and warrant to the Lenders and the Administrative Agent as of the Effective Date that:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty was so true and correct on and as of such prior date.

(b) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 6. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which:

(a) the Administrative Agent (or its counsel) shall have received from the Loan Parties, the Swingline Lender, each Issuing Bank, each of the Revolving Lenders (which constitute all of the Lenders under the Existing Credit Agreement) and the Resigning Administrative Agent, Resigning Collateral Agent and Resigning Swingline Lender, a counterpart of this Amendment signed on behalf of each such party;

(b) the Administrative Agent (or its counsel) shall have received (i) true and complete copies of the Organizational Documents of each Loan Party and a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or other governing body, as applicable, of each Loan Party (or a duly authorized committee thereof) authorizing (A) the execution, delivery and performance of this Amendment (and any agreements relating thereto) and (B) in the case of the U.S. Borrower, the extensions of credit hereunder, together with such certificates relating to the good standing of each Loan Party or the substantive equivalent, if any, available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction as the Administrative Agent may reasonably request and (ii) a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit M to the Existing Credit Agreement or otherwise reasonably satisfactory to the Administrative Agent, with appropriate insertions, executed by an Authorized Officer of such Loan Party, and attaching the documents referred to in clause (i) above;

(c) the representations and warranties set forth in Section 5 hereof shall be true and correct and the Administrative Agent shall have received a certificate of an Authorized Officer to such effect;

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(d) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks as of and dated the Effective Date) of (i) Wachtell, Lipton, Rosen & Katz, (ii) McGuireWoods LLP, (iii) Loyens & Loeff CVBA and (iv) NautaDutilh BV/SRL;

(e) the Lenders shall have received a certificate from a Financial Officer of the U.S. Borrower, substantially in the form of Exhibit K to the Existing Credit Agreement (or other form reasonably acceptable to the Administrative Agent) confirming the solvency of the U.S. Borrower and the Subsidiaries on a consolidated basis on the Effective Date;

(f) the U.S. Borrower shall have (1) reimbursed each of the Administrative Agent and the Resigning Administrative Agent for all reasonable out-of-pocket expenses incurred by them in connection with this Amendment and the Agency Agreement and invoiced at least (3) three Business Days prior to the Effective Date, (2) paid all fees and expenses required to be paid on the Effective Date pursuant to (x) the Engagement Letter, dated as of October 19, 2020, between the U.S. Borrower and JPMorgan Chase Bank, N.A. and (y) any other letter agreement between the U.S. Borrower and any Amendment No. 5 Arranger;

(g) the Borrowers shall have provided to the Administrative Agent or any Lender all information and documentation reasonably requested in writing at least five (5) days prior to the Effective Date by the Administrative Agent or such Lender for purposes of compliance with the Beneficial Ownership Regulation (as defined in the Amended Credit Agreement) (which information and documentation shall be true and correct in all material respects);

(h) the Borrower Representative shall have delivered to the Resigning Administrative Agent and the Administrative Agent a notice of reduction of the Revolving Commitments pursuant to Section 2.08(c) of the Existing Credit Agreement not later than 12:00 noon, New York time, three (3) Business Days prior to the Effective Date;

(i) the Borrower Representative shall have delivered to the Administrative Agent a notice of prepayment with respect to the Revolving Loans in accordance with Section 2.11(g) of the Existing Credit Agreement not later than 12:00 noon, New York time, three (3) Business Days prior to the Effective Date, and the Borrowers shall have repaid all Revolving Loans that are outstanding immediately prior to the effectiveness of this Amendment on the Effective Date;

(j) The Administrative Agent shall have received an Agency Resignation, Appointment and Assumption Agreement (the “Agency Agreement”), executed by Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A. and the Borrowers, in form and substance reasonably acceptable to JPMorgan Chase Bank, N.A., as the successor Administrative Agent, the Resigning Administrative Agent and the Borrower Representative, in connection with the resignation of Wells Fargo Bank, N.A. as Administrative Agent, Collateral Agent and Swing Line Lender;

(k) The Borrowers shall have delivered a promissory note to each Revolving Lender that has requested from the Borrowers a promissory note pursuant to Section 2.09(c) of the Existing Credit Agreement at least three (3) Business Days prior to the Effective Date, in a form approved by the Administrative Agent;

(l) The U.S. Borrower shall have issued $550,000,000 in aggregate principal amount of senior unsecured notes due 2028 and shall have received the net proceeds thereof; and

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(m) The Borrower Representative shall have delivered to the Administrative Agent a notice of prepayment with respect to all outstanding Incremental Term A-1 Loans in accordance with Section 2.11(g) of the Existing Credit Agreement not later than 12:00 noon, New York time, three Business Days prior to the Effective Date, which such notice may be conditioned on the execution of this Amendment, and the Borrowers shall have repaid all Incremental Term A-1 Loans that are outstanding immediately prior to the effectiveness of this Amendment on the Effective Date.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10. Effect of Amendment.

(a) On and after the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as amended or waived by this Amendment.

(b) The Existing Credit Agreement and each of the other Loan Documents, in each case as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agents under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto expressly

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acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, but rather constitute a modification thereof pursuant to the terms contained herein, and the Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document. The Existing Credit Agreement as amended hereby, shall be deemed to be a continuing agreement among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect, each in accordance with its terms (as amended by this Amendment), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Amendment or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto. Each party hereto acknowledges and agrees that the liens, security interests and assignments created and granted by any Grantor (as defined in the U.S. Collateral Agreement) under the U.S. Collateral Agreement or any Pledgor (as defined in the U.S. Law Belgian Pledge Agreement and any Belgian Security Agreement) that encumber the Collateral (as defined in the Existing Credit Agreement) shall continue to exist and remain valid and subsisting, shall not be impaired, extinguished or released hereby, shall remain in full force and effect, and are hereby ratified, renewed, brought forward, extended, and rearranged as security for the Obligations (as defined in the U.S. Collateral Agreement and the U.S. Law Belgian Pledge Agreement, each as amended by this Amendment) and the Secured Obligations (as defined in the Belgian Receivables Pledge Agreement, the Belgian Bank Accounts Pledge Agreement, and the Belgian Share Pledge Agreement, each as amended by this Amendment), as applicable, in each case, with all such liens, security interests and assignments continuing in favor of JPMorgan Chase Bank, N.A., in its capacity as the successor Administrative Agent and successor Collateral Agent for the benefit of the Secured Parties in full force and effect after giving effect to this Amendment and the Agency Agreement. For the avoidance of doubt, each of the parties to this Amendment agrees that, to the extent that any amendment made to the Existing Credit Agreement pursuant to this Amendment shall constitute a novation within the meaning of Article 1271 et seq. of the Belgian Civil Code, then notwithstanding any such novation, all the rights (including in relation to the Collateral created under the Security Documents) of a Lender against the Loan Parties shall be maintained in accordance with Article 1278 of the Belgian Civil Code. This Amendment constitutes a Loan Document.

Section 11. Acknowledgement and Consent.

(a) Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Existing Credit Agreement and this Amendment and consents to the amendments of the Existing Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (as such term is defined in the applicable Loan Document).

(b) Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

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(c) Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Existing Credit Agreement or any other Loan Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Existing Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Existing Credit Agreement.

Section 12. Amendment No. 5 Arrangers. Each of the Amendment No. 5 Arrangers shall be entitled to all rights, privileges and immunities applicable to the “Arrangers” under the Loan Documents in connection herewith.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	INGEVITY CORPORATION

	By:	/s/ John C. Fortson
Name: John C. Fortson
Title: President, Chief Executive Officer, Chief Financial Officer & Treasurer

INGEVITY HOLDINGS SRL

	By:	/s/ John C. Fortson
Name: John C. Fortson
Title: Attorney-in-Fact

GUARANTORS:	INGEVITY ARKANSAS, LLC

	By:	/s/ John C. Fortson
Name: John C. Fortson
Title: President, Chief Executive Officer, Chief Financial Officer & Treasurer

INGEVITY SOUTH CAROLINA, LLC

	By:	/s/ John C. Fortson
Name: John C. Fortson
Title: President, Chief Executive Officer, Chief Financial Officer & Treasurer

[Signature Page to Ingevity Amendment No. 5]

INGEVITY SERVICES, INC.

By:	/s/ John C. Fortson
Name: John C. Fortson
Title: President, Chief Executive Officer, Chief Financial Officer & Treasurer

INGEVITY VIRGINIA CORPORATION

By:	/s/ John C. Fortson
Name: John C. Fortson
Title: President, Chief Executive Officer, Chief Financial Officer & Treasurer

INGEVITY GEORGIA, LLC

By:	/s/ John C. Fortson
Name: John C. Fortson
Title: President, Chief Executive Officer, Chief Financial Officer & Treasurer

[Signature Page to Ingevity Amendment No. 5]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, Swingline Lender, an Issuing Bank and a Lender

By:	/s/ Eric Heaps
Name: Eric Heaps
Title: Vice President

[Signature Page to Ingevity Amendment No. 5]

WELLS FARGO BANK, N.A.,
as Resigning Administrative Agent, Resigning Collateral Agent, Resigning Swingline Lender, an Issuing Bank, and a Lender

By:	/s/ Nathan R. Rantala
Name: Nathan R. Rantala
Title: Managing Director

[Signature Page to Ingevity Amendment No. 5]

BANK OF AMERICA, N.A.,
as an Issuing Bank and a Lender

By:	/s/ Mukesh Singh
Name: Mukesh Singh
Title: Director

[Signature Page to Ingevity Amendment No. 5]

Citizens Bank, N.A.,
as a Lender

By:	/s/ Leslie D. Broderick
Name: Leslie D. Broderick
Title: Senior Vice President

[Signature Page to Ingevity Amendment No. 5]

TD BANK, N.A.,
as a Lender

By:	/s/ Uk-Sun Kim
Name: Uk-Sun Kim
Title: Senior Vice President

[Signature Page to Ingevity Amendment No. 5]

MUFG Bank, Ltd. (Formerly known as The Bank of Tokyo Mitsubishi UFJ, Ltd.), as a Lender

By:	/s/ Spencer Hughes
Name: Spencer Hughes
Title: Managing Director

[Signature Page to Ingevity Amendment No. 5]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew Fraser
Name: Andrew Fraser
Title: Vice President

[Signature Page to Ingevity Amendment No. 5]

Truist Bank,
as a Lender

By:	/s/ Katherine Bass
Name: Katherine Bass
Title: Director

[Signature Page to Ingevity Amendment No. 5]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Irey
Name: Mark Irey
Title: Vice President

[Signature Page to Ingevity Amendment No. 5]

BMO Harris Bank N.A.,
as a Lender

By:	/s/ Thomas Hasenauer
Name: Thomas Hasenauer
Title: Managing Director

[Signature Page to Ingevity Amendment No. 5]

HSBC Bank USA, National Association, as a Lender

By:	/s/ Alyssa Champion
Name: Alyssa Champion
Title: Vice President

[Signature Page to Ingevity Amendment No. 5]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jacob Elder
Name: Jacob Elder
Title: Authorized Signatory

[Signature Page to Ingevity Amendment No. 5]

Citibank, N.A.,
as a Lender

By:	/s/ Christopher Hartzell
Name: Christopher Hartzell
Title: Managing Director

[Signature Page to Ingevity Amendment No. 5]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Suzannah Valdivia
Name: SUZANNAH VALDIVIA
Title: SENIOR VICE PRESIDENT

[Signature Page to Ingevity Amendment No. 5]

Schedule 2.01

Revolving Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$60,000,000.00
Bank of America, N.A.	$50,000,000.00
Citizens Bank, N.A.	$50,000,000.00
TD Bank, N.A.	$50,000,000.00
MUFG Bank, Ltd.	$37,333,333.34
PNC Bank, National Association	$37,333,333.34
Truist Bank	$37,333,333.33
U.S. Bank National Association	$37,333,333.33
BMO Harris Bank, N.A.	$37,333,333.33
HSBC Bank USA, National Association	$37,333,333.33
Goldman Sachs Bank USA	$22,000,000.00
Citibank, N.A.	$22,000,000.00
KeyBank National Association	$22,000,000.00

Total:	$500,000,000.00

Exhibit A

Amended Credit Agreement

(see attached)

EXHIBIT A

CREDIT AGREEMENT

dated as of

March 7, 2016,

as amended as of August 21, 2017,

as further amended as of August 7, 2018,

as further amended as of March 7, 2019,

as further amended as of October 28, 2020

among

INGEVITY CORPORATION,

as U.S. Borrower,

The LENDERS from Time to Time Party Hereto

and

~~WELLS FARGO~~JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.

~~and~~

~~JPMORGAN CHASE BANK, N.A.,~~

~~as Syndication Agents~~

,

CITIZENS BANK ~~OF PENNSYLVANIA~~, N.A.,

and

TD BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

MUFG BANK, LTD.,

PNC BANK, NATIONAL ASSOCIATION,

~~MUFG BANK, LTD.,~~

~~SUNTRUST~~TRUIST BANK,

~~and~~

U.S. BANK NATIONAL ASSOCIATION,

~~as~~

BMO HARRIS BANK, N.A.,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Syndication Agents

GOLDMAN SACHS BANK USA,

CITIBANK, N.A.,

and

KEYBANK NATIONAL ASSOCIATION,

as Co-Managers and Documentation Agents

~~WELLS FARGO SECURITIES, LLC,~~

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~

~~and~~

~~JPMORGAN CHASE BANK, N.A.,~~

~~as Joint Lead Arrangers and Joint Bookrunners~~

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~51~~67
SECTION 1.03	Terms Generally	~~51~~67
SECTION 1.04	Accounting Terms; GAAP; Pro Forma Calculations	~~52~~68
SECTION 1.05	Times of Day	~~53~~69
SECTION 1.06	Timing of Payment or Performance	~~53~~69
SECTION 1.07	Exchange Rate Calculations and Currency Equivalents Generally	~~53~~69
SECTION 1.08	Belgian Terms	~~54~~70
SECTION 1.09	Divisions	71
SECTION 1.10	Interest Rates; LIBOR Notification	71

ARTICLE II

THE CREDITS

SECTION 2.01	Commitments	~~55~~72
SECTION 2.02	Loans and Borrowings	~~55~~73
SECTION 2.03	Requests for Borrowings	~~56~~74
SECTION 2.04	Swingline Loans	~~57~~75
SECTION 2.05	Letters of Credit	~~59~~77
SECTION 2.06	Funding of Borrowings	~~65~~83
SECTION 2.07	Interest Elections	~~66~~84
SECTION 2.08	Termination and Reduction of Commitments	~~67~~86
SECTION 2.09	Repayment of Loans; Evidence of Debt	~~68~~87
SECTION 2.10	Amortization of Term Loans	~~69~~88
SECTION 2.11	Prepayment of Loans	~~71~~89
SECTION 2.12	Fees	~~73~~92
SECTION 2.13	Interest	~~74~~93
SECTION 2.14	Alternate Rate of Interest	~~75~~94
SECTION 2.15	Increased Costs	~~77~~98
SECTION 2.16	Break Funding Payments	~~78~~100
SECTION 2.17	Taxes	~~79~~101
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~82~~104
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~84~~106
SECTION 2.20	Defaulting Lenders	~~85~~107
SECTION 2.21	Incremental Facilities	~~87~~109
SECTION 2.22	Extensions of Term Loans, Revolving Loans and Revolving Commitments	~~91~~113
SECTION 2.23	Loan Repurchases	~~95~~118

i

SECTION 2.24	Illegality	~~97~~120

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers	~~98~~121
SECTION 3.02	Authorization; Enforceability	~~98~~121
SECTION 3.03	Governmental Approvals; Absence of Conflicts	~~98~~121
SECTION 3.04	Financial Condition; No Material Adverse Change	~~99~~122
SECTION 3.05	Properties	~~100~~123
SECTION 3.06	Litigation and Environmental Matters	~~100~~123
SECTION 3.07	Compliance with Laws	~~101~~124
SECTION 3.08	Investment Company Status	~~101~~124
SECTION 3.09	Taxes	~~101~~124
SECTION 3.10	ERISA; Labor Matters	~~101~~124
SECTION 3.11	Subsidiaries and Joint Ventures; Disqualified Equity Interests	~~102~~125
SECTION 3.12	Insurance	~~102~~126
SECTION 3.13	Solvency	~~103~~126
SECTION 3.14	Disclosure	~~103~~126
SECTION 3.15	Collateral Matters	~~103~~126
SECTION 3.16	Federal Reserve Regulations; Use of Proceeds	~~104~~127
SECTION 3.17	SME Status; Centre of Main Interests	~~104~~128
SECTION 3.18	Anti-Corruption Laws and Sanctions	~~105~~128
SECTION 3.19	EEA Financial Institutions	~~105~~128

ARTICLE IV

CONDITIONS

SECTION 4.01	Signing Date	~~105~~128
SECTION 4.02	Initial Funding Date	~~106~~129
SECTION 4.03	Each Credit Event	~~109~~132

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01	Financial Statements and Other Information	~~110~~133
SECTION 5.02	Notices of Material Events	~~112~~136
SECTION 5.03	Additional Subsidiaries	~~113~~137
SECTION 5.04	Information Regarding Collateral	~~113~~137
SECTION 5.05	Existence; Conduct of Business	~~113~~137
SECTION 5.06	Payment of Obligations	~~114~~138
SECTION 5.07	Maintenance of Properties	~~114~~138

SECTION 5.08	Insurance	~~114~~138
SECTION 5.09	Books and Records; Inspection and Audit Rights	~~115~~139
SECTION 5.10	Compliance with Laws	~~115~~139
SECTION 5.11	Use of Proceeds and Letters of Credit	~~115~~139
SECTION 5.12	Further Assurances	~~116~~140
SECTION 5.13	Certain Post-Closing Collateral Obligations and Delivery of Schedule 5.13	~~117~~141
SECTION 5.14	Compliance with Specified Material Contracts	~~118~~142
SECTION 5.15	Designation of Subsidiaries	~~118~~142
SECTION 5.16	Financial Assistance	~~119~~143
SECTION 5.17	Spin-Off	~~119~~143
SECTION 5.18	Beneficial Ownership Regulation	143
ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01	Indebtedness; Certain Equity Securities	~~119~~144
SECTION 6.02	Liens	~~123~~148
SECTION 6.03	Fundamental Changes; Business Activities	~~126~~151
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~127~~152
SECTION 6.05	Asset Sales	~~130~~155
SECTION 6.06	Sale/Leaseback Transactions	~~132~~157
SECTION 6.07	[Reserved]	~~132~~158
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	~~132~~158
SECTION 6.09	Transactions with Affiliates	~~135~~160
SECTION 6.10	Restrictive Agreements	~~137~~162
SECTION 6.11	Amendment of Material Documents	~~138~~164
SECTION 6.12	Financial Covenants	~~139~~164
SECTION 6.13	Fiscal Year	~~139~~165
SECTION 6.14	Actions Prior to Spin-Off	~~139~~165
ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01	Events of Default	~~140~~165
SECTION 7.02	Crediting of Payments and Proceeds	~~143~~169
ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01	Administrative Agent	~~144~~170
SECTION 8.02	Parallel Debt	~~149~~178

SECTION 8.03	Certain ERISA Matters.	179
SECTION 8.04	Credit Bidding	180
SECTION 8.05	No Investment Advice	182

ARTICLE IX

MISCELLANEOUS

SECTION 9.01	Notices	~~150~~182
SECTION 9.02	Waivers; Amendments	~~151~~184
SECTION 9.03	Expenses; Indemnity; ~~Damage Waiver~~Limitation of Liability	~~154~~187
SECTION 9.04	Successors and Assigns	~~157~~189
SECTION 9.05	Survival	~~160~~193
SECTION 9.06	Counterparts; Integration; Effectiveness	~~161~~194
SECTION 9.07	Severability	~~161~~195
SECTION 9.08	Right of Setoff	~~161~~195
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~162~~195
SECTION 9.10	WAIVER OF JURY TRIAL	~~163~~197
SECTION 9.11	Headings	~~163~~197
SECTION 9.12	Confidentiality	~~163~~197
SECTION 9.13	Interest Rate Limitation	~~164~~198
SECTION 9.14	Release of Liens and Guarantees	~~165~~199
SECTION 9.15	USA PATRIOT Act Notice	~~166~~200
SECTION 9.16	No Fiduciary Relationship	~~166~~200
SECTION 9.17	Non-Public Information; Posting of Communications	~~167~~201
SECTION 9.18	Borrower Representative	~~167~~203
SECTION 9.19	Obligations of the Belgian Borrower	~~168~~203
SECTION 9.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~168~~203
SECTION 9.21	Judgment Currency	~~169~~204
SECTION 9.22	Acknowledgment Regarding Any Supported QFCs	205

SCHEDULES:

Schedule 1.01	—	Existing Letters of Credit
Schedule 2.01	—	Commitments
Schedule 3.06(a)	—	Litigation
Schedule 3.06(b)	—	Environmental Matters
Schedule 3.11A	—	Subsidiaries and Joint Ventures
Schedule 3.11B	—	Disqualified Equity Interests
Schedule 3.12	—	Insurance
Schedule 5.13	—	Post-Closing Collateral Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.09	—	Affiliate Transactions
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Loan Auction Procedures
Exhibit C-1	—	Form of Borrowing Request
Exhibit C-2	—	Form of Letter of Credit Request
Exhibit D	—	Form of U.S. Guarantee and Collateral Agreement
Exhibit E	—	Form of Compliance Certificate
Exhibit F	—	Form of Subordinated Intercompany Note
Exhibit H	—	Form of Interest Election Request
Exhibit J	—	Form of Perfection Certificate
Exhibit K	—	Form of Solvency Certificate
Exhibit L-1	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-2	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-3	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-4	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit M	—	Form of Secretary’s Certificate
Exhibit N	—	Form of Closing Certificate
Exhibit O	—	Form of Lender Loss Sharing Agreement

v

CREDIT AGREEMENT (this “Agreement”), dated as of March 7, 2016, among INGEVITY CORPORATION, a Delaware corporation, as U.S. Borrower, the LENDERS from time to time party hereto and ~~WELLS FARGO~~JPMORGAN CHASE BANK, N.A. (as assignee of the Former Agent (as defined below)), as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms . As used in this Agreement, the following terms have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the U.S. Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Acquired Person” has the meaning set forth in the definition of the term “Permitted Acquisition.”

“Adjusted EURIBOR Rate” means, with respect to any Eurocurrency Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency ~~Rate Loan~~Borrowing denominated in ~~Dollars~~any Agreed Currency (other than Euros) for any Interest Period, an interest rate per annum ~~equal to (a) LIBOR as published by the ICE Benchmark Administration Limited, a United Kingdom company (or another commercially available quoting service approved by the Administrative Agent from time to time) for deposits in Dollars~~(rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means ~~Wells Fargo~~JPMorgan Chase Bank, N.A. (as assignee of the Former Agent), in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Collateral Agent, the Documentation Agents and the Syndication Agents.

“Agreed Currencies” means Dollars and each Alternative Currency.

“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders, as increased or reduced from time to time.

“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Revolving Lenders.

“Agreement Currency” has the meaning set forth in Section 9.21.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the ~~Federal Funds Effective~~NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) ~~for a deposit in Dollars with a maturity of one month plus 1%; provided that, if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. For purposes of clause (c) above~~plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate ~~on~~for any day shall be ~~the Adjusted LIBO Rate for deposits in Dollars (for delivery on such day) with a term of~~based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month~~; provided that, to~~ Interest Period, the ~~extent that the Adjusted LIBO Rate is not ascertainable pursuant to the foregoing clause (c), the Adjusted LIBO Rate shall be determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars with a maturity of one month are offered to major banks in the London interbank market~~LIBO Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the ~~Federal Funds Effective~~NYFRB Rate or the Adjusted LIBO Rate shall be effective ~~as of the opening of business on~~from and including the effective date of such change in the Prime Rate, the ~~Federal Funds Effective~~NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“Alternative Currency” means, with respect to any Revolving Loans, Euros and Japanese Yen.

“Alternative Currency Sublimit” means (i) with respect to Revolving Loans denominated in Japanese Yen, the Japanese Yen Sublimit and (ii) with respect to Revolving Loans denominated in Euros, the Euro Sublimit.

“Amendment No. 1” means that certain Incremental Facility Agreement and Amendment No. 1, dated as of August 21, 2017, by and among the Borrowers, the other Loan Parties, the ~~Administrative~~Former Agent and the Lenders party thereto.

“Amendment No.1 Effective Date” means August 21, 2017.

“Amendment No. 2” means that certain Incremental Facility Agreement and Amendment No. 2, dated as of August 7, 2018, by and among the Borrowers, the other Loan Parties, the ~~Administrative~~Former Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” means August 7, 2018.

“Amendment No. 3” means that certain Amendment No. 3, dated as of March 7, 2019, by and among the Borrowers, the other Loan Parties, the Former Agent and the Lenders party thereto.

“Amendment No. 3 Effective Date” means March 7, 2019.

“Amendment No. 4” means that certain Incremental Facility Agreement and Amendment No. 4 dated as of March 7, 2019 by and among the Borrowers, the other Loan Parties, the Former Agent and the Lenders party thereto (including the Lenders that become Lenders pursuant thereto).

“Amendment No. 4 Effective Date” means March 7, 2019.

“Amendment No. 4 Incremental Term A-1 Commitment” means the commitment by certain Lenders to make Amendment No. 4 Incremental Term A-1 Loans to the U.S. Borrower pursuant to Amendment No. 4.

“Amendment No. 4 Incremental Term A-1 Loans” means the Term Loans incurred on or about the Amendment No. 3 Effective Date in an aggregate principal amount not to exceed $375,000,000.

“Amendment No. 5” means that certain Amendment No. 5 dated as of October 28, 2020 by and among the Borrowers, the other Loan Parties, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Former Agent, Wells Fargo Bank, N.A., as the former Swingline Lender, and the Lenders party thereto.

“Amendment No. 5 Effective Date” means October 28, 2020.

“Ancillary Document” has the meaning set forth in Section 9.06.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction directly applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. and the rules and regulations thereunder.

“Applicable Parties” has the meaning set forth in Section 9.17(d).

“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time, subject to adjustment as required to give effect to any reallocation of LC Exposure or Swingline Exposure made pursuant to paragraph (c) or (d) of Section 2.20 or the final paragraph of Section 2.20. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a) with respect to the Loans of any Class other than the Revolving Loans made pursuant to the Revolving Commitments and the Initial Term Loans, or commitment fees payable in respect of Commitments of any Class other than the Revolving Commitments, the rate or rates per annum specified in the applicable Extension Amendment or Incremental Facility Agreement ~~and (b) with respect to any Revolving Loan made pursuant to the Revolving Commitments and~~, (b) with respect to any Initial Term Loan that~~, in either case, is an ABR Loan (including any Swingline Loan) or Eurocurrency Rate Loan, or with respect to the commitment fees in respect of the Revolving Commitments payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread,” “Eurocurrency Spread” or “Commitment Fee Rate,” respectively, based upon the Total Leverage Ratio as of the most recent determination date; provided that the “Applicable Rate” shall be~~ is an ABR Loan or Eurocurrency Rate Loan, the applicable rate per annum set forth below ~~in Category 3 from the Initial Funding Date until the next change in the Applicable Rate in accordance with the immediately succeeding sentence:~~under the caption “ABR Spread” or “Eurocurrency Spread,” respectively, based upon the Total Leverage Ratio as of the most recent determination date;

	Total Leverage Ratio	Eurocurrency Spread	ABR Spread
Category 1:	< 1.75:1.00	1.00%	0.00%
Category 2:	> 1.75:1.00 and < 2.75:1.00	1.25%	0.25%
Category 3:	> 2.75:1.00 and < 3.75:1.00	1.50%	0.50%
Category 4:	> 3.75:1.00	1.75%	0.75%

and (c) with respect to any Revolving Loan made pursuant to the Revolving Commitments that is an ABR Loan (including any Swingline Loan) or Eurocurrency Rate Loan, or with respect to the commitment fees in respect of the Revolving Commitments payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread,” “Eurocurrency Spread” or “Commitment Fee Rate,” respectively, based upon the Total Net Leverage Ratio as of the most recent determination date;

	Total Net Leverage Ratio	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 1.75:1.00	1.00%	0.00%	~~0.15~~0.25%
Category 2:	> 1.75:1.00 and < 2.75:1.00	1.25%	0.25%	~~0.20~~0.30%
Category 3:	> 2.75:1.00 and < 3.75:1.00	1.50%	0.50%	~~0.25~~0.35%
Category 4:	> 3.75:1.00	1.75%	0.75%	~~0.30~~0.40%

; provided that, solely with respect to amounts accrued prior to the Amendment No. 5 Effective Date, the “Commitment Fee Rate” shall be determined based on the definition of “Applicable Rate” immediately prior to giving effect to Amendment No. 5.

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Total Leverage Ratio or Total Net Leverage Ratio, as applicable, shall be effective during the period commencing on and including the first Business Day after delivery to the Administrative Agent pursuant to Section 5.01(~~a) or 5.01(b) of consolidated financial statements~~d) of each Compliance Certificate (commencing with the ~~financial statements covering the first fiscal~~

~~quarter commencing on or~~first Compliance Certificate delivered after the ~~Initial Funding~~Amendment No. 3 Effective Date) indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio and the Total Net Leverage Ratio shall be deemed to be in Category 4 if the ~~Borrower fails~~Borrowers fail to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) or any Compliance Certificate required to be delivered pursuant to Section 5.01(d), during the period from the expiration of the time for delivery thereof until such consolidated financial statements or Compliance Certificate are delivered.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (x) Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A. in their capacity as the joint lead arrangers and joint bookrunners for the credit facilities provided for herein and (y) in connection with Amendment No. 5, each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Citizens Bank, N.A. and TD Bank, N.A..

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent (acting reasonably).

“Auction Manager” has the meaning set forth in Section 2.23(a).

“Auction Notice” means an auction notice given by the U.S. Borrower in accordance with the Auction Procedures with respect to a Purchase Offer.

“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit B hereto.

“Authorized Officer” means the president, the chief executive officer, the chief financial officer, the chief operating officer, the treasurer, the assistant treasurer, the secretary, the assistant secretary, the general counsel or the assistant general counsel, and, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, or any other senior officer of the U.S. Borrower or any other Loan Party designated as such in writing to the Administrative Agent by the U.S. Borrower or any other Loan Party, as applicable. The Administrative Agent may conclusively presume that (a) any document delivered hereunder that is signed by an Authorized Officer has been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the U.S. Borrower or any other Loan Party and (b) such Authorized Officer has acted on behalf of such Person.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Belgian Borrower” means, upon satisfaction (or waiver in accordance with Section 9.02) of the obligations set forth in Section 5.13(b), Ingevity Holdings ~~SPRL~~SRL, a Belgian private limited liability company (société ~~privée~~ à responsabilité limitée/besloten vennootschap ~~met beperkte aansprakelijkheid~~), incorporated under the laws of Belgium, with its registered office at Avenue des Olympiades 2, B-1140 Brussels and registered with the Belgian Crossroads Bank for Enterprises under number 0402.720.145, RPR/RPM Brussels (French speaking division), that is (or will be prior to the Spin-Off) an indirect wholly-owned Subsidiary of the U.S. Borrower and that has elected (or will elect prior to the Spin-Off) to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

“Belgian Borrower Joinder” means a joinder to this Agreement by Ingevity Holdings ~~SPRL~~SRL, a Belgian private limited liability company (société ~~prive~~ à responsabilité limitée/besloten vennootschap ~~met beperkte aansprakelijkheid~~), incorporated under the laws of Belgium, with its registered office at Avenue des Olympiades 2, B-1140 Brussels and registered with the Belgian Crossroads Bank for Enterprises under number 0402.720.145, RPR/RPM Brussels (French speaking division) in form and substance reasonably acceptable to the Administrative Agent.

“Belgian Borrower Sublimit” means €100,000,000.

“Belgian Collateral Documents” means, collectively, the Belgian Security Agreements and any other agreements, instruments and documents executed by any Belgian Loan Party in connection with this Agreement that are intended to guarantee or create, perfect or evidence Liens on the Collateral to secure the Belgian Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, sub-ordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Belgian Loan Party and delivered to the Administrative Agent.

“Belgian Insolvency Event” means any event whereby a Belgian Loan Party (i) has been dissolved (ontbonden / dissoute) or resolved to enter into liquidation (vereffening / liquidation), (ii) had its assets placed under administration (onder bewind gesteld / placés sous administration), (iii) ceased to pay its debts as they fall due (staking van betaling / cessation de paiement), (iv) filed an application for or been subject to proceedings for bankruptcy (faillissement / faillite) or judicial reorganisation (gerechtelijke reorganisatie / réorganisation judiciaire), (v) has been declared bankrupt (failliet verklaard / declarées en faillite), or (vi) has been subjected to measures such as the appointment of a provisional administrator (voorlopig bewindvoerder / administrateur provisoire) or sequestrator (sekwester / séquestre).

“Belgian Loan Parties” means, collectively, the Belgian Borrower and each other Person that is organized under the laws of Belgium and becomes a party hereto and to a Belgian Security Agreement as security provider.

“Belgian Obligations” means the “Secured Liabilities” as defined in the Belgian Security Agreements.

“Belgian Security Agreements” means any pledge of receivables between a Belgian Loan Party as pledgor and the Administrative Agent as pledgee, any pledge of bank accounts between a Belgian Loan Party as pledgor and the Administrative Agent as pledgee, any pledge over the business assets (pand op handelszaak / gage sur fonds de commerce), any business pledge mandate (mandaat pand handelszaak / mandat de gage sur fonds de commerce) and any other pledge or security agreement governed by the laws of Belgium and entered into, after the date of this Agreement by any other Belgian Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Benchmark” means, initially, Relevant Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, solely with respect to a Loan denominated in Dollars, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion is appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrowers pursuant to Section 2.14(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York (the “NYFRB”), an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning set forth in Section 9.22.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the Belgian Borrower and the U.S. Borrower.

“Borrower Representative” has the meaning set forth in Section 9.18(a).

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Euro, €920,000 and (c) in the case of a Borrowing denominated in Japanese Yen, ¥120,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Dollars, $500,000, (b) in the case of a Borrowing denominated in Euro, €460,000 and (c) in the case of a Borrowing denominated in Japanese Yen, ¥60,000,000.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of any such written request, substantially in the form of Exhibit C-1 or any other form approved by the Administrative Agent (acting reasonably).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Washington, D.C. are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Rate Loan or any other Loan denominated in an Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) when used in connection with a Loan in Euros, the term “Business Day” shall also exclude any day that is not a TARGET Day and (c) when used in connection with any Loan denominated in Japanese Yen, the term “Business Day” shall also exclude any day in which commercial banks in Tokyo, Japan are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such or any other amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Cash Consideration” has the meaning set forth in Section 6.05.

“Cash Equivalents” means:

(a) Dollars and, with respect to any Foreign Subsidiary, local currencies held by such Foreign Subsidiary;

(b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(c) securities issued by any state or commonwealth of the United States of America or any political subdivision or taxing authority of any such state or commonwealth or any public instrumentality thereof or any political subdivision or taxing authority of any such state or commonwealth or any public instrumentality, in each case maturing within one year from the date of acquisition thereof and having, at such date of acquisition, at least an A-1 credit rating from S&P or a P-1 credit rating from Moody’s;

(d) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, at least an A-1 credit rating from S&P or a P-1 credit rating from Moody’s;

(e) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(f) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b), (c) and (e) above and entered into with a financial institution satisfying the criteria described in clause (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least A-1 by S&P or P-1 by Moody’s and (iii) have portfolio assets of at least $1,000,000,000; and

(h) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Cash Management Agreement” means any agreement entered into from time to time by the U.S. Borrower or one of its Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of the U.S. Borrower or one of its Restricted Subsidiaries, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, wire transfer services, purchasing card services and similar payment arrangement services.

“Cash Management Bank” means any Lender, Agent or Arranger or any Affiliate thereof that provides any Cash Management Services.

“Cash Management Obligations” means obligations owed by a Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreements.

“CFC” means (a) each Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and (b) each subsidiary of any such controlled foreign corporation.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the rules of the SEC thereunder, but excluding any employee benefit plan of the U.S. Borrower and its Restricted Subsidiaries and any Person or “group” acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than prior to the Spin-Off Date by the Permitted Holders, of Equity Interests in the U.S. Borrower representing more than 35% of the aggregate ordinary voting power for the election of directors of the U.S. Borrower; (b) persons who were Continuing Directors ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of the U.S. Borrower; or (c) the occurrence of any “change in control” (or similar event, however denominated) with respect to the U.S. Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the U.S. Borrower or any Restricted Subsidiary.

“Change in Law” means the occurrence, after the Signing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, with respect to any Credit Party (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Class,” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans of any Series, Revolving Loans (other than Extended Revolving Loans) or Swingline Loans, Extended Term Loans (of the same Extension Series) or Extended Revolving Loans (of the same Extension

Series) (b) any Commitment, refers to whether such Commitment is an Initial Term Commitment, an Extended Revolving Commitment (of the same Extension Series), an Incremental Term Commitment of any Series or a Revolving Commitment (other than an Extended Revolving Commitment) and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning provided for such term (or any analogous term describing assets on which Liens are purported to be granted to secure the Obligations) in each of the Security Documents.

“Collateral Agent” means ~~Wells Fargo~~JPMorgan Chase Bank, N.A. (as assignee of the Former Agent), as collateral agent under the U.S. Collateral Agreement.

“Collateral Agreement” means the U.S. Collateral Agreement, the Belgian Collateral Documents and/or any future security or collateral agreement entered into hereafter in accordance with the terms hereof, as the context may require.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the U.S. Borrower and each Designated Subsidiary either (i) with respect to Loan Parties as of the Initial Funding Date, in the case of the U.S. Borrower and each Designated Subsidiary that is a Domestic Subsidiary, a counterpart of the U.S. Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person (other than the Belgian Borrower which shall be subject to the requirements in Section 5.13(b)) that becomes a Designated Subsidiary after the Initial Funding Date (including by ceasing to be an Excluded Subsidiary), a supplement to the applicable Collateral Agreement, substantially in the form specified therein or in a form otherwise reasonably acceptable to the Administrative Agent, or a new Collateral Agreement in a form reasonably acceptable to the Administrative Agent duly executed and delivered on behalf of such Person, together with, to the extent reasonably requested by the Administrative Agent, documents and opinions of the type referred to in paragraphs (e) and (f) of Section 4.02 with respect to such Designated Subsidiary;

(b) all Equity Interests in any Subsidiary owned by any Loan Party, other than any Excluded Equity Interests, shall have been pledged pursuant to the applicable Collateral Agreement and the Administrative Agent shall, to the extent required by the applicable Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) all Indebtedness of any Loan Party (or any Person required to become a Loan Party) that is owing to the U.S. Borrower or any of its Restricted Subsidiaries shall be evidenced by the Intercompany Note to the extent consistent with applicable law, which Intercompany Note shall be required to be pledged to the Administrative Agent pursuant to the Collateral Agreements, and (ii) except with respect to intercompany Indebtedness, as promptly as practicable, and in any event within 30 days after the Initial Funding Date (or such later time as the Administrative Agent may agree), all Indebtedness for borrowed money in a principal amount in excess of $5,000,000 (individually) or $10,000,000 (in the aggregate) that is owing to any Loan Party (or any Person required to become a Loan Party) and is evidenced by a promissory note shall have been pledged pursuant to the applicable Collateral Agreement substantially in the form specified therein or in a form otherwise reasonably acceptable to the Administrative Agent, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; and

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Restricted Subsidiary, as to which the Administrative Agent and the U.S. Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the U.S. Borrower and the Restricted Subsidiaries (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Initial Funding Date and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the U.S. Borrower, (c) in no event shall control agreements or similar arrangements be required with respect to deposit accounts, securities accounts or commodities accounts, (d) in no event shall the delivery of landlord lien waivers, estoppels, collateral access letters or any similar agreement or document be required, (e) in no event shall the Collateral pledged by any U.S. Loan Party include any Excluded Assets, (f) in no event shall the U.S. Borrower or any Domestic Subsidiary be required to deliver any documents or take any perfection steps required or governed by the laws of any non-U.S. jurisdiction, including the delivery of non-U.S. law pledge or charge agreements, non-U.S. law agreements or filings with respect to Intellectual Property or non-U.S.

law security assignments or other non-U.S. agreements or filings, other than a Belgian law pledge of the equity interests in the Belgian Borrower and (g) no certificates, stock powers or other instruments representing Equity Interests of Persons that are not Subsidiaries or Persons that are Excluded Subsidiaries pursuant to clause (e) of the definition of “Excluded Subsidiary” shall be required to be delivered. The Administrative Agent may, without the consent of any Lender, grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Restricted Subsidiary (including extensions beyond the Initial Funding Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Initial Funding Date) where it and the U.S. Borrower reasonably agree that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means a Revolving Commitment, an Initial Term Commitment, an Incremental Term Commitment of any Series, any Extended Revolving Commitment or any combination thereof (as the context requires).

“Commitment Fee” has the meaning set forth in Section 2.12(a).

“Communications” has the meaning set forth in Section 9.17(e).

“Competitor” means any Person which is a direct competitor of the U.S. Borrower or its Subsidiaries; provided, that in connection with any assignment or participation, the assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of the U.S. Borrower or its Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit E or any other form approved by the Administrative Agent (acting reasonably).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of

(i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations);

(ii) provision for taxes based on income, profits, losses or capital, including federal, foreign and state income and similar taxes (including foreign withholding taxes), paid or accrued during such period;

(iii) all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period, but including amortization of deferred financing fees and costs and amortization of intangibles);

(iv) (A) any unusual or non-recurring charges for such period, including restructuring or similar charges and (B) any extraordinary charges, losses or expenses (including transaction expenses) for such period, determined on a consolidated basis in accordance with GAAP;

(v) any Non-Cash Charges or changes in reserves for earnouts or similar obligations for such period;

(vi) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement;

(vii) one-time out-of-pocket costs and expenses relating to the Transactions, including, without limitation, legal and advisory fees (if incurred no later than 6 months following the Initial Funding Date);

(viii) [reserved];

(ix) losses incurred as a result of Dispositions, closures, disposals or abandonments not in the ordinary course of business;

(x) run-rate cost savings, operating expense reductions and synergies expected to be achieved within 12 months following the Initial Funding Date related to the Spin-Off as a result of specified actions taken within 6 months following the Initial Funding Date or undertaken or implemented prior to the Initial Funding Date (calculated on a Pro Forma Basis as though such savings, reductions and synergies had been realized on the first day of such period) and not already included in Consolidated EBITDA; provided that such cost savings, operating expense reductions and synergies (x) are reasonably identifiable, factually supportable and certified by the chief executive officer or a Financial Officer of the U.S. Borrower in a manner acceptable to the Administrative Agent (not to be unreasonably withheld) (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, provided that such benefit is expected to be realized within 12 months of taking such action) and (y) shall not, together with any cost savings, operating expense reductions and synergies attributable to paragraph (xi) below, exceed in any Test Period 20% of Consolidated EBITDA for such Test Period, calculated without giving effect to such cost savings, operating expense reductions and synergies; and

(xi) run-rate cost savings, operating expense reductions and synergies related to Permitted Acquisitions, Dispositions or other transactions permitted under Section 6.05 expected to be achieved within 12 months following such transaction as a result of specified actions taken within 6 months following such transaction or undertaken or implemented prior to such transaction (calculated on a Pro Forma Basis as though such savings, reductions and synergies had been realized on the first day of such period) and not already included in Consolidated EBITDA; provided that such cost savings, operating expense reductions and synergies (x) are reasonably identifiable, factually supportable and certified by the chief executive officer or a Financial Officer of the U.S. Borrower in a manner acceptable to the Administrative Agent (not to be unreasonably withheld) (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, provided that such benefit is expected to be realized within 12 months of taking such action) and (y) shall not, together with any cost savings, operating expense reductions and synergies attributable to paragraph (x) above, exceed in any Test Period 20% of Consolidated EBITDA for such Test Period, calculated without giving effect to such cost savings, operating expense reductions and synergies;

provided further that any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (a)(v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus

(b) without duplication and to the extent included (and not deducted) in determining such Consolidated Net Income, the sum of:

(i) any interest income for such period, determined on a consolidated basis in accordance with GAAP;

(ii) any extraordinary gains or income for such period and any unusual or non-recurring gains for such period, all determined on a consolidated basis in accordance with GAAP;

(iii) any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement;

(iv) non-cash income for any Test Period; and

(v) gains as a result of Dispositions, closures, disposals or abandonments not in the ordinary course of business;

provided that any cash receipt (or any netting arrangements resulting in reduced cash expenses) with respect to any non-cash income deducted in computing Consolidated EBITDA for any prior period pursuant to clause (b)(iv) above (or that would have been deducted in computing Consolidated EBITDA had this Agreement been in effect during such prior period) shall be added in computing Consolidated EBITDA for the period in which such cash is received (or netting arrangement becomes effective); provided, further that, to the extent included in Consolidated Net Income, Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:

(A) the cumulative effect of any changes in GAAP or accounting principles applied by management during such period;

(B) any gains or losses on currency derivatives and any currency transaction and gains or losses that arise upon consolidation or upon remeasurement of Indebtedness; provided, for the avoidance of doubt, not excluding translation gains or losses;

(C) any gains or losses attributable to the mark-to-market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification 815; and

(D) purchase accounting adjustments;

provided, further, that Consolidated EBITDA for any period shall be calculated so as to include (without duplication of any adjustment referred to above or made pursuant to Section 1.04, if applicable) the Acquired EBITDA of any Person, property, business or asset acquired by the U.S. Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) in a Material Acquisition to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or asset to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Initial Funding Date, and not subsequently so disposed of, an “Acquired Entity or Business”) for the entire period determined on a historical Pro Forma Basis and the Acquired EBITDA of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis; and provided, further, that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above or made pursuant to Section 1.04, if applicable) the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or closed by the U.S. Borrower or any Restricted Subsidiary during such period in a Material Disposition (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of or closed, including pursuant to a transaction consummated prior to the Initial Funding Date, a “Sold Entity or Business”) for the entire period determined on a historical Pro Forma Basis, and the Disposed EBITDA of any Restricted Subsidiary that is designated as an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, Consolidated EBITDA for such fiscal quarters shall be $47,700,000, $59,700,000, $55,900,000 and $26,800,000, respectively.

“Consolidated Net Income” means, for any period, the net income or loss attributable to the U.S. Borrower and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) (i) any gains or losses for such period of any Person that is accounted for by the equity method of accounting and (ii) the income of any Person (other than the U.S. Borrower) that is not a consolidated Restricted Subsidiary, in each case, except that Consolidated Net Income of the U.S. Borrower shall be increased by the amount (not in excess of such excluded gains or income of such Person) of cash dividends or cash distributions or other payments that are actually paid by such Person in cash or Cash Equivalents (or other property to the extent converted into cash or Cash Equivalents) to the U.S. Borrower or, subject to clause (b) below, any other consolidated Restricted Subsidiary during such period, and (b) the income of any consolidated Restricted Subsidiary (other than any Borrower or any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is not permitted by the operation of the terms of the Organizational Documents of or shareholder or similar agreement applicable to such Restricted Subsidiary, unless such restriction with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived.

“Consolidated Secured Debt” means, without duplication, as of any date of determination, the aggregate principal amount of (i) all Consolidated Total Debt outstanding hereunder as of such date and (ii) all other Consolidated Total Debt secured by Liens on any assets or property of the U.S. Borrower or any Restricted Subsidiary (whether or not such assets or property constitute part of the Collateral).

“Consolidated Total Assets” means, on any date of determination, the consolidated total assets of the U.S. Borrower and its consolidated Restricted Subsidiaries as set forth on the consolidated balance sheet of the U.S. Borrower as of the last day of the applicable Test Period (but excluding all amounts attributable to Unrestricted Subsidiaries); provided that prior to the first delivery of financial statements pursuant to Section 5.01(a) or 5.01(b), Consolidated Total Assets shall be determined based on the balance sheet included in the Pro Forma Financial Statements.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the U.S. Borrower and the Restricted Subsidiaries outstanding on such date, in the amount that would be reflected on a consolidated balance sheet of the U.S. Borrower and the Restricted Subsidiaries in accordance with GAAP, but only to the extent consisting of (i) Indebtedness for borrowed money, (ii) unpaid LC Disbursements or other unpaid drawings under letters of credit, (iii) Capital Lease Obligations (other than Capital Lease Obligations that are cash collateralized in connection with the IDB Closing Distribution) or purchase money debt, (iv) debt obligations evidenced by bonds, debentures, notes or similar instruments, (v) outstandings under any Permitted Securitization Financing (but excluding intercompany obligations owed by a Special Purpose Securitization Subsidiary to the U.S. Borrower or any Restricted Subsidiary in connection therewith), or, (vi) to the extent the same would be reflected as a liability on a consolidated balance sheet of the U.S. Borrower and the Restricted Subsidiaries prepared in accordance with GAAP, any letters of credit supporting, or any Guarantees of, any of the foregoing which is the primary obligation of a third party (other than guarantee obligations that are cash collateralized in connection with the IDB Closing Distribution).

“Consolidated Total Net Debt” means, as of any date of determination, the Consolidated Total Debt as of such date, minus Unrestricted Cash as of such date.

“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of the U.S. Borrower on the Initial Funding Date, (b) who, as at such date, has been a member of such board of directors for at least the 12 preceding months, or (c) who has been nominated to be a member of such board of directors, or whose election to such board of directors has been approved by, by a majority of the other Continuing Directors then in office.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Corrective Extension Amendment” has the meaning set forth in Section 2.22(e).

“Corresponding Obligations” means all Belgian Obligations as they may exist from time to time, other than the Parallel Debt.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” has the meaning set forth in Section 9.22.

“Covered Party” has the meaning set forth in Section 9.22(a).

“Credit Agreement Refinancing Indebtedness” means any unsecured Indebtedness or Permitted Junior Lien Secured Indebtedness; provided that (a) substantially concurrently with the incurrence of such Indebtedness, the net proceeds thereof shall be utilized to repay or prepay then outstanding Term Borrowings of one or more Classes, together with accrued and unpaid interest thereon, (b) such Credit Agreement Refinancing Indebtedness shall comply with the Required Debt Parameters, (c) to the extent such Indebtedness is Permitted Junior Lien Secured Indebtedness, the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become a party to a Junior Lien Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the U.S. Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the U.S. Borrower or a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the U.S. Borrower’s or such Credit Party’s (as applicable) receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Lender-Related Distress Event.

“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the U.S. Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning set forth in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that requires the payment of any dividend (other than dividends payable solely in Qualified Equity Interests) or that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the U.S. Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Initial Funding Date, the Initial Funding Date); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “casualty/condemnation” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement is subject to the prior or concurrent repayment in full of all the Loans and all other Loan Document Obligations (other than contingent or indemnification obligations not then due) that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lender” means (a) each bank, financial institution and other institutional lender or investor that has been separately identified in writing by the U.S. Borrower to the Arrangers prior to the date hereof, (b) bona fide Competitors of the U.S. Borrower or its Restricted Subsidiaries that are separately identified in writing by the U.S. Borrower to the Administrative Agent from time to time and (c) any Affiliates of any of the foregoing (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are Affiliates of any Person referenced in clause (b) above) that are either (i) identified in writing by the Borrower to the Administrative Agent from time to time or (ii) clearly identifiable by the Administrative Agent as such on the basis of their names; provided that any supplements to the Disqualified Lender list shall not apply to retroactively disqualify any Persons that have previously acquired an interest in respect of the Loans or Commitments hereunder. The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent.

“Dividend” means the dividend, distribution paid, purchase price paid or other cash transfer made by the U.S. Borrower on the Spin-Off Date to WestRock or any of its subsidiaries in connection with the Spin-Off (including in consideration of the Belgian Borrower and its Subsidiaries) in an amount not to exceed $500,000,000.

“Documentation Agent” means (x) each of Citizens Bank ~~of Pennsylvania~~, N.A., PNC Bank, National Association, MUFG Bank, Ltd., ~~SunTrust~~Truist Bank and U.S. Bank National Association, in its capacity as the documentation agent for the credit facilities provided for herein and (y) in connection with Amendment No. 5, each of Goldman Sachs Bank USA, Citibank, N.A. and KeyBank National Association.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.07 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section (except as otherwise expressly provided herein).

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Obligations” has the meaning set forth in Section 9.19.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Early Opt-in Election” means (a) in the case of Loans denominated in Dollars, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower Representative to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower Representative to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders; and

(b) in the case of Loans denominated in any Alternative Currency, the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower Representative) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Alternative Currency being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower Representative and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, a Disqualified Lender or, except to the extent permitted under Section 2.23 the U.S. Borrower, any Subsidiary or any other Affiliate of the U.S. Borrower.

“Engagement Letter” means the Engagement Letter dated December 9, 2015, among the U.S. Borrower, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., and Bank of America, N.A.

“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of any Hazardous Material or to the extent related to human exposure to Hazardous Materials, health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the U.S. Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination by the U.S. Borrower that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the U.S. Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (h) the receipt by the U.S. Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the U.S. Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination by the U.S. Borrower that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or Section 432 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“EURIBOR Rate” means, with respect to any Eurocurrency Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the U.S. Borrower. If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Euro” and “€” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the European Monetary Union legislation.

“Euro Sublimit” means an amount equal to the lesser of (a) the equivalent in Euro of $100,000,000, as determined by the Administrative Agent pursuant to Section 1.07 using the Exchange Rate with respect to Euro at the time in effect under the provisions of such Section, and (b) the Aggregate Revolving Commitments.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBOR Rate.

“Eurocurrency Rate” means:

(a) with respect to any Borrowing:

(i) denominated in Dollars, the Adjusted LIBO Rate; ~~and~~

(ii) denominated in ~~a LIBOR Quoted Currency~~Euros, the Adjusted EURIBOR Rate; and

(iii) denominated in Japanese Yen, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published by the ICE Benchmark Administration Limited, a United Kingdom company (or such other commercially available quoting service approved by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any rate calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate (including, without limitation, any Benchmark Replacement ~~Rate~~ with respect thereto) shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning set forth in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the U.S. Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any method it reasonably deems appropriate to determine such rate.

“Excluded Assets” means (a) any fee-owned real property and any leasehold interests in real property, (b) any Excluded Equity Interests, (c) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Loan Document Obligations is effectively prohibited by any Requirements of Law, (d) any lease, license or other agreement or contract or any property subject to a purchase money security interest, Capital Lease Obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the U.S. Borrower or any wholly-owned Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other similar applicable law notwithstanding such prohibition, (e) any governmental licenses or state or local franchises, charters and authorizations, if, to the extent, and for so long as, the grant of a security interest in any such licenses, franchises charters or authorizations would be prohibited or restricted by such license, franchise, charter or authorization (after giving effect to the anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable law), (f) any trademark application filed in the United States Patent and Trademark Office on the basis of an “intent-to-use” such trademark, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §§1051, et seq.), if, to the extent, and for so long as, granting a security interest or other Lien in such trademark application prior to such filing could reasonably be expected to adversely affect the enforceability or validity of such trademark application, (g) in each case if the contract or other agreement pursuant to which such Lien is granted or created (or the documentation providing for such Indebtedness) effectively prohibits the creation of any other Lien on such property, any property subject to a Lien permitted by Sections 6.02 (iv), (v), (ix) and (xx), (h) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (i) assets as to which the Administrative Agent and the U.S. Borrower shall have agreed in writing that the cost of obtaining such a security interest or perfection thereof (including adverse tax consequences) is excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (j) Securitization Assets sold to any Special Purpose Securitization Subsidiary or otherwise pledged, factored, transferred or sold in connection with any Permitted Securitization Financing and (k) Receivables Assets sold, pledged, factored or transferred in connection with any Permitted Receivables Financing.

“Excluded Equity Interests” means (a) with respect to any Loans made to the U.S. Borrower, any Equity Interests that consist of voting stock of a Subsidiary that is a CFC or a FSHCO in excess of 65% of the outstanding voting stock of such Subsidiary, (b) any Equity Interests if, to the extent, and for so long as, the grant of a Lien thereon to secure the Loan Document Obligations is effectively prohibited by any Requirements of Law; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect (unless another clause of this definition applies), (c) margin stock, (d) any Equity Interests in any Person other than a wholly-owned Restricted Subsidiary if, to the extent, and for so long as, after giving effect to the applicable anti-assignment provisions in the Uniform Commercial Code and applicable Law, the grant of a Lien thereon is prohibited by the Organizational Documents of or any shareholder or similar agreement applicable to such Person, or would create an enforceable right of termination in favor of any other party thereto (other than the U.S. Borrower or any wholly-owned Restricted Subsidiary) under the terms of any such document or agreement; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition or right of termination ceases to exist or be in effect (unless another clause of this definition applies), (e) any Equity Interest of any Unrestricted Subsidiary and (f) any Equity Interest if, to the extent, and for so long as, the Administrative Agent and the U.S. Borrower shall have agreed in writing to treat such Equity Interest as an Excluded Equity Interest on account of the cost of pledging such Equity Interest hereunder (taking into account any adverse tax consequences to the U.S. Borrower and the Restricted Subsidiaries (including the imposition of withholding or other material taxes)), being excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Restricted Subsidiary of the U.S. Borrower (including any Unrestricted Subsidiary), (b) (i) with respect to any Loans made to the U.S. Borrower, any Subsidiary that is a CFC or a FSHCO and (ii) with respect to any Loans made to the Belgian Borrower, any Subsidiary other than a Subsidiary of the U.S. Borrower organized in Belgium or the United States, (c) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Loan Document Obligations,

(d) any Subsidiary that is prohibited by any contractual obligation existing on the Signing Date or on the date such Subsidiary is acquired (but not entered into in contemplation of the Transactions or such acquisition) from guaranteeing the Loan Document Obligations, (e) any Subsidiary (i) the assets of which constitute less than 2.5% of the Consolidated Total Assets of the U.S. Borrower or (ii) the gross revenues of which constitute less than 2.5% of the consolidated gross revenues of the U.S. Borrower, in each case as of the end of the Test Period most recently ended; provided that if at the end of or for any Test Period during the term of this Agreement, the aggregate assets or aggregate gross revenues of all Restricted Subsidiaries that under clauses (e)(i) and (e)(ii) above would constitute Excluded Subsidiaries shall exceed 5% of the Consolidated Total Assets of the U.S. Borrower or 5% of the consolidated gross revenues of the U.S. Borrower, then one or more of such Excluded Subsidiaries designated by the U.S. Borrower shall for all purposes of this Agreement cease to be Excluded Subsidiaries to the extent required to eliminate such excess; provided, further, that, for purposes of this definition, the Consolidated Total Assets and consolidated gross revenues of the U.S. Borrower as of any date prior to, or for any period that commenced prior to, the Initial Funding Date shall be determined on a Pro Forma Basis to give effect to the Transactions, (f) any Special Purpose Securitization Subsidiary and (g) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”; provided that any Subsidiary shall cease to be an Excluded Subsidiary at such time as it is a wholly-owned Restricted Subsidiary of the U.S. Borrower and none of clauses (b) through (g) above apply to it.

“Excluded Taxes” means, with respect to any payment made by or on behalf of any Loan Party under this Agreement or any other Loan Document, any of the following Taxes imposed on or with respect to a Credit Party: (a) income or franchise Taxes imposed on (or measured by) net income by any jurisdiction as a result of such Credit Party being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in such jurisdiction, (b) any branch profits Taxes (or similar Taxes) imposed by any jurisdiction referred to in clause (a) above, (c) any income or franchise Taxes imposed on (or measured by) net income or branch profits Taxes (or similar Taxes) that are Other Connection Taxes, (d) in the case of a Lender (other than an assignee pursuant to a request by the U.S. Borrower under Section 2.19(b)), any U.S. federal withholding Taxes imposed in respect of a Loan to the U.S. Borrower (x) resulting from any law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the U.S. Borrower with respect to such withholding Taxes pursuant to Section 2.17(a) or (y) that are attributable to such Lender’s failure to comply with Section 2.17(e) and (e) any U.S. federal withholding Taxes imposed by reason of FATCA.

“Existing Class” means an Existing Term Loan Class or Existing Revolving Class, as applicable.

“Existing Letters of Credit” means the letters of credit listed on Schedule 1.01, as such schedule may be amended, supplemented, updated or otherwise modified prior to the Initial Funding Date in a manner acceptable to the Administrative Agent.

“Existing Revolving Class” has the meaning as set forth in Section 2.22(a)(ii).

“Existing Revolving Commitment” has the meaning as set forth in Section 2.22(a)(ii).

“Existing Revolving Loans” has the meaning as set forth in Section 2.22(a)(ii).

“Existing Term Loan Class” has the meaning as set forth in Section 2.22(a)(i).

“Existing Term Loans” has the meaning as set forth in Section 2.22(a)(i).

“Extended Revolving Class” has the meaning as set forth in Section 2.22(a)(ii).

“Extended Revolving Commitments” has the meaning as set forth in Section 2.22(a)(ii).

“Extended Revolving Loans” has the meaning as set forth in Section 2.22(a)(ii).

“Extended Term Loans” has the meaning as set forth in Section 2.22(a)(i).

“Extending Lender” has the meaning as set forth in Section 2.22(b).

“Extension Amendment” has the meaning as set forth in Section 2.22(c).

“Extension Date” has the meaning set forth in Section 2.22(d).

“Extension Election” has the meaning as set forth in Section 2.22(b).

“Extension Request” means Term Loan Extension Requests and Revolving Extension Requests.

“Extension Series” means all Extended Term Loans, Extended Revolving Loans and Extended Revolving Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans, Extended Revolving Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Signing Date (including any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the ~~weighted average of~~rate calculated by the ~~rates~~NYFRB based on ~~overnight~~such day’s federal funds transactions ~~with members of the Federal Reserve System arranged by federal funds brokers, as~~by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the ~~Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided,~~NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate ~~shall never~~as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Financial Maintenance Covenant” means, at any time, (a) the covenant set forth in Section 6.12(a), (b) the covenant set forth in Section 6.12(b) and (c) any Previously Absent Financial Maintenance Covenant if such Previously Absent Financial Maintenance Covenant is operative at such time and has been included in this Agreement for the benefit of all Lenders.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds of the Loans and the issuance of Letters of Credit hereunder.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate or EURIBOR Rate, as applicable.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Source Prepayment” has the meaning set forth in Section 2.11(h).

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Former Agent” means Wells Fargo Bank, N.A., as former administrative agent and collateral agent.

“FSHCO” means any Domestic Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs or Domestic Subsidiaries that are described in this definition.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include reasonable and customary indemnity obligations in effect on the Initial Funding Date or entered into in connection with any acquisition or disposition of assets permitted under the Loan Documents (other than with respect to Indebtedness), or endorsements of instruments for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor, the maximum monetary exposure or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum reasonably anticipated liability, in each case, as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), in good faith by the U.S. Borrower)); provided further that all “Guarantees” of Obligations shall be guarantees of payment and not of collection.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes that are regulated pursuant to any Environmental Law.

“Hedge Bank” means any counterparty to a Hedging Agreement that is a Lender, Agent or Arranger or any Affiliate thereof.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the U.S. Borrower or the Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means obligations owed by a Borrower or any Restricted Subsidiary to any Hedge Bank in connection with, or in respect of, any Hedging Agreement.

“IBA” has the meaning set forth in Section 1.10.

“IDB Closing Distribution” means the payment into an escrow account by the Borrowers on or about the Initial Funding Date of an amount not to exceed $80,000,001 to secure guarantee obligations by the U.S. Borrower (and/or its Subsidiaries) relating to IDBs retained by WestRock (and/or its Affiliates).

“Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR Rate.”

“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Increase Period” has the meaning set forth in Section 6.12(a).

“Incremental Base Amount” means, as of any date of determination, (a) $225,000,000 minus (b) the aggregate ~~then outstanding principal amount of any Incremental Term Loans, and the aggregate amount of Incremental Revolving Commitment Increases then in effect, in each case that have been initially incurred or established after the Amendment No. 2 Effective Date pursuant to Section 2.21(a) (excluding, for the avoidance of doubt, the Incremental Term Loans and Incremental Revolving Commitment Increases incurred or established pursuant to Amendment No. 1 and Amendment No. 2); provided that, to the extent any of the Loans, Commitments or Indebtedness referred to in clause (b) have been extended pursuant to Section 2.22, such Loans, Commitments or Indebtedness shall be deemed to continue to be outstanding and/or in effect, as applicable, for purposes of determining the Incremental Base Amount minus (c) the aggregate~~ principal amount of Permitted Junior Lien Secured Indebtedness incurred pursuant to Section 6.02(i)(B).

“Incremental Facility Agreement” means an Incremental Facility Agreement among the applicable Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitment Increases and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Lender” means any Lender providing an Incremental Revolving Commitment Increase or an Incremental Term Lender.

“Incremental Revolving Commitment Increase” has the meaning set forth in Section 2.21(a).

“Incremental Term A Commitment” means, as to each Incremental Term A Lender, the obligation of such Person to make an Incremental Term A Loan to the U.S. Borrower on the Amendment No. 1 Effective Date in the principal amount set forth opposite such Person’s name on Schedule 2 to Amendment No. 1. Such Incremental Term A Commitment shall terminate on the Amendment No. 1 Effective Date immediately following the funding of the Incremental Term A Loans.

“Incremental Term A-1 Commitment” means, as to each Incremental Term A-1 Lender, the obligation of such Person to make an Incremental Term A-1 Loan to the U.S. Borrower on the Amendment No. 4 Effective Date in the principal amount set forth opposite such Person’s name on Schedule 1 to Amendment No. 4. Such Incremental Term A-1 Commitments shall terminate on the Amendment No. 4 Effective Date immediately following the funding of the Incremental Term A-1 Loans. The initial aggregate amount of the Incremental Term A-1 Lenders’ Incremental Term A-1 Commitments is $375,000,000. For the avoidance of doubt, the Incremental Term A-1 Commitments constitute the Amendment No. 4 Incremental Term A-1 Commitments.

“Incremental Term A Lender” means each Lender listed on Schedule 2 to Amendment No. 1.

“Incremental Term A-1 Lender” means each Lender listed on Schedule 1 to Amendment No. 4 and each Person that assumes an Incremental Term A-1 Commitment or Incremental Term A-1 Loan pursuant to Section 9.04.

“Incremental Term A Loan” means a Loan made pursuant to Section 2 of Amendment No. 1.

“Incremental Term A-1 Loan” means a Loan made pursuant to Section 2 of Amendment No. 4. For the avoidance of doubt, the Incremental Term A-1 Loans constitute the Amendment No. 4 Incremental Term A-1 Loans.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the U.S. Borrower in accordance with the provisions of Section 2.21.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of non-competition agreements or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) current accounts payable and trade payables incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of such Person and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person and all obligations of such Person under any Permitted Securitization Financing (but excluding intercompany obligations owed by a Special Purpose Securitization Subsidiary to the Borrower or any Restricted Subsidiary in connection therewith), (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party (in each case after giving effect to any prior reductions or drawings which may have been reimbursed), (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or mandatory repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (i) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Institution” has the meaning set forth in Section 9.03(b).

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on behalf of any Loan Party under this Agreement or any other Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Initial Funding Date” means May 9, 2016.

“Initial Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Initial Term Loan on the Initial Funding Date, expressed as an amount representing the maximum principal amount of the Initial Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Initial Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Initial Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Initial Term Commitments is $300,000,000.

“Initial Term Lender” means a Lender with an Initial Term Commitment or an outstanding Initial Term Loan.

“Initial Term Loan” means a Loan made pursuant to clause (a) of Section 2.01.

“Initial Term Maturity Date” means August 7, 2023.

“Intellectual Property” has the meaning set forth in the U.S. Collateral Agreement.

“Intercompany Note” means the Subordinated Intercompany Note, dated as of the Initial Funding Date, substantially in the form of Exhibit F hereto (or any other form approved by the Administrative Agent (acting reasonably)) and executed by the U.S. Borrower and each other Restricted Subsidiary of the U.S. Borrower.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA as of the last day of the Test Period most recently ended on or prior to such date of determination to (b) the total for such Test Period of required payments of cash Interest Expense by the U.S. Borrower and its Restricted Subsidiaries. The Interest Coverage Ratio (including all definitions used to calculate the Interest Coverage Ratio) shall, for all purposes hereunder, be determined on a Pro Forma Basis, except that, for purposes of compliance with Section 6.12, pro forma effect shall not be given to any transaction occurring after the conclusion of the applicable Test Period.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, substantially in the form of Exhibit H or any other form approved by the Administrative Agent (acting reasonably).

“Interest Expense” means for any period the consolidated interest expense of the U.S. Borrower and its Restricted Subsidiaries for such period (including all imputed interest on capital leases).

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Rate Loan with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means, with respect to any Eurocurrency Rate Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or any other period if agreed to by all applicable Lenders), as the Borrower Representative may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan (other than the extension of trade credit in the ordinary course of business), advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of (i) all or substantially all of the property and assets or business of another Person or (ii) assets constituting a business unit, line of business, product line or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing a payment or prepayment of principal of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the U.S. Borrower, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by the U.S. Borrower) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such

Investment (including any Indebtedness assumed in connection therewith), minus the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the Acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the U.S. Borrower.

“IP Security Agreements” has the meaning set forth in the U.S. Collateral Agreement.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means ~~Wells Fargo Bank, N.A.,~~ Bank of America, N.A., JPMorgan Chase Bank, N.A., and each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), and solely with respect to the Letters of Credit issued by it prior to the Amendment No. 5 Effective Date, Wells Fargo Bank, N.A., each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Japanese Yen” or “¥” refers to lawful money of Japan.

“Japanese Yen Sublimit” means an amount equal to the lesser of (a) the equivalent in Japanese Yen of $25,000,000, as determined by the Administrative Agent pursuant to Section 1.07 using the Exchange Rate with respect to Japanese Yen at the time in effect under the provisions of such Section, and (b) the Aggregate Revolving Commitments.

“Judgment Currency” has the meaning set forth in Section 9.21.

“Junior Financing” means any Indebtedness that is (a) unsecured, (b) Permitted Junior Lien Secured Indebtedness or (c) subordinated in right of payment to the Loan Document Obligations.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement reasonably acceptable to the Administrative Agent in light of market custom pursuant to which the Liens securing any Permitted Junior Lien Secured Indebtedness shall be subordinated to the Liens securing the Obligations.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Loss Sharing Agreement” means that certain Lender Loss Sharing Agreement entered into by each Lender as of the Signing Date substantially in the form of Exhibit O and each other Lender becoming party to this Agreement via an Assignment and Assumption or otherwise after the Signing Date.

“Lender-Related Distress Event” means, with respect to any Revolving Lender, that such Revolving Lender or its Revolving Lender Parent has become the subject of a bankruptcy or insolvency proceeding, has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, such Revolving Lender or its Revolving Lender Parent has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, or become the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Revolving Lender or its Revolving Lender Parent by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Revolving Lender or Revolving Lender Parent, as the case may be, with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender or Revolving Lender Parent, as the case may be (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Revolving Lender or Revolving Lender Parent, as the case may be.

“Lender-Related Parties” has the meaning set forth in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Request” means a request by the Borrower Representative for the issuance, amendment, renewal or extension of a Letter of Credit in accordance with Section 2.05, which shall be substantially in the form of Exhibit C-2 or any other form approved by the Administrative Agent (acting reasonably).

“Letter of Credit Sublimit” means an amount equal to $75,000,000; provided that the outstanding amount of Letters of Credit of any Issuing Bank shall not exceed its Specified L/C Sublimit.

“LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than Euros) and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than Euros) and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to such Agreed Currency then the LIBO Rate shall be the LIBO Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than Euros) and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“LIBOR” has the meaning set forth in the definition of “Eurocurrency Rate.”

~~“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro; and Yen; in each case as long as there is a published LIBOR rate with respect thereto.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or Synthetic Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Lien” shall not, however, include (i) any interest of a vendor in any inventory of the U.S. Borrower or any of its Restricted Subsidiaries arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory to the Borrower or any of its Restricted Subsidiaries, or (ii) any operating lease.

“Loan Documents” means this Agreement, any Incremental Facility Agreement, any Extension Amendment, any Section 2.22 Additional Amendment, the Collateral Agreements, the other Security Documents, any Junior Lien Intercreditor Agreement, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c).

“Loan Document Obligations” has the meaning set forth in the U.S. Collateral Agreement.

“Loan Parties” means the U.S. Borrower, the Belgian Borrower and each Subsidiary Loan Party.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) local time in New York City, with respect to the times for (i) the determination of “Dollar Equivalent” and (ii) the receipt and sending of notices by and to and the disbursement by or payment to the Administrative Agent, any Issuing Bank or Lender with respect to Loans denominated in Dollars and Letters of Credit denominated in Dollars; (b) local time in London, England, with respect to the time for the receipt and sending of notices by and to the Administrative Agent or any Lender with respect to Loans denominated in Euro or Japanese Yen; (c) local time in London, England, with respect to the disbursement by or payment to the Administrative Agent or any Lender with respect to Loans denominated in Euro; (d) local time in Tokyo, Japan, with respect to the disbursement by or payment to the Administrative Agent or any Lender with respect to Loans denominated in Japanese Yen; and (e) in all other circumstances, New York, New York time.

“Majority in Interest,” when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposures and the unused Aggregate Revolving Commitment at such time, and (b) in the case of the Lenders of Term Loans of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of) any Person by a Borrower or any

Restricted Subsidiary; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $5,000,000.

“Material Adverse Effect” means a circumstance or condition that has materially adversely affected or would reasonably be expected to materially adversely affect (a) the business, assets, operations or financial condition of the U.S. Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by a Borrower or any Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of) a Borrower or any Restricted Subsidiary; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $5,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or Hedging Obligations, of any one or more of the Borrowers and the Restricted Subsidiaries in an aggregate principal amount of $50,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if the applicable Hedging Agreement were terminated at such time.

“Material Permitted Acquisition” means any Permitted Acquisition that involves an acquisition of assets, the fair market value of which assets exceeds $200,000,000.

“Maturity Date” means the Initial Term Maturity Date, any maturity date related to any Series of Incremental Term Loans, any maturity date related to any Extension Series of Extended Term Loans or related to any Extension Series of Extended Revolving Commitments or the Revolving Maturity Date, as the context requires.

“Maximum Rate” has the meaning set forth in Section 9.13.

“MNPI” means material information concerning the Borrowers and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) actually received in respect of such event, including any cash received in respect of any noncash proceeds, but, in each case, only as and when received, net of (b) the sum, without duplication, of (i) all fees, commissions, issuance costs, discounts and out-of-pocket expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and search and recording charges, transfer taxes and deed or mortgage recording taxes) paid in connection with such event by the U.S. Borrower and the Restricted Subsidiaries, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by the U.S. Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset and (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (B)) attributable to minority interests and not available for distribution to or for the account of the U.S. Borrower and the Restricted Subsidiaries as a result thereof and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the U.S. Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the U.S. Borrower and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the U.S. Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Non-Cash Charges” means any noncash charges, including (a) any write-off for impairment of long lived assets including goodwill, intangible assets and fixed assets such as property, plant and equipment, and investments in debt and equity securities pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives or stock-based compensation to any director, officer or employee of the U.S. Borrower or any Restricted Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof), (c) any non-cash charges resulting from (i) the application of purchase accounting or

(ii) investments in minority interests in a Person, to the extent that such investments are subject to the equity method of accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of accounts receivable, and (d) the non-cash impact of accounting changes or restatements.

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Obligations” has the meaning set forth in the U.S. Collateral Agreement. For the avoidance of doubt, Obligations shall not include any liabilities of Unrestricted Subsidiaries.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and (d) with respect to any Belgian Loan Party, the instrument of incorporation (oprichtingsakte / acte de constitution), the latest consolidated articles of association (statuten / statuts) and extract from the Crossroad Bank for Enterprises (Kruispuntbank voor Ondernemingen / Banque Carrefour des Entreprises).

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Taxes (other than a connection arising from such Credit Party having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parallel Debt” has the meaning set forth in Section 8.02.

“Participant Register” has the meaning set forth in Section 9.04(c).

“Participants” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit J or any other form approved by the Administrative Agent (acting reasonably).

“Permitted Acquisition” means the purchase or other acquisition by the U.S. Borrower or any Restricted Subsidiary of the Equity Interests in, or all or substantially all the assets of (or assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, each of such Person and its subsidiaries (each, an “Acquired Person”) shall be or become a Restricted Subsidiary of the U.S. Borrower and, to the extent required by the Collateral and Guarantee Requirement and within the time period set forth in Section 5.03, shall become a Subsidiary Loan Party or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the U.S. Borrower or a Restricted Subsidiary and, to the extent required by the Collateral and Guarantee Requirement, shall become Collateral; provided that (i) such purchase or other acquisition is consummated in all material respects in accordance with all Requirements of Law and (ii) after giving effect to such purchase or other acquisition, the U.S. Borrower and the Restricted Subsidiaries shall be in compliance with Section 6.03(b), (c) with respect to each such purchase or other acquisition, all actions, if any, required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), (d) after giving effect to such acquisition, the Borrowers shall have on a Pro Forma Basis a Total Net Leverage Ratio of at least 0.25x less than the maximum Total Net Leverage Ratio set forth in Section 6.12(a) at such time (giving effect to any applicable Increase

Period ~~in connection with such acquisition~~) and (e) at the time of and immediately after giving effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing or would result therefrom. Notwithstanding the foregoing, a Permitted Acquisition may include the direct or indirect acquisition of Subsidiaries that are non-Loan Parties if and only to the extent that the aggregate consideration in respect of all such acquisitions shall not exceed (X) the greater of $200,000,000 and 20% of Consolidated Total Assets plus (Y) (A) an amount equal to any returns (in the form of dividends or other distributions or net sale proceeds) received by any Loan Party in respect of any assets not owned directly by Loan Parties or Equity Interests in persons that are not Loan Parties or do not become Loan Parties that were acquired in such Permitted Acquisitions in reliance on the basket in clause (X) above and (B) any amounts in excess thereof that can be, and are, permitted as Investments (and treated as Investments) made under Section 6.04 (c), (d)(iii), (q), (r), (s), (t) and (u).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.06;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c) Liens incurred or pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, Environmental Laws or similar legislation, (ii) to secure liabilities to insurance carriers under insurance or self-insurance arrangements in respect of obligations of the type set forth described in clause (i) above or (iii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the U.S. Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance and return-of-money bonds, government contracts, trade contracts (other than for Indebtedness) and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the U.S. Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) ground leases or subleases in respect of real property on which facilities owned or leased by the U.S. Borrower or any of its Restricted Subsidiaries are located;

(f) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Section 7.01;

(g) easements, rights-of-way, licenses, restrictions (including zoning restrictions), minor defects, exceptions or irregularities in title, encroachments, protrusions and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected real property of the U.S. Borrower and its Restricted Subsidiaries, when taken as a whole, or interfere in any material respect with the ordinary conduct of business of the U.S. Borrower and its Restricted Subsidiaries, taken as a whole;

(h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the U.S. Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the U.S. Borrower and the Restricted Subsidiaries;

(j) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;

(k) Liens that are contractual rights of set-off;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the U.S. Borrower or any Restricted Subsidiary; provided that such Lien secures only the obligations of the U.S. Borrower or such Restricted Subsidiary in respect of such letter of credit; and

(n) any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of business of the U.S. Borrower and the Restricted Subsidiaries, taken as a whole;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money other than Liens referred to in clause (c) above securing obligations under letters of credit or bank guarantees.

“Permitted Holder” means WestRock and any subsidiary thereof.

“Permitted Junior Lien Secured Indebtedness” means any secured Indebtedness of any Loan Party in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans; provided that (a) such Indebtedness is secured by Liens on all or a portion of the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations and is not secured by any property or assets of the U.S. Borrower or any other Restricted Subsidiary other than the Collateral, (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness and the applicable Loan Parties shall have become a party to a Junior Lien Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations.

“Permitted Receivables Financing” means any receivables purchase facility or arrangement pursuant to which the U.S. Borrower and/or one or more Subsidiaries (other than Special Purpose Securitization Subsidiaries) sells (or purports to sell) Receivables Assets or interests therein to a third party purchaser; provided, that recourse to the U.S. Borrower or any Subsidiary in connection with any such facility or arrangement shall be limited to the extent customary (as determined by the Borrower Representative in good faith) for similar transactions in the applicable jurisdictions; and provided, further, that the aggregate unpaid amount of Receivables Assets (or interests therein) sold (or purported to be sold) by the U.S. Borrower and Subsidiaries to third party purchasers under such facilities and arrangements shall not exceed $25,000,000 at any time.

“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing” means one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Hedging Obligations entered into in connection with such Securitization Assets; provided, that recourse to the U.S. Borrower or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the U.S. Borrower in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the U.S. Borrower or any Subsidiary (other than a Special Purpose Securitization Subsidiary).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the U.S. Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.17(b).

“Prepayment Event” means:

(a) any Disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation) of any asset of the U.S. Borrower or any Restricted Subsidiary, including any sale or issuance to a Person other than the U.S. Borrower or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiary, other than (i) Dispositions described in clauses (a) through (j) and (l) of Section 6.05 and (ii) Dispositions resulting in aggregate Net Proceeds not exceeding (A) $10,000,000 in the case of any single transaction or series of related transactions and (B) $25,000,000 for all such transactions during any fiscal year of the U.S. Borrower; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the U.S. Borrower or any Restricted Subsidiary other than any resulting in aggregate Net Proceeds not exceeding (A) $10,000,000 in the case of any single transaction or series of related transactions and (B) $25,000,000 for all such transactions during any fiscal year of the U.S. Borrower.

“Previously Absent Financial Maintenance Covenant” means, at any time (a) any financial maintenance covenant that is not included in this Agreement but is included in other applicable Indebtedness incurred, or proposed to be incurred, by the U.S. Borrower or any Restricted Subsidiary, and (b) any financial maintenance covenant that is included in this Agreement but has covenant levels that are less restrictive on the U.S. Borrower and the Restricted Subsidiaries than the covenant levels in other applicable Indebtedness incurred, or proposed to be incurred, by the U.S. Borrower or any Restricted Subsidiary.

“Prime Rate” means the rate of interest ~~per annum publicly announced from time to time by Wells Fargo Bank, N.A. as its prime rate in effect at its principal office in New York City.~~ last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to any Disposition, Restricted Payment, Investment or Indebtedness for which compliance on a Pro Forma Basis is expressly required hereunder, that such Disposition, Restricted Payment, Investment or Indebtedness, as applicable, shall be deemed to have occurred or been incurred, as applicable, as of the first day of the most recent Test Period preceding the date of such transaction for which the U.S. Borrower has delivered financial statements pursuant to Section 5.01(a) or (b). In connection with the foregoing, (a) with respect to any Disposition, (i) income statement items and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded and (ii) Indebtedness that is repaid with the proceeds of such Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period, and (b) with respect to any Investment, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for the U.S. Borrower and its Restricted Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Article I and (ii) Indebtedness of the Person acquired which is retired in connection with such Investment shall be excluded from such calculation and deemed to have been retired as of the first day of such applicable period.

“Pro Forma Financial Statements” has the meaning set forth in Section 3.04(~~b~~c).

“Projections” has the meaning set forth in Section 3.14.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Purchase Offer” means an offer by the U.S. Borrower to purchase Term Loans of one or more Classes pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.23.

“Qualified Equity Interests” means Equity Interests of the U.S. Borrower other than Disqualified Equity Interests.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.22.

“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the U.S. Borrower or any Subsidiary. Without limiting the foregoing and in any event, Receivables Assets shall include any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with accounts receivable securitizations or accounts receivables purchase or factoring transactions and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of accounts receivable and collections in respect of accounts receivable).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness issued in exchange for, or the Net Proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively, to “Refinance” or a “Refinancing” or “Refinanced”), such Original Indebtedness (or previous refinancing thereof constituting Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of any such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Original Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses incurred, in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (b) if the Indebtedness being Refinanced is Indebtedness permitted by Section 6.01(a)(i), (ii), (iii) or (vii), the direct and contingent obligors with respect to such Refinancing Indebtedness shall not include any Person that was not an obligor with respect to the Original Indebtedness, (c) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(vi), such Refinancing Indebtedness (i) shall have a final maturity date equal to or later than the final maturity date of the Original Indebtedness and the final maturity date of such Refinancing Indebtedness shall not be subject to any conditions that could result in such final maturity date occurring on a date that precedes the final maturity date of such Original Indebtedness (except to the extent that any such conditions existed in the terms of the Original Indebtedness) and (ii) shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control (or similar event, however denominated), an asset sale or a casualty or condemnation event or, in the case of any term loans, excess cash flow sweeps no greater than any excess cash flow sweep then applicable to the Original Indebtedness) or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness prior to the earlier of (A) the maturity of such Original Indebtedness and (B) the date 91 days after the latest Maturity Date in effect on the date of such Refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the Weighted Average Life to Maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the Weighted Average Life to Maturity of such Original Indebtedness remaining as of the date of such Refinancing and (y) the Weighted Average Life to Maturity of the Initial Term Loans remaining as of the date of such Refinancing, (d) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent, and (e) if the Original Indebtedness being Refinanced is Indebtedness permitted by Section 6.01(a)(i), (ii), (iii) or (vii), the terms and conditions of any such Refinancing Indebtedness (including, if applicable, as to collateral priority and subordination, but excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms) either (1) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower Representative in good faith) or (2) taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Original Indebtedness being Refinanced; provided that a certificate of an Authorized Officer of the U.S. Borrower delivered to the Administrative Agent at least five Business Days prior to such Refinancing, together with a reasonably detailed description of the material terms and conditions of such proposed Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the U.S. Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement in clause (e) shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the U.S. Borrower within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

“Refused Proceeds” has the meaning set forth in Section 2.11(d).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, advisors, controlling persons and other representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“~~Replacement Rate” has the meaning set forth in Section 2.14(b).~~Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative

Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“~~Replacement Rate Amendment” has the meaning set forth in Section 2.14(b).~~Relevant Rate” means (i) with respect to any Eurocurrency Borrowing denominated in an Agreed Currency (other than Euros), the LIBO Rate or (ii) with respect to any Eurocurrency Borrowing denominated in Euros, the EURIBOR Rate, as applicable.

“~~Replacement Rate Conforming Changes” means, with respect to any proposed Replacement Rate, any conforming changes to the definition of Alternate Base Rate, Interest period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such Replacement Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Replacement Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower Representative).~~Relevant Screen Rate” means (i) with respect to any Eurocurrency Borrowing denominated in an Agreed Currency (other than Euros), the LIBO Screen Rate or (ii) with respect to any Eurocurrency Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable.

“Required Debt Parameters” means, in respect of any Indebtedness, that (a) such Indebtedness shall have a stated final maturity date not earlier than the date that is 91 days after the latest Maturity Date in effect at the time of incurrence of such Indebtedness and the stated final maturity date of such Indebtedness shall not be subject to any conditions that could result in such stated final maturity date occurring on a date that precedes the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (b) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except for customary amortization terms and, in each case, upon the occurrence of an event of default, a change in control (or similar event, however denominated), an asset sale or a casualty or condemnation event or, in the case of any term loans, excess cash flow sweeps no greater than any excess cash flow sweep then applicable under the Loan Documents) prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (c) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the longest then remaining Weighted Average Life to Maturity of any Class of Term Loans then outstanding and (d) except for any of the following that are only applicable to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness, the terms and conditions of any such Indebtedness, taken as a whole, are not (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms) materially more restrictive on the U.S. Borrower and the Restricted Subsidiaries than those under the Loan Documents (when taken as a whole), unless such terms and conditions reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower Representative in good faith) (provided, however, that notwithstanding anything to the contrary contained herein, if any such terms of such Indebtedness contain a Previously Absent Financial Maintenance Covenant, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of all Lenders).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Term Loans and unused Commitments at such time.

“Required Reimbursement Date” has the meaning set forth in Section 2.05(f).

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions, or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restored Lender” has the meaning set forth in Section 2.20.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the U.S. Borrower or any Restricted Subsidiary or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the U.S. Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. Unless otherwise specified, as used herein, “Restricted Subsidiary” shall mean a “Restricted Subsidiary” of the U.S. Borrower.

“Revolving Availability Period” means (i) with respect to the U.S. Borrower, the period from and including the Initial Funding Date to but excluding the earlier of the Revolving Maturity Date (or, with respect to any Extended Revolving Commitment, the relevant Maturity Date for the Extension Series of such Extended Revolving Commitment) and the date of termination of the Revolving Commitments and (ii) with respect to the Belgian Borrower, the period from and including the date of satisfaction (or waiver in accordance with Section 9.02) of the obligations set forth in Section 5.13(b) to but excluding the earlier of the Revolving Maturity Date (or, with respect to any Extended Revolving Commitment, the relevant Maturity Date for the Extension Series of such Extended Revolving Commitment) and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder during the Revolving Availability Period, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or increased its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Amendment No. ~~2~~5 Effective Date is $~~750,000,000.~~500,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Lender’s Revolving Loans and (b) such Lender’s LC Exposure and Swingline Exposure at such time.

“Revolving Extension Request” has the meaning set forth in Section 2.22(a)(ii).

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01 and any Extended Revolving Loan.

“Revolving Maturity Date” means ~~August 7, 2023.~~October 28, 2025.

“RMB” means the lawful currency of the People’s Republic of China.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the U.S. Borrower or any Restricted Subsidiary whereby the U.S. Borrower or such Restricted Subsidiary sells or transfers such property to any Person and the U.S. Borrower or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means a person or entity that (a) is named on the list of “Specially Designated Nationals” or “Blocked Persons” on the most current list published by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or as otherwise published from time to time or on the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury of the United Kingdom or (b) is (x) an agency of the government of a country, (y) an organization controlled by a country or (z) a person resident in a country that is subject to a sanctions program identified on any list referred to in the preceding clause (a), as such program may be applicable to such agency, organization or person or (c) otherwise the subject of any current sanctions administered by the United States, the United Nations Security Council, any European Union member state or the United Kingdom.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, Her Majesty’s Treasury of the United Kingdom, the United Nations Security Council or the European Union.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” means the U.S. Borrower’s Registration Statement number 001-37586 on Form 10 filed with the SEC in connection with the Spin-Off and all amendments thereto as in effect on the Signing Date, or any publicly available press releases of the U.S. Borrower or filings by the U.S. Borrower with the SEC prior to the Signing Date, together with any amendments or modifications thereto reasonably acceptable to the Administrative Agent or otherwise not materially adverse to the Lenders.

“Section 2.22 Additional Amendment” has the meaning set forth in Section 2.22(c).

“Secured Parties” has the meaning set forth in the U.S. Collateral Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the U.S. Borrower or any Subsidiary or in which the U.S. Borrower or any Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) Receivables Assets, (b) [reserved], (c) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (d) revenues related to distribution and merchandising of the products of the U.S. Borrower and its Subsidiaries, (e) rents, real estate taxes and other non-royalty amounts due from franchisees, (f) intellectual property rights relating to the generation of any of the foregoing types of assets, (g) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, and (h) any other assets and property to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the U.S. Borrower in good faith).

“Security Documents” means the Collateral Agreements, the IP Security Agreements, the Belgian Security Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Sections 5.03, 5.12, 5.13 or any other Security Document to secure the Obligations.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the last day of the Test Period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period. The Senior Secured Leverage Ratio shall, for all purposes hereunder, be determined on a Pro Forma Basis.

“Series” refers to Incremental Term Commitments (and any Incremental Term Loans thereunder) established pursuant to an Incremental Facility Agreement and designated pursuant to Section 2.21.

“Signing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person, that (a) the Fair Value and Present Fair Salable Value of the assets of such Person taken as whole exceeds its Stated Liabilities and Identified Contingent Liabilities, (b) such Person does not have Unreasonably Small Capital, and (c) such Person will be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature (with the terms “Fair Value,” “Present Fair Salable Value,” “Stated Liabilities,” “Identified Contingent Liabilities,” “will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature” and “~~do~~does not have Unreasonably Small Capital” having the meanings as defined in Exhibit K).

“Special Purpose Securitization Subsidiary” means (i) a direct or indirect Subsidiary of the U.S. Borrower established in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein, and (ii) any subsidiary of a Special Purpose Securitization Subsidiary.

“Specified L/C Sublimit” means, with respect to any Issuing Bank, the amount set forth opposite its name on Schedule 2.01 under the heading “Specified L/C Sublimit.”

“Specified Material Contracts” means the agreements entered into by and among the Borrowers, WestRock (and/or its Affiliates) and the other parties thereto with respect to the outstanding IDBs and/or the IDB Closing Distribution to be entered into on or around the Spin-Off Date in form and substance reasonably acceptable to the Administrative Agent.

“Spin-Off” means a “spin-off” or “split-off” in one or a series of transactions with respect to the U.S. Borrower such that all or a portion of the Equity Interests in the U.S. Borrower are “spun off” or “split off” or otherwise distributed by WestRock ratably to the holders of all the Equity Interests in WestRock and the U.S. Borrower becomes a public company.

“Spin-Off Agreement” means the Separation and Distribution Agreement, to be dated as of or prior to the Initial Funding Date, by and between the U.S. Borrower and WestRock and in form and substance consistent in all material respects with the description thereof in the SEC Filings as of the Signing Date (as amended, waived or otherwise modified pursuant to the proviso in the definition of “SEC Filings”) and reasonably satisfactory to the Administrative Agent and the Arrangers.

“Spin-Off Date” means the date on which the Spin-Off is consummated in accordance with the Spin-Off Agreement and the SEC Filings.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.

“Subsequent Maturity Date” has the meaning set forth in Section 2.05(c).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the U.S. Borrower.

“Subsidiary Loan Party” means each Subsidiary that is a party to any Collateral Agreement.

“Supported QFC” has the meaning set forth in Section 9.22.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means ~~Wells Fargo~~JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agent” means (x) each of Bank of America, N.A. and JPMorgan Chase Bank, N.A., in its capacity as the syndication agent for the credit facilities provided for herein and (y) in connection with Amendment No. 5, each of MUFG Bank, Ltd., PNC Bank, National Association, Truist Bank, U.S. Bank National Association, BMO Harris Bank, N.A. and HSBC Bank USA, National Association.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“TARGET Day” means any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means any Initial Term Commitment and an Incremental Term Commitment, as applicable.

“Term Loan” means an Initial Term Loan, Extended Term Loan or an Incremental Term Loan, as applicable.

“Term Loan Extension Request” has the meaning set forth in Section 2.22(a)(i).

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower Representative of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the U.S. Borrower then most recently ended.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period. The Total Leverage Ratio shall, for all purposes hereunder, be determined on a Pro Forma Basis.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Net Debt as of the last day of the Test Period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period. The Total Net Leverage Ratio shall, for all purposes hereunder, be determined on a Pro Forma Basis, except that, for purposes of compliance with Section 6.12, Pro Forma Effect shall not be given to any transaction occurring after the conclusion of the applicable Test Period.

“Transaction Costs” means the fees and expenses incurred in connection with the Transactions.

“Transactions” means, collectively, (i) the Financing Transactions, (ii) the reorganization steps undertaken by WestRock and its subsidiaries, as disclosed to the Administrative Agent prior to the date hereof (with such changes as the Administrative Agent may approve in its reasonable discretion), in order to capitalize the U.S. Borrower and its Subsidiaries consistent with the SEC Filings and the consummation of the Spin-Off in accordance with the Spin-Off Agreement, (iii) the payment of the Transaction Costs, (iv) the payment of the Dividend, (v) the payment of the IDB Closing Distribution, (vi) the execution and delivery of the Specified Material Contracts, (vii) the acquisition, directly or indirectly, by the U.S. Borrower of the Belgian Borrower and all of the assets and entities to be owned, directly or indirectly, by the Belgian Borrower and (viii) the consummation of any other transactions connected with the foregoing.

“Transition Services Agreement” means the Transition Services Agreement, to be dated as of or prior to the Initial Funding Date, by and among the U.S. Borrower, WestRock and its Affiliates and in form and substance consistent in all material respects with the description thereof in the SEC Filings as of the Signing Date (as amended, waived or otherwise modified pursuant to the proviso in the definition of “SEC Filings”).

“Type~~,~~” , when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBOR Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, as of any date, unrestricted cash and Cash Equivalents owned by the U.S. Borrower and the Restricted Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the U.S. Borrower or any Restricted Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the U.S. Borrower or any Restricted Subsidiary (other than to secure the Loan Document Obligations), (b) otherwise segregated from the general assets of the U.S.

Borrower and the Restricted Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the U.S. Borrower or any Restricted Subsidiary (other than to secure the Loan Document Obligations) ~~or~~, (c) held by a Restricted Subsidiary that is not wholly-owned or that is subject to restrictions on its ability to pay dividends or distributions or (d) held by a Restricted Subsidiary organized in the People’s Republic of China or in an account that is governed by the laws of the People’s Republic of China. For the avoidance of doubt, “Unrestricted Cash” shall exclude all auction rate securities and, on each occasion when the amount of Unrestricted Cash is to be determined in respect of any transaction (other than for purposes of Section 2.01), such amount shall not include the amount of the proceeds of any Indebtedness then being issued or any cash or Cash Equivalents to be received or to be used in such transaction.

“Unrestricted Subsidiary” means (a) any Subsidiary of the U.S. Borrower that is designated as an Unrestricted Subsidiary by the U.S. Borrower pursuant to Section 5.15 subsequent to the Signing Date and (b) any subsidiary of an Unrestricted Subsidiary.

“U.S. Borrower” means Ingevity Corporation, a Delaware corporation.

“U.S. Collateral Agreement” means the Guarantee and Collateral Agreement among the U.S. Borrower, the Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit D or any other form approved by the Administrative Agent (acting reasonably), together with all supplements thereto.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 9.22.

“U.S. Tax Certificate” has the meaning set forth in Section 2.17(e)(ii)(D)(2).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“WestRock” means WestRock Company, a Delaware corporation.

“wholly-owned,” when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan,” “Revolving Borrowing,” “Term Borrowing,” “Initial Term Loan” or “Initial Term Borrowing”) or by Type (e.g., a “Eurocurrency Rate Loan” or “Eurocurrency Rate Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or “Eurocurrency Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04 Accounting Terms; GAAP; Pro Forma Calculations.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower Representative, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the Signing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower Representative, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein (including without limitation Consolidated Secured Debt and Consolidated Total Debt) shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the U.S. Borrower or any Restricted Subsidiary at “fair value,” as defined therein and (iii) whenever in this Agreement it is necessary to determine whether a lease is a capital lease or an operating lease (including without limitation for purposes of calculating Consolidated Secured Debt or Consolidated Total Debt), such determination shall be made on the basis of GAAP as in effect on the Signing Date.

(b) For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Material Acquisition or Material Disposition occurs, Acquired EBITDA, Consolidated EBITDA, Disposed EBITDA, the Senior Secured Leverage Ratio, the Total Net Leverage Ratio and the Total Leverage Ratio shall be calculated with respect to such period and with respect to such Material Acquisition or Material Disposition on a Pro Forma Basis (without duplication of any adjustments made pursuant to the definition of the term “Consolidated EBITDA”).

(c) For purposes of determining compliance with any test or covenant contained in this Agreement with respect to the incurrence of Indebtedness or Liens that is based on compliance with the Financial Maintenance Covenants or a calculation of the Total Net Leverage Ratio, the Cash Equivalents resulting from the incurrence of such Indebtedness shall be excluded from the pro forma calculation of the Total Net Leverage Ratio and, for the avoidance of doubt, such proceeds from the incurrence of any such Indebtedness shall not be considered “Unrestricted Cash” for purposes of the definition of “Consolidated Total Net Debt.”

SECTION 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, unless the context otherwise requires.

SECTION 1.07 Exchange Rate Calculations and Currency Equivalents Generally.

(a) Where the permissibility of a transaction depends upon compliance with, or is determined by reference to, amounts stated in Dollars, any amount stated in another currency shall be translated to Dollars at the applicable exchange rate then in effect and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates. For purposes of Section 6.12, amounts in currencies other than Dollars shall be translated to Dollars at the exchange rate used in preparing the most recently delivered financial statements pursuant to Section 5.01.

(b) The Administrative Agent shall determine the Dollar Equivalent of any Borrowing denominated in any Alternative Currency as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Borrowing Request with respect to such Borrowing, in each case using the Exchange Rate for the applicable currency in relation to Dollars in effect on the date of determination.

(c) The Administrative Agent shall notify the Borrowers and the applicable Lenders of each calculation of the Dollar Equivalent of each Borrowing made in an Alternative Currency.

(d) For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

SECTION 1.08 Belgian Terms. In this Agreement, where it relates to a Belgian Loan Party, a reference to:

(a) a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer shall be deemed to include any insolventiefunctionaris/praticien de l’insolvabilité, curator / curateur, vereffenaar / liquidateur, voorlopig bewindvoerder / administrateur provisoire, gedelegeerd rechter/juge délégué, gerechtsmandataris/ mandataire de justice, gerechtelijk bewindvoerder/administrateur judiciaire, mandataris ad hoc / mandataire ad hoc, ~~as applicable,~~ ondernemingsbemiddelaar / médiateur d’entreprise and any sekwester/séquestre;

(b) a person being unable to pay its debts is that person being in a state of cessation of payments (staking van betaling / cessation de paiements);

(c) an insolvency shall be deemed to include a gerechtelijke reorganisatie / réorganisation judiciaire, faillissement / faillite and any other concurrence between creditors (samenloop van schuldeisers / concours des créanciers);

(d) a moratorium of any indebtedness, suspension of payments or reorganisation shall be deemed to include any gerechtelijke reorganisatie / réorganisation judiciaire;

(e) winding up, administration, liquidation or dissolution includes any vereffening / liquidation, ontbinding / dissolution, faillissement / faillite and sluiting van een onderneming / fermeture d’enterprise;

(f) a composition, compromise, assignment or similar arrangement with any creditor shall be deemed to include a minnelijk akkoord met alle schuldeisers/ accord amiable avec tous les créanciers or gerechtelijke reorganisatie / réorganisation judiciaire, as applicable;

(g) an attachment, sequestration, distress, execution or analogous events shall be deemed to include any uitvoerend beslag / saisie exécutoire and bewarend beslag / saisie conservatoire;

(h) an amalgamation, demerger, merger, consolidation or corporate reconstruction shall be deemed to include an overdracht van algemeenheid / transfer d’universalité, overdracht van bedrijfstak / transfert de branche d’activité, splisting / scission and fusie/fusion and assimilated transaction in accordance with Articles 676 and 677 of the Belgian Companies Code or article 12:7 and 12:8 of the Belgian Code of Companies and Associations, whichever is applicable (gelijkgestelde verrichting / opération assimilée)~~.~~;

(i) a security interest or security shall be deemed to include any mortgage (hypotheek / hypothèque), pledge (pand / gage), privilege (voorrecht / privilège), retention right (eigendomsvoorbehoud / réserve de propriété), any security in rem (zakelijke zekerheid / sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid / transfert à titre de garantie) and, in general, any right in rem created for the purpose of granting security and any promise or mandate to create any of the security interest mentioned above;

(j) a company organized or incorporated under the laws of Belgium shall be deemed to include any company which has its ~~main establishment (voornaamste vestiging / établissement principal~~registered office (statutaire zetel/siège statutaire) in Belgium;

(k) a subsidiary shall be deemed to include a dochtervennootschap / filiale as defined in Article 6 of the Belgian Companies Code or article 1:15 of the Belgian Code of Companies and Associations, whichever is applicable;

(l) the Belgian Civil Code means the Belgian Burgerlijk Wetboek / Code Civil as amended from time to time;

(m) the Belgian Companies Code means the Belgian Wetboek van Vennootschappen / Code des Sociétés dated 7 May 1999, as amended from time to time;

(n) the Belgian Code of Companies and Associations means the Belgian Wetboek van vennootschappen en verenigingen / Code des sociétés et des associations dated 23 March 2019, as amended from time to time.

SECTION 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.

SECTION 1.10 Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-In Election, Section 2.14(b) and (c) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower Representative, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate,” as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate (or the EURIBOR Rate, as applicable) or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, as applicable) prior to its discontinuance or unavailability.

ARTICLE II

The Credits

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make an Initial Term Loan to the U.S. Borrower on the Initial Funding Date, in Dollars, in a principal amount equal to but not exceeding its Initial Term Commitment and (b) to make Revolving Loans to the U.S. Borrower and the Belgian Borrower from time to time during the Revolving Availability Period, in Dollars or an Alternative Currency, in each case, in an aggregate principal amount that, in each case after giving effect to any simultaneous reduction of Revolving Exposure due to any application of proceeds from such Revolving Loans, will not result in (w) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (x) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment, (y) the Aggregate Revolving Exposure denominated in any Alternative Currency exceeding the Alternative Currency Sublimit for such currency or (z) the Aggregate Revolving Exposure attributable to Obligations of the Belgian Borrower to exceed the Belgian Borrower Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Rate Loans as the Borrower Representative may request in accordance herewith; provided that all Borrowings made on the Initial Funding Date must be made as ABR Borrowings unless the Borrower Representative shall have given the notice required for a Eurocurrency Rate Borrowing by the time specified in Section 2.03. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement or the obligation of any Lender to make or cause any Loan to be made in accordance with this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment; provided, further, that a Eurocurrency Rate Borrowing that results from a continuation of an outstanding Eurocurrency Rate Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000; provided that a Swingline Loan may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Rate Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03 Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower Representative shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Rate Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Rate Loan to be made on the Initial Funding Date, such shorter period of time as may be agreed to by the Administrative Agent), (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing or (c) in the case of a Eurocurrency Rate Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Rate Loan to be made on the Initial Funding Date, such shorter period of time as may be agreed to by the Administrative Agent). Each such telephonic Borrowing Request shall be, in the case of Revolving Borrowings only, irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic delivery to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower of such Borrowing;

(ii) whether the requested Borrowing is to be comprised of Term Loans of any Class and/or Series or Revolving Loans;

(iii) the aggregate amount of such Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Rate Borrowing;

(vi) in the case of a Eurocurrency Rate Borrowing, (x) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and (y) the currency of such Borrowing; and

(vii) the location and number of the account to which funds are to be disbursed or, in the case of any Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) (other than a deemed ABR Revolving Borrowing pursuant to
Section 2.05(f)), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing denominated in Dollars. If no Interest Period is specified with respect to any requested Eurocurrency Rate Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans, in Dollars or any Alternative Currency, to the U.S. Borrower and the Belgian Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $40,000,000 or (ii) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower and the Belgian Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower Representative shall notify the Administrative Agent of such request by telephone not later than 12:00 noon, New York City time, on the day of the proposed Swingline Loan. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic delivery to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the requested date (which shall be a Business Day) and the amount and currency of the requested Swingline Loan, the Borrower and the location and number of the account to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise the Swingline Lender of the details thereof. The Swingline Lender shall make each Swingline Loan available to the U.S. Borrower or the Belgian Borrower, as applicable, by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount and currency of the Swingline Loans in which Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice (or with respect to Swingline Loans denominated in an Alternative Currency, to the extent notice is provided after 11:00 a.m., Local Time, within one Business Day) as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans in the currency of such Swingline Loan. Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the

Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.03. Each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the U.S. Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the U.S. Borrower or the Belgian Borrower (or other Person on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the U.S. Borrower or the Belgian Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to repay such Swingline Loan.

(d) Any Swingline Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(d) above.

SECTION 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, and any other terms and conditions which the applicable Issuing Bank may reasonably require, the Borrower Representative may request the issuance of Letters of Credit for its own account or, so long as the U.S. Borrower is a joint and several co-applicant with respect thereto, the account of any Restricted Subsidiary, denominated in Dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. The U.S. Borrower and the Belgian Borrower, jointly and severally, unconditionally and irrevocably agree that, in connection with any Letter of Credit issued for the account of any Restricted Subsidiary that is, in the case of the Belgian Borrower, a Subsidiary of the Belgian Borrower, as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. Subject to the terms and conditions hereof, each Existing Letter of Credit that is outstanding on the Initial Funding Date shall, effective as of the Initial Funding Date and without any further action by the U.S. Borrower, be deemed a Letter of Credit for all purposes hereof and be subject to and governed by the terms and conditions hereof.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower Representative shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower Representative also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed the Letter of Credit Sublimit, (ii) the LC Exposure of any Issuing Bank will not exceed the applicable Specified L/C Sublimit of such Issuing Bank and (iii) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section. Each of the parties hereto agrees that Wells Fargo Bank, N.A. shall not be obligated to issue any Letter of Credit on or after the Amendment No. 5 Effective Date.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided any Letter of Credit may expire after such date with the consent of the applicable Issuing Bank and if such Letter of Credit is cash collateralized or backstopped from and after such date in a manner reasonably agreed to by the applicable Issuing Bank and the Administrative Agent (it being understood that each Lender’s participation obligations with respect to any Letter of Credit shall terminate upon the latest Revolving Maturity Date applicable to such Lender unless otherwise consented to by such Lender); provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal; and provided further that if there exist any Extended Revolving Commitments having a maturity date later than the Revolving Maturity Date (the “Subsequent Maturity Date”), then, so long as the aggregate LC Exposure in respect of Letters of Credit expiring after the Revolving Maturity Date will not exceed the lesser of the Letter of Credit Sublimit and the aggregate amount of such Extended Revolving Commitments, the Borrower Representative may request the issuance of a Letter of Credit that shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Subsequent Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the applicable Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.03.

(e) Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Borrower Representative by telephone (confirmed by hand delivery, facsimile or other electronic delivery) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, such Issuing Bank shall notify the applicable Borrower and the Administrative Agent of such LC Disbursement and of the date and amount thereof and the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m. on the day that is one Business Day after the day of such LC Disbursement (in each case, the “Required Reimbursement Date”); provided that the Borrower Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan and unless the applicable Borrower shall have, by 1:00 p.m., New York City time, on the Required Reimbursement Date, given a notice to the Administrative Agent and the applicable Issuing Bank that the applicable Borrower intends to reimburse the applicable Issuing Bank for the LC Disbursement with funds other than from the proceeds of an ABR Revolving Borrowing or a Swingline Loan, the applicable Borrower shall be deemed to have requested an ABR Borrowing in the amount of such LC Disbursement, plus interest payable thereon pursuant to Section 2.05(h). If the applicable Borrower subsequently fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from the applicable Borrower in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(g) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the Required Reimbursement Date, the unpaid amount thereof shall bear interest, for each day from and including the Required Reimbursement Date to but excluding the date that such Borrower reimburses such LC Disbursement in full, whether with its own funds or with proceeds from a Revolving Borrowing (including any ABR Revolving Borrowing deemed requested pursuant to Section 2.05(f)) or a Swingline Loan, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to Section 2.05(f), then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (h) or (i) of Section 7.01. The applicable Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of such Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other obligations of such Borrower under this Agreement. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after the date on which all Events of Default have been cured or waived. If the applicable Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. The Borrower Representative may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower Representative, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k) Termination of an Issuing Bank. The Borrower Representative may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero or such Letters of Credit have been backstopped, novated or cash collateralized in a manner that is in form and substance satisfactory to such Issuing Bank. At the time any such termination shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent and the Borrower Representative (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the applicable Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank when due pursuant to paragraph (f) of this Section 2.05, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent or the Borrower Representative shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(n) Resignation as Issuing Bank After Assignment. Notwithstanding anything to the contrary contained herein, if at any time an Issuing Bank assigns all of its Revolving Commitments and Revolving Loans pursuant to Section 9.04, such Issuing Bank may, upon 30 days’ notice to the U.S. Borrower, the Administrative Agent and the Lenders, resign as Issuing Bank; provided that a successor Issuing Bank shall have agreed to assume the resigning Issuing Bank’s Specified L/C Sublimit. If an Issuing Bank resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by such Issuing Bank and outstanding as of the effective date of its resignation as Issuing Bank and all Obligations with respect to Letters of Credit issued by such Issuing Bank. Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning Issuing Bank to effectively assume the obligations of the resigning Issuing Bank with respect to such Letters of Credit.

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Local Time (and, on the Initial Funding Date, by as soon as possible after 10:00 a.m. (and by no later than 12 noon, provided that all of the conditions set forth in Section 4.02 have been satisfied by such time), Local Time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make the proceeds of all other Loans hereunder available to the U.S. Borrower or the Belgian Borrower, as applicable, by promptly remitting the amounts so received, in like funds, to an account specified by the Borrower Representative in the applicable Borrowing Request or, in the case of Revolving Loans or Swingline Loans (including any deemed ABR Revolving Loans pursuant to Section 2.05(f)) made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank that has made such LC Disbursement.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07 Interest Elections.

(a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type and, in the case of a Eurocurrency Rate Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03 or Section 2.05(f). Thereafter, the Borrower Representative may elect to convert such Borrowing to a Borrowing of a different Type (in the case of Dollar denominated Borrowings) or to continue such Borrowing and, in the case of a Eurocurrency Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Representative were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery, facsimile or other electronic delivery to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Rate Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurocurrency Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Term Borrowing or Revolving Borrowing denominated in an Alternative Currency, be continued as a Eurocurrency Rate Borrowing for an additional Interest Period of one month or (ii) in the case of a Revolving Borrowing denominated in Dollars, be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to a Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrowers of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class denominated in Dollars may be converted to or continued as a Eurocurrency Rate Borrowing, (ii) no outstanding Loans denominated in any currency other than Dollars may be continued for an Interest Period of more than one month’s duration and (iii) unless repaid, each Eurocurrency Rate Borrowing of such Class denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, (i) the Commitments shall terminate on July 1, 2016 if the Initial Funding Date has not occurred on or prior to such date, (ii) the Initial Term Commitments shall automatically terminate at the Initial Funding Date, (iii) any Incremental Term Commitment shall terminate on the date set forth in the Incremental Facility Agreement relating thereto, (iv) except with respect to Extended Revolving Commitments, the Revolving Commitments shall automatically terminate at the Revolving Maturity Date and (v) any Extended Revolving Commitments shall automatically terminate on the relevant Maturity Date for the Extension Series of such Extended Revolving Commitments.

(b) Subject to Section 2.22 in the case of any reduction or termination of Revolving Commitments, the Borrower Representative may at any time terminate, or from time to time permanently reduce, the Commitments of any Class, as determined by the Borrower Representative, in whole or in part either (i) ratably among Classes or (ii) if not inconsistent with the Extension Amendment relating to Extended Revolving Commitments, first to the Commitments with respect to any Existing Revolving Commitments and second to such Extended Revolving Commitments; provided that (i) with respect to the Revolving Commitments of any Class, any such termination or reduction shall apply ratably to reduce the Revolving Commitment of each of the Revolving Lenders of such Class, (ii) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (iii) the Borrower Representative shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans of such Class in accordance with Section 2.11, the Revolving Exposure of any Lender of such Class would exceed its Revolving Commitment of such Class.

(c) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) The U.S. Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to the U.S. Borrower (other than an Extended Revolving Loan) of such Lender on the Revolving Maturity Date, (ii) with respect to any tranche of Incremental Term Loans, to the Administrative Agent for the account of each applicable Incremental Term Lender the then unpaid principal amount of each Incremental Term Loan of such tranche of such Incremental Term Lender on the relevant Maturity Date for such tranche of Incremental Term Loans, (iii) with respect to any Extension Series of Extended Term Loans, to the Administrative Agent for the account of each applicable Extending Lender the then unpaid principal amount of each Extended Term Loan of such Extension Series on the relevant Maturity Date for such Extension Series of Extended Term Loans, (iv) with respect to any Extension Series of Extended Revolving Commitments, of each Extended Revolving Loan made to the U.S. Borrower of such Extension Series on the relevant Maturity Date for such Extension Series of Extended Revolving Commitments, (v) to the Administrative Agent for the account of each Initial Term Lender the then unpaid principal amount of each Initial Term Loan (other than any Extended Term Loan) of such Initial Term Lender as provided in Section 2.10 and (vi) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the U.S. Borrower on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made to the U.S. Borrower, the U.S. Borrower shall repay all Swingline Loans made to the U.S. Borrower that were outstanding on the date such Borrowing was requested. The U.S. Borrower and the Belgian Borrower, jointly and severally, hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to the Belgian Borrower (other than an Extended Revolving Loan) of such Lender on the Revolving Maturity Date, (ii) with respect to any Extension Series of Extended Revolving Commitments, of each Extended Revolving Loan made to the Belgian Borrower of such Extension Series on the relevant Maturity Date for such Extension Series of Extended Revolving Commitments and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Belgian Borrower on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made to the Belgian Borrower, the U.S. Borrower and the Belgian Borrower, jointly and severally, shall repay all Swingline Loans made to the Belgian Borrower that were outstanding on the date such Borrowing was requested.

(b) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.

SECTION 2.10 Amortization of Term Loans.

(a) Subject to adjustment pursuant to paragraph (c) of this Section, the U.S. Borrower shall repay Initial Term Loans and Incremental Term A Loans on the last day of each full fiscal quarter ending after the third anniversary of the Initial Funding Date in the principal amount of Initial Term Loans and Incremental Term A Loans equal to (i) the sum of (x) the aggregate outstanding principal amount of Initial Term Loans immediately after closing on the Initial Funding Date and (y) the aggregate outstanding principal amount of Incremental Term A Loans immediately after the funding thereof on the Amendment No. 1 Effective Date multiplied by (ii) the percentage set forth below:

Period	Term Loan Repayment Percentage Per Quarter
The four full fiscal quarters immediately following the third anniversary of the Initial Funding Date	1.25%
The four full fiscal quarters immediately following the fourth anniversary of the Initial Funding Date	1.25%
The four full fiscal quarters immediately following the fifth anniversary of the Initial Funding Date	1.25%
Each full fiscal quarter following the sixth anniversary of the Initial Funding Date	1.25%

To the extent not previously paid, all Initial Term Loans and Incremental Term A Loans shall be due and payable on the Initial Term Maturity Date.

(b) In the event any Incremental Term Loans are made, such Incremental Term Loans shall mature and be repaid in amounts and on dates as agreed between the U.S. Borrower and the relevant Incremental Term Lenders in the applicable Incremental Facility Agreement, subject to the requirements set forth in Section 2.21. In the event any Extended Term Loans are established, such Extended Term Loans shall mature and be repaid in the amounts and on the dates set forth in the applicable Extension Amendment, subject to the requirements set forth in Section 2.22.

(c) Any voluntary prepayment of a Term Borrowing of any Class made pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class in such order as the U.S. Borrower may determine; provided that the U.S. Borrower may not voluntarily prepay Extended Term Loans of any Extension Series pursuant to Section 2.11(a) unless such prepayment is accompanied by at least a pro rata prepayment, based upon the outstanding principal amounts owing under such Class, of Initial Term Loans of the Class of Initial Term Loans from which such Extended Term Loans were converted (or such Initial Term Loans of such Class have otherwise been repaid in full). For the avoidance of doubt, the U.S. Borrower may voluntarily prepay Initial Term Loans of any Class pursuant to Section 2.11(a) without any requirement to prepay Extended Term Loans that were converted from the Initial Term Loans of such Class.

(d) Any mandatory prepayment of a Term Borrowing of any Class required by Section 2.11 shall be allocated to the Classes of Term Loans outstanding, pro rata, based upon the outstanding principal amounts of the Term Loans of each Class (unless any Incremental Facility Agreement contemplates that any Incremental Term Loans or Refinanced Term Loans, as applicable, established thereby shall share in any mandatory prepayments of Term Borrowings required by Section 2.11 on less than a pro rata basis with any other Term Loans, in which case such mandatory prepayment shall be allocated to such Class of Term Loans as provided in such any Incremental Facility Agreement), and shall be applied pro rata to the Lenders of each Class, based upon the outstanding principal amounts owing under each such Class of Term Loans; provided that, with respect to the allocation of such prepayments between Initial Term Loans and Extended Term Loans of the same Extension Series, the U.S. Borrower may, to the extent not inconsistent with any Extension Amendment relating to Extended Term Loans of any Extension Series, allocate such prepayments as the U.S. Borrower may specify, so long as the U.S. Borrower shall not allocate to Extended Term Loans of any Extension Series any mandatory prepayment unless such prepayment is accompanied by at least a pro rata prepayment, based upon the outstanding principal amounts owing under such Class, of Initial Term Loans of the Class of Initial Term Loans from which such Extended Term Loans were converted (or such Initial Term Loans of such Class have otherwise been repaid in full).

(e) Mandatory prepayments required by Section 2.11, within any Class of Term Loans (other than Incremental Term Loans of any Series), shall be applied on a pro rata basis to reduce the subsequent scheduled repayments of the Term Borrowings of such Class. Mandatory prepayments required by Section 2.11, within any Series of Incremental Term Loans, shall be applied to reduce the remaining subsequent scheduled repayments of Incremental Term Loans of such Series as shall be specified therefor in the applicable Incremental Facility Agreement for such Series.

(f) In the event that Term Loans of any Class are purchased or acquired by the U.S. Borrower pursuant to Purchase Offers under Section 2.23, then the subsequent scheduled repayments of the Term Borrowings of such Class to be made will not be reduced or otherwise affected by such transaction (except to the extent that the final scheduled payment shall be reduced thereby).

SECTION 2.11 Prepayment of Loans.

(a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on each occasion that (i) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the applicable Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess, (ii) the Aggregate Revolving Exposure denominated in any Alternative Currency exceeds the Alternative Currency Sublimit for such currency, the applicable Borrower shall, prepay Revolving Borrowings or Swingline Borrowings denominated in such Alternative Currency in an aggregate amount equal to such excess or (iii) the Aggregate Revolving Exposure attributable to Borrowings by the Belgian Borrower exceeds the Belgian Borrower Sublimit, the Belgian Borrower shall prepay Revolving Borrowings or Swingline Borrowings in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the U.S. Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the U.S. Borrower shall, not later than the date of prepayment required by paragraph (d) of this Section, prepay Term Borrowings in an amount equal to such Net Proceeds (or such lesser amount required by paragraph (d) of this Section); provided that, if the U.S. Borrower shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of an Authorized Officer of the U.S. Borrower to the effect that the U.S. Borrower intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within one year after receipt of such Net Proceeds to be reinvested in the business of the U.S. Borrower and its Restricted Subsidiaries (in the case of reinvestments in assets of Restricted Subsidiaries that are not Loan Parties, in accordance with the applicable limitations of Article VI), or to consummate any Permitted Acquisition permitted hereunder, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such one-year period (or if by the end of such initial one-year period the U.S. Borrower or any of its Restricted Subsidiaries shall have entered into a binding agreement with a third party to reinvest, or to consummate such Permitted Acquisition, with such Net Proceeds in accordance with the applicable provisions of Article VI, such Net Proceeds have not been so applied within a period of 180 days after the date of such binding agreement), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.

(d) With respect to each such prepayment required by Section 2.11(c) as a result of a Prepayment Event, (i) no later than five (5) Business Days after receipt of the Net Proceeds of such Prepayment Event, the U.S. Borrower will give the Administrative Agent telephonic notice thereof (promptly confirmed in writing), and the Administrative Agent will promptly provide such notice to each Lender of Term Loans, (ii) each such Lender will have the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent within three Business Days after such Lender’s receipt of notice from the Administrative Agent of such prepayment (such refused amounts, the “Refused Proceeds”), and (iii) the U.S. Borrower will make all such prepayments not so refused upon the fifth Business Day after such Lenders receive first notice of repayment from the Administrative Agent, and any Refused Proceeds may be

retained by the U.S. Borrower (it being understood that if no Term Loans are outstanding at the time the notice referenced in clause (i) above would otherwise be required to be delivered, such prepayment shall automatically be deemed Refused Proceeds without any further action by the U.S. Borrower for purposes of this Section 2.11(d)).

(e) [Reserved].

(f) Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower Representative shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (g) of this Section.

(g) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by hand delivery, facsimile or other electronic delivery) of any repayment, any optional prepayment and, to the extent practicable (and, in the case of prepayments required pursuant to Section 2.11(c), subject to Section 2.11(d)), any mandatory prepayment under Section 2.10 or 2.11, as applicable, (i) in the case of repayment or prepayment of a Eurocurrency Rate Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of repayment or prepayment, (ii) in the case of repayment or prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of repayment or prepayment, (iii) in the case of repayment or prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of repayment or prepayment or (iv) in the case of a Eurocurrency Rate Borrowing denominated in an Alternative Currency, not later than 1:00 p.m., Local Time, three Business Days before the date or repayment or prepayment. Each such notice shall be irrevocable and shall specify the repayment or prepayment date, the principal amount of each Borrowing or portion thereof to be repaid or prepaid and, in the case of a mandatory prepayment, to the extent practicable, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of ~~Term~~ Borrowings may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Repayment and prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(h) Notwithstanding the foregoing, in the event that any portion of any Foreign Source Prepayment attributable to any Foreign Subsidiary cannot be made when due other than with the proceeds of a dividend from such Foreign Subsidiary (or of a dividend from another Foreign Subsidiary of which the first Foreign Subsidiary is a direct or indirect subsidiary) that would result in a material adverse tax liability to the U.S. Borrower, then the requirement to make a prepayment with such portion shall be deferred until such time as such prepayment can be made with funds of the U.S. Borrower and the Restricted Subsidiaries that are available without resort to such a dividend. “Foreign Source Prepayment” means, for any Foreign Subsidiary, any Net Proceeds arising from a Prepayment Event under paragraph (a) or (b) of the definition of Prepayment Event in respect of any asset of such Foreign Subsidiary.

SECTION 2.12 Fees.

(a) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate per annum on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Initial Funding Date to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Initial Funding Date. All such Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Initial Funding Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Initial Funding Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Initial Funding Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between such Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing (including such Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Rate Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate ~~or~~, Adjusted LIBO Rate, LIBO Rate, Adjusted EURIBOR Rate or EURIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest.

(a) ~~If~~Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if prior to the commencement of any Interest Period for a Eurocurrency Rate Loan of any Class:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the ~~Eurocurrency Rate for~~Adjusted LIBO Rate, the LIBO Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; provided that no Benchmark Transition Event with respect to such Benchmark shall have occurred at such time; or

(ii) the Administrative Agent is advised by ~~a Majority in Interest of~~ the Required Lenders ~~of such Class that the Eurocurrency Rate for~~that the Adjusted LIBO Rate, the LIBO Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such ~~Eurocurrency Rate Loan for such Interest Period or that deposits in the currency of such Eurocurrency Rate Loan are not being offered to banks in the applicable London interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan~~Borrowing for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice ~~(which may be telephonic) thereof to the Borrower Representative and the Lenders of such Class as promptly as practicable. Thereafter, the obligation of the Lenders to make Eurocurrency Rate Loans in such currency (other than outstanding Term Loans) shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, (i) in the case of Loans denominated in Dollars, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein and (ii) in the case of a Revolving Loan to be denominated in a currency other than Dollars, such Revolving Loan shall be made in Dollars in the Dollar Equivalent amount of the requested Borrowing.~~thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, (B) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (C) if any Borrowing Request requests a Eurocurrency Borrowing in an Alternative Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. Furthermore, if any Eurocurrency Loan in any Agreed Currency is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Eurocurrency Loan, then (i) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day or (ii) if such Eurocurrency Loan is denominated in any Agreed Currency (other than Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) on such day (it being understood and agreed that if such Borrower does not so prepay such Loan on such day by 12:00 noon, local time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon the Borrower Representative’s receipt of notice from the Administrative Agent that the circumstances giving rise to the aforementioned notice no longer exist, such ABR Loan denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Agreed Currency (in an amount equal to the Dollar Equivalent of such Agreed Currency) on the day of such notice being given to the Borrower Representative by the Administrative Agent.

(b) Notwithstanding anything to the contrary ~~in this Agreement or any other Loan Document, if the Administrative Agent has made the determination (which determination shall be made by notice to the Borrower Representative), or the Borrower Representative or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower Representative) that the Borrower Representative or Required Lenders (as applicable) have determined, that (i) the circumstances described in Section 2.14(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) syndicated loans in the U.S. market in the applicable currency being executed at the time, or that include language similar to that contained in this Section 2.14(b), are being generally executed or amended, as applicable, to incorporate or adopt, as applicable, a new benchmark interest rate to replace LIBOR for the applicable currency or any other applicable interest rate specified herein, or (iii) the applicable supervisor or administrator (if any) of LIBOR for the applicable currency or any other applicable interest rate specified herein, or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent, has made a public statement identifying a specific date after which LIBOR for the applicable currency or such other applicable interest rate shall no longer be made available, or used for determining interest rates for loans in the syndicated loan market in the applicable currency, then, reasonably promptly after such determination by the~~

~~Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower Representative may amend this Agreement and any other Loan Documents and enter into additional Loan Documents (any such amendment or additional Loan Document, a “Replacement Rate Amendment”) as the Administrative Agent and the Borrower Representative deem appropriate to replace the Eurocurrency Rate with respect to the applicable currency, or such other applicable interest rate, as applicable, with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities in the U.S. market denominated in the applicable currency (including, without limitation, credit facilities in which the Administrative Agent is serving as administrative agent) for such alternative benchmarks (any such proposed rate, the “Replacement Rate”), together with any proposed Replacement Rate Conforming Changes, and such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment. To the extent a Replacement Rate is approved by the Borrower Representative and the Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).~~herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in the case of a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, solely with respect to a Dollar Loan, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower Representative a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for a Eurocurrency Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any Eurocurrency Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Eurocurrency Loan in any Agreed Currency is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurocurrency Loan, then (i) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day or (ii) if such Eurocurrency Loan is denominated in any Agreed Currency (other than Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrower Representative’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) on such day (it being understood and agreed that if the Borrowers do not so prepay such Loan on such day by 12:00 noon, local time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Agreed Currency pursuant to this Section 2.14, such ABR Loan denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Agreed Currency (in an amount equal to the Dollar Equivalent of such Agreed Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Agreed Currency.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Eurocurrency Rate);

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Credit Party to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) in respect of its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Credit Party of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender, Issuing Bank or other Credit Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Credit Party hereunder (whether of principal, interest or otherwise), then, following receipt of a certificate pursuant to paragraph (c) of this Section, the applicable Borrower will pay to such Lender, Issuing Bank or other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other0 Credit Party, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital adequacy or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, following receipt of a certificate pursuant to paragraph (c) of this Section, the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) If any Lender or Issuing Bank is claiming compensation under this Section 2.15, it shall deliver to the Borrower Representative a certificate setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, and the basis for the calculation thereof as specified in paragraph (a) or (b) of this Section, which certificate shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Rate Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any Eurocurrency Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Rate Loan on the date specified in any notice (including any telephonic notice) delivered or made pursuant hereto (including as a result of the revocation of any such notice), (d) the failure to prepay any Eurocurrency Rate Loan on a date specified therefor in any notice of prepayment given by the Borrower Representative (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19 or pursuant to Section 2.21(e), then, in any such event, such Borrower shall after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and, absent manifest error, the amount requested shall be conclusive) compensate each Lender for the loss, cost and expense attributable to such event, but excluding any losses of anticipated profits. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBOR Rate, as applicable, that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for ~~dollar~~Dollar deposits of a comparable amount and period from other banks in the London interbank market, but shall exclude any losses of anticipated profits. A certificate of any Lender delivered to the Borrower Representative and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17 Taxes.

(a) Withholding of Taxes; Gross-Up. Each payment by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any applicable Requirements of Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold any Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.17), the applicable Lender (or in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives the amount it would have received had no such withholding been made.

(b) Payment of Other Taxes by the Borrowers. Each Borrower shall timely pay all Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law; provided that the Belgian Borrower shall not be required to pay any Other Taxes attributable to any Loans made to the U.S. Borrower.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall indemnify each Credit Party for any Indemnified Taxes that are paid or payable by such Credit Party (including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts paid or payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Belgian Borrower shall not be required to indemnify for any Indemnified Taxes attributable to any Loans made to the U.S. Borrower. The indemnity under this paragraph shall be paid within 20 days after the Credit Party delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Credit Party and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Credit Party shall deliver a copy of such certificate to the Administrative Agent.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable

Requirements of Law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Upon the reasonable request of the Borrower Representative or the Administrative Agent, any Lender shall update any documentation previously delivered pursuant to this Section 2.17(e). If any documentation previously delivered pursuant to this Section 2.17(e) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower Representative and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the documentation to the extent it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, each Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a party hereto, two duly completed and executed copies of whichever of the following is applicable (and any additional number of copies as is reasonably requested by the Borrower Representative and the Administrative Agent):

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax;

(C) in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States of America, IRS Form W-8ECI;

(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit L-1, Exhibit L-2, Exhibit L-3 or Exhibit L-4 (each, a “U.S. Tax Certificate”), as applicable, to the effect that such Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business;

(E) in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender), (1) IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (e)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if such Lender is a partnership (and not a participating Lender) and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners;

(F) in the case that any form referred to in clauses (A) through (E) of this paragraph is succeeded by a successor form, such successor form;

(G) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax, together with such supplementary documentation as shall be necessary to enable the Borrowers and/or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld; or

(H) in respect of interest payments made by the Belgian Borrower to any Lender, in case an exemption of interest withholding tax provided by a double tax treaty concluded by Belgium and the state of residence of such Lender is relied upon, a validly executed Belgian 276 Int. Aut. Certificate.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(iii), the term “FATCA” shall include any amendments made to FATCA after the Signing Date.

(iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(e).

(v) Notwithstanding any other provision of this Section 2.17(e), a Lender shall not be required to deliver any documentation pursuant to this Section 2.17(e) that such Lender is not legally eligible to deliver.

(f) Treatment of Certain Refunds. If any Credit Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Credit Party, shall repay to such Credit Party the amount paid to such Credit Party pursuant to the prior sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Credit Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(f), in no event will any Credit Party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(f) if such payment would place such Credit Party in a less favorable position (on a net after-Tax basis) than such Credit Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(f) shall not be construed to require any Credit Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Defined Terms. For purposes of this Section 2.17, for the avoidance of doubt, the term “Lender” shall include each Issuing Bank and each Swingline Lender, and the term “Requirements of Law” shall include FATCA.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time in the case of Borrowings denominated in Dollars and prior to 2:00 p.m., Local Time in the case of Borrowings denominated in an Alternative Currency), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent in such Alternative Currency and all other payments under each Loan Document shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

(c) Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including in connection with the payment of principal, interest or fees in different amounts or at different rates and the repayment of principal amounts of Loans at different times as a result of Extension Amendments, Incremental Facility Agreements, purchases of Term Loans pursuant to Purchase Offers under Section 2.23 or non-ratable prepayments of Classes of Loans pursuant to Section 2.10(c)), each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or the Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(c), 2.05(d), 2.05(f), 2.06(b), 2.18(c), 2.18(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion. Notwithstanding anything to the contrary herein, any amounts paid by a Loan Party for the account of a Lender that are applied or held pursuant to this Section 2.18(e) shall be deemed paid by such Loan Party to such Lender.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of either Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would reasonably be expected to eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower Representative shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, it can reasonably be expected that such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:

(i) the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph (c), the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at the time of such reallocation calculated disregarding the Revolving Commitments of the Defaulting Lenders at such time) but only to the extent that such reallocation does not cause the Aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii) if a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, such Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless in each case it is reasonably satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrowers, the Swingline Lender and each Issuing Bank each agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender (a “Restored Lender”), then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be reallocated in accordance with their Applicable Percentages and on such date such Restored Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Restored Lender to hold such Loans in accordance with its Applicable Percentage (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at the time of such reallocation calculated including the Revolving Commitment of such Restored Lender but disregarding the Revolving Commitments of the Defaulting Lenders at such time). Subject to Section 9.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.21 Incremental Facilities.

(a) The Borrowers may on one or more occasions, by written notice to the Administrative Agent, request (i) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) and/or (ii) the establishment of Incremental Term Commitments for the U.S. Borrower; provided that the Dollar Equivalent of the aggregate amount of all the Incremental Revolving Commitment Increases and Incremental Term Commitments to be established hereunder following the Amendment No. ~~2~~3 Effective Date shall not exceed the greater of (A) the Incremental Base Amount as of such date and (B) assuming that the full amount of such Incremental Revolving Commitment Increases and/or Incremental Term Commitments, and all previously established Incremental Revolving Commitment Increases and Incremental Term Commitments then in effect, shall have been funded as Loans on such date, an additional aggregate amount, such that, after giving Pro Forma Effect to the establishment of any

Incremental Revolving Commitment Increases and/or Incremental Term Commitments and the use of proceeds thereof, the Borrowers shall be in Pro Forma Compliance, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements), with a Senior Secured Leverage Ratio that is no greater than 2.50:~~1.00.~~ 1.00; provided that for the avoidance of doubt, the establishment of the Amendment No. 4 Incremental Term A-1 Commitments shall not be subject to the foregoing test. Each such notice shall specify (A) the date on which the applicable Borrower proposes that the Incremental Revolving Commitment Increases or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Revolving Commitment Increase or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment Increase or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment Increase or Incremental Term Commitments, (y) the Borrowers shall not be required to approach existing Lenders first to provide any Incremental Revolving Commitment Increase or Incremental Term Commitment or offer any existing Lenders a right of first refusal to provide any Incremental Revolving Commitment Increase or Incremental Term Commitment and (z) any Person that the applicable Borrower proposes to become a Lender under any Incremental Term Commitment or Incremental Revolving Commitment Increase, if such Person is not then a Lender, must be an Eligible Assignee and, if any consent of the Administrative Agent would be required for an assignment of Loans or Commitment to such Lender, must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Commitment Increase, if any consent of each Issuing Bank and the Swingline Lender would be required for an assignment of Revolving Loans or a Revolving Commitment to such Lender, each Issuing Bank and the Swingline Lender).

(b) The terms and conditions of any Loans and Commitments pursuant to any Incremental Revolving Commitment Increase shall be the same as those of the Revolving Commitments and Revolving Loans of the Class that is being increased and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that any interest margins, commitment fees, pricing and rate floors applicable to any Incremental Revolving Commitment Increase may exceed the interest margins, commitment fees, pricing and rate floors payable with respect to the Revolving Loans and/or Revolving Commitments pursuant to the terms of this Agreement, as amended through the date of such calculation, in which case the Applicable Rate and/or the fee payable pursuant to Section 2.12(a), in each case as in effect for the other Revolving Loans and Revolving Commitments, shall be automatically increased to eliminate such excess (it being understood that additional upfront or similar fees may be payable to the Lenders participating in such Incremental Revolving Commitment Increase without any requirement to pay such amounts to any existing Revolving Lenders). The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be set forth in the applicable Incremental Facility Agreement and shall be identical to those of the Term Commitments and the Term Loans (other than with respect to maturity, amortization, prepayment, fees and pricing, which shall be, subject to the following proviso, determined by the applicable Borrowers and the Lenders thereunder as set forth in documentation to be determined by the Borrowers and reasonably satisfactory to the Administrative Agent); provided that (A) other than with respect to the Amendment No. 4 Incremental Term A-1 Loans, the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the longest remaining Weighted Average Life to Maturity of any Class of Term Loans then outstanding, (B) other than with respect to the Amendment No. 4 Incremental Term A-1 Loans, no Incremental Term Loan Maturity Date shall be earlier than the latest Maturity Date then in effect~~,~~ (C) any Incremental Term Loans may participate in any mandatory prepayment under Sections 2.11(c) and (e) on a pro rata basis (or on a less than pro rata basis), but not on a greater than pro rata basis with the other Term Loans, (D) any Incremental Term Loan shall rank pari passu in right of payment and of security with the Initial Term Loans and shall be secured only by the Collateral securing the Obligations, (E) any Incremental Term Loan shall be denominated in Dollars and (F) any Previously Absent Financial Maintenance Covenant shall be permitted so long as the Administrative Agent shall be given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of all Lenders. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, may be (x) designated as a separate Series of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement or (y) effected as an increase to an existing Class of Term Loans.

(c) The Incremental Term Commitments and any Incremental Revolving Commitment Increase shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the applicable Borrower, each Incremental Lender providing such Incremental Term Commitments or Incremental Revolving Commitment Increase, as the case may be, and the Administrative Agent; provided that no Incremental Term Commitments or Incremental Revolving Commitment Increases shall become effective unless:

(i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments or Incremental Revolving Commitment Increases and the making of Loans and issuance of Letters of Credit thereunder to be made on such date;

(ii) on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments or Incremental Revolving Commitment Increases and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; provided that in the case of any Incremental Term Loans or Incremental Revolving Commitment Increase used to finance an acquisition permitted hereunder and whose consummation is not conditioned upon the availability of, or on obtaining, third party financing, to the extent the Lenders participating in such Incremental Term Loans or Incremental Revolving Commitment Increase agree, this clause (ii) shall require only customary “specified representations” and “acquisition agreement representations” requested by the applicable Incremental Lenders;

(iii) after giving Pro Forma Effect to the establishment of any Incremental Revolving Commitment Increase or Incremental Term Commitment, the incurrence of any Loans thereunder and the use of the proceeds thereof, and assuming that the full amount of such Incremental Revolving Commitment Increases and/or Incremental Term Commitments shall have been funded as Loans on such date, the Borrowers shall be in Pro Forma Compliance with each Financial Maintenance Covenant, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements);

(iv) the applicable Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Term Commitments or Incremental Revolving Commitment Increase and the related transactions under this Section.

Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d) Upon the effectiveness of an Incremental Term Commitment or Incremental Revolving Commitment Increase of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment Increase, (A) if the applicable Lender does not already have a Revolving Commitment, such Incremental Revolving Commitment Increase shall constitute the Revolving Commitment of such Lender as provided in the Incremental Facility Agreement applicable to such Incremental Revolving Commitment Increase, (B) if the applicable Lender already has a Revolving Commitment, the Revolving Commitment of such Lender shall be increased as provided in the Incremental Facility Agreement applicable to such Incremental Revolving Commitment Increase and (C) the Aggregate Revolving Commitment shall be increased by the amount of such Incremental Revolving Commitment Increase, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment.” For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment Increase, the Revolving Exposure of the Revolving Lender making such Incremental Revolving Commitment Increase, and the Applicable Percentage of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.

(e) On the date of effectiveness of any Incremental Revolving Commitment Increase, each Revolving Lender shall assign to each Revolving Lender making such Incremental Revolving Commitment Increase, and each such Revolving Lender making such Incremental Revolving Commitment Increase shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment Increase.

(f) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the applicable Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the applicable Borrower referred to in Section 2.21(a) and of the effectiveness of any Incremental Term Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitment Increase, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.21(e).

SECTION 2.22 Extensions of Term Loans, Revolving Loans and Revolving Commitments.

(a) (i) The U.S. Borrower may, subject to and in compliance with Section 2.22(b) below, request that all or a portion of each Term Loan of any Class (such Class, an “Existing Term Loan Class” and such Term Loans, “Existing Term Loans”) be converted to extend the scheduled final maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.22. Prior to entering into any Extension Amendment with respect to any Extended Term Loans, the U.S. Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class and which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to the Term Loans of the Existing Term Loan Class from which they are to be extended, except that (v) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.10 or in the Incremental Facility Agreement, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.22(c) below) (provided that, for the avoidance of doubt, the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans of the Existing Term Loan Class from which they are to be converted), (w)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (x) subject to the provisions set forth in Sections 2.10 and 2.11, the Extended Term Loans may have optional and mandatory prepayment terms (including call protection and prepayment premiums) as may be agreed between the U.S. Borrower and the Lenders thereof; provided that such mandatory prepayment terms shall not provide for greater than pro rata prepayment with the Existing Term Loans, (y) the Extension Amendment may provide for other covenants and terms that apply to any period after the latest Maturity Date and (z) the terms of any Extended Term Loans may also contain other differences from the Existing Term Loan Class from which they are to be extended as are approved by the Administrative Agent, acting reasonably, so long as such differences are not material and not adverse to the Lenders of such Existing Term Loan Class. No Lender shall have any obligation to agree to have any of its Term Loans converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were converted.

(ii) The Borrower Representative may, subject to and in compliance with Section 2.22(b) below, request that all or a portion of the Revolving Commitments and/or Extended Revolving Commitments of any Class existing at the time of such request (each, an “Existing Revolving Commitment” and any related Revolving Loans under any such facility, “Existing Revolving Loans”; each Existing Revolving Commitment and related Existing Revolving Loans together being referred to as an “Existing Revolving Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Commitments (any such Existing Revolving Commitments which have been so extended, “Extended Revolving Commitments” and any related Loans, “Extended Revolving Loans”; each Extended Revolving Commitment and related Extended Revolving Loans together an “Extended Revolving Class”) and to provide for other terms consistent with this Section 2.22. Prior to entering into any Extension Amendment with respect to any Extended Revolving Commitments, the Borrower Representative shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Commitments and which such request shall be offered equally to all such Lenders) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established thereunder, which terms shall be identical to those applicable to the Existing Revolving Commitments from which they are to be extended except that (w) all or any of the final maturity dates of such Extended Revolving Commitments may be delayed to later dates than the final maturity dates of such Existing Revolving Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Revolving Commitments may be different than those for such Existing Revolving Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (y)(A) the undrawn revolving commitment fee rate with respect to such Extended Revolving Class may be different than such rate for such Existing Revolving Class and (B) the Extension Amendment may provide for other covenants and terms that apply to any period after the latest Maturity Date and (z) the terms of any Extended Revolving Commitments may also contain other differences from the Class of Existing Revolving Commitments from which they are to be extended as are approved by the Administrative Agent, acting reasonably, so long as such differences are not material and not adverse to the Lenders of such Existing Revolving Commitment Class; provided that, notwithstanding anything to the contrary in this Section 2.22 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments, including at maturity of non-extended Revolving Commitments) of Loans with respect to any Extended Revolving Class shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Loans of the Class of Existing Revolving Commitments from which they were extended (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing, replacement letter of credit and swingline procedures of such Existing Revolving Commitment Class), (2) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Existing Revolving Classes set forth in Section 9.04 and (3) subject to Section 2.08(b), permanent repayments of Extended Revolving Loans (and corresponding permanent reductions in the related Extended Revolving Commitments) shall be permitted as may be agreed between the applicable Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Revolving Loans or Revolving Commitments of any Existing Revolving Class converted into Extended Revolving Loans or Extended Revolving Commitments pursuant to any Extension Request. Any Extended Revolving Commitments of any Extension Series shall constitute a separate Class of Revolving Commitments from the Existing Revolving Commitments of the Existing Revolving Class from which they were converted and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date).

(b) The Borrower Representative shall provide the applicable Extension Request at least 15 Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the expected date of any Extension Amendment, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.22. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Existing Term Loans or Revolving Commitments (or any earlier Extended Revolving Commitments) of an Existing Revolving Class subject to such Extension Request converted into Extended Term Loans or Extended Revolving Commitments, as applicable, shall, within 10 Business Days (or such longer period as the U.S. Borrower may specify) of receipt of such Extension Request, notify the Administrative Agent (an “Extension Election”) of the amount of its Term Loans and/or Revolving Commitments of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans or Revolving Commitments of the Existing Class subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Commitments of the Existing Class or Existing Classes shall be converted to Extended Term Loans or Extended Revolving Commitments, as applicable, on a pro rata basis based on the amount of Term Loans or Revolving Commitments included in each such Extension Election (subject to rounding). Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically to all other Revolving Commitments for purposes of the obligations of a Revolving Lender in respect of Swingline Loans under Section 2.04 and Letters of Credit under Section 2.05, except that the applicable Extension Amendment may provide that the date on which the Swingline Loan has to be repaid and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the applicable Swingline Lender and/or the applicable Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Term Loans or Extended Revolving Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.22(c) and notwithstanding anything to the contrary set forth in Section 9.02, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Commitments, as applicable, established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by Section 2.22(a), each Extension Amendment (i) shall amend the scheduled amortization payments pursuant to Section 2.10 or the applicable Incremental Facility Agreement with respect to the Existing Class of Term Loans from which the Extended Term Loans were converted to reduce each scheduled repayment amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any repayment amount payable with respect to any individual Term Loan of such

Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (ii) may amend this Agreement to ensure ratable participation in Letters of Credit and Swingline Loans between Extended Revolving Commitments and Existing Revolving Commitments. Notwithstanding anything to the contrary in this Section 2.22 and without limiting the generality or applicability of Section 9.02 to any Section 2.22 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.22 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.22 Additional Amendments do not become effective prior to the time that such Section 2.22 Additional Amendments have been consented to (including, pursuant to (i) consents applicable to holders of Incremental Term Loans and Incremental Revolving Commitment Increases provided for in any Incremental Facility Agreement and (ii) consents applicable to holders of any Extended Term Loans or Extended Revolving Commitments provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.22 Additional Amendments to become effective in accordance with Section 9.02. It is understood and agreed that each Lender hereunder has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.22 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.22 Additional Amendment. In connection with any Extension Amendment, the Borrower Representative shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and (ii) covering such other matters as the Administrative Agent may reasonably request in connection therewith.

(d) Notwithstanding anything to the contrary contained in this Agreement, (i) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (x) in the case of the Existing Term Loans of each Extending Lender, the aggregate principal amount of such Existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (y) in the case of the Existing Revolving Commitments of each Extending Lender, the aggregate principal amount of such corresponding Existing Revolving Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Commitments so converted by such Lender on such date (and any related participations shall be reduced proportionately), and such Extended Revolving Commitments shall be established as a separate Class of Revolving Commitments from the corresponding Existing Revolving Commitment Class and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date) and (ii) if, on any Extension Date, any Loans of any Extending Lender are outstanding under an applicable Extended Revolving Commitment, such Loans shall be deemed to be allocated as Extended Revolving Loans and Existing Revolving Loans in the same proportion as such Extending Lender’s Existing Revolving Commitments to Extended Revolving Commitments.

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series or the Extended Revolving Commitments of a given Extension Series, in each case to a given Lender, was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrowers and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Term Loans under the Existing Term Loan Class or Existing Revolving Commitments (and related Revolving Exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Term Loans or Extended Revolving Commitments (and related Revolving Exposure) of the applicable Extension Series into which such other Term Loans or Revolving Commitments were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrowers and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.22(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.22(c).

(f) No exchange or conversion of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.22 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 2.23 Loan Repurchases.

(a) Subject to the terms and conditions set forth or referred to below, the U.S. Borrower may from time to time, at its discretion, conduct modified Dutch auctions to make Purchase Offers, each such Purchase Offer to be managed exclusively by ~~Wells Fargo~~J.P. Morgan Securities~~,~~ LLC or another investment bank of recognized standing selected by the U.S. Borrower following consultation with the Administrative Agent (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i) each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.23 and the Auction Procedures;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Purchase Offer;

(iii) the minimum principal amount (calculated on the face amount thereof) of Term Loans that the U.S. Borrower offers to purchase in any such Purchase Offer shall be no less than $1,000,000 (unless another amount is agreed to by the Administrative Agent);

(iv) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the U.S. Borrower shall automatically be cancelled and retired by the U.S. Borrower on the settlement date of the relevant purchase (and may not be resold);

(v) no more than one Purchase Offer with respect to any Class may be ongoing at any one time and no more than four Purchase Offers (regardless of Class) may be made in any one year;

(vi) no purchase of any Term Loans in connection with any Purchase Offer may be financed using the proceeds of any Revolving Borrowing; and

(vii) at the time of each purchase of Term Loans through a Purchase Offer, the U.S. Borrower shall have delivered to the Auction Manager an officer’s certificate of a Financial Officer certifying as to compliance with preceding clause (ii).

(b) The U.S. Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the U.S. Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the U.S. Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the U.S. Borrower shall have no liability to any Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the U.S. Borrower pursuant to this Section 2.23, (x) the U.S. Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the U.S. Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 or any other provision hereof.

(c) The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.23 (provided that no Lender shall have an obligation to participate in any such Purchase Offer). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.18 and Section 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.23. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Article IX to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

SECTION 2.24 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Loan or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or continue Eurocurrency Rate Loans or to convert ABR Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE III

Representations and Warranties

The U.S. Borrower represents and warrants to the Lenders on the Initial Funding Date and on each other date on which representations and warranties are made or deemed made hereunder that (and with respect to the representations contained in Sections 3.01 through 3.04, 3.07, 3.14, 3.18 and 3.19, the U.S. Borrower represents and warrants to the Lenders on the Signing Date that):

SECTION 3.01 Organization; Powers. The U.S. Borrower and each Restricted Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Financing Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by the U.S. Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the U.S. Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; Absence of Conflicts. The Financing Transactions (a) do not require any material consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been or substantially contemporaneously with the initial funding of Loans on the Initial Funding Date will be obtained or made and are (or will so be) in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any material Requirements of Law, including any material order of any Governmental Authority, (c) will not violate the Organizational Documents of the U.S. Borrower or any Restricted Subsidiary, (d) except as would not reasonably be expected to result in a Material Adverse Effect, will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other material agreement or material instrument binding upon the U.S. Borrower or any Restricted Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the U.S. Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the U.S. Borrower or any Restricted Subsidiary.

SECTION 3.04 Financial Condition; No Material Adverse Change.

(a) The U.S. Borrower has heretofore furnished to the Administrative Agent consolidated balance sheets of the U.S. Borrower as at December 31, 2014 and December 31, 2013 and related statements of income, stockholders’ equity and cash flows of the U.S. Borrower for the fiscal years ended at December 31, 2014, December 31, 2013 and December 31, 2012 audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the U.S. Borrower and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP except as otherwise expressly noted therein.

(b) The U.S. Borrower has heretofore furnished to the Administrative Agent unaudited consolidated balance sheets of the U.S. Borrower as at March 31, 2015, June 30, 2015 and September 30, 2015 and related statements of income, stockholders’ equity and cash flows of the U.S. Borrower for the fiscal quarters ended at March 31, 2015, June 30, 2015 and September 30, 2015. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the U.S. Borrower and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, except as otherwise expressly noted therein and subject to changes resulting from normal year-end audit adjustments and the absence of footnotes.

(c) The U.S. Borrower has heretofore furnished to the Administrative Agent a pro forma consolidated balance sheet of the U.S. Borrower and the Restricted Subsidiaries as at the end of, and related pro forma statements of income of the U.S. Borrower for, the period ended September 30, 2015, prepared giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements of income) (the “Pro Forma Financial Statements”). The Pro Forma Financial Statements (i) have been prepared by the U.S. Borrower in good faith, based on assumptions believed by the U.S. Borrower on the Signing Date and the Initial Funding Date to be reasonable, (ii) are believed by the U.S. Borrower to be based on the best information reasonably available to the U.S. Borrower as of the date of delivery thereof after due inquiry, (iii) accurately reflect in all material respects all adjustments necessary to give effect to the Transactions and (iv) present fairly, in all material respects, the pro forma financial position of the U.S. Borrower and its consolidated Restricted Subsidiaries as of such date as if the Transactions had occurred on such date; provided that no representation is being made by the U.S. Borrower that the Pro Forma Financial Statement have been prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(d) Since December 31, ~~2014,~~2019, there has been no event or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

SECTION 3.05 Properties.

(a) The U.S. Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, or easements, licenses or other limited property interests sufficient for its use thereof in, all its property material to its business (other than Intellectual Property, which is described in Section 3.05(b)), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such title, leasehold interest, easement, license or other limited property interest, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) The U.S. Borrower and each Restricted Subsidiary owns or has the right to use, all patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases and other Intellectual Property that is necessary for the conduct of its business as currently conducted, except to the extent any such failure to own or have the right to use such patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases and other Intellectual Property, in each case, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this representation shall not be construed as a representation of non-infringement of Intellectual Property, which is addressed in the next sentence of this Section 3.05(b). To the knowledge of the U.S. Borrower and the Restricted Subsidiaries, no patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases or other Intellectual Property used by the U.S. Borrower or any Restricted Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases or other Intellectual Property owned or used by the U.S. Borrower or any Restricted Subsidiary is pending or, to the knowledge of the U.S. Borrower or any Restricted Subsidiary, threatened against the U.S. Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. As of the Initial Funding Date, each patent, trademark, copyright, license, technology, software, domain name, confidential proprietary database or other Intellectual Property that, individually or in the aggregate, is material to the business of the U.S. Borrower and the Restricted Subsidiaries (or to the business of the U.S. Borrower and the Domestic Subsidiaries) is owned by or licensed to the U.S. Borrower or another Loan Party.

SECTION 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the U.S. Borrower or any Restricted Subsidiary, threatened against or affecting the U.S. Borrower or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (except as set forth on Schedule 3.06(a)).

(b) Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or as otherwise set forth on Schedule 3.06(b), none of the U.S. Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07 Compliance with Laws. The U.S. Borrower and each Restricted Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. None of the U.S. Borrower or any Restricted Subsidiary is an “investment company,” or is controlled by “investment companies,” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. The U.S. Borrower and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as a withholding agent), except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the U.S. Borrower or such Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA; Labor Matters.

(a) No ERISA Events have occurred or are reasonably expected to occur that would, in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and, in each case, the regulations thereunder, (ii) no Plan has failed to satisfy its “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (iii) neither the U.S. Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither the U.S. Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (v) neither the U.S. Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. The present value of all accumulated benefit obligations under each Plan (in each case based on the assumptions used for purposes of Accounting Standards Codification Topic 715), did not, individually or in the aggregate, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of each Plan or of all underfunded Plans (as applicable) by an amount that, if required to be paid as of such date by the U.S. Borrower or its ERISA Affiliates, would reasonably be expected to result in a Material Adverse Effect.

(b) As of the Signing Date and the Initial Funding Date, there are no strikes, lockouts or slowdowns against the U.S. Borrower or any Restricted Subsidiary pending or, to their knowledge, threatened, that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The hours worked by and payments made to employees of the U.S. Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law relating to such matters, except for any violation or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All payments due from the U.S. Borrower or any Restricted Subsidiary, or for which any claim may be made against the U.S. Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the U.S. Borrower or such Restricted Subsidiary, except for any failure to pay or accrete that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) As of the Amendment No. 2 Effective Date, the U.S. Borrower and each Restricted Subsidiary is not and will not be (1) an employee benefit plan subject to ERISA, (2) a plan or account subject to Section 4975 of the Code”; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

SECTION 3.11 Subsidiaries and Joint Ventures; Disqualified Equity Interests.

(a) Schedule 3.11A sets forth, as of the Initial Funding Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the U.S. Borrower or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which the U.S. Borrower or any Subsidiary owns any Equity Interests, and identifies each Excluded Subsidiary and each Unrestricted Subsidiary. The Equity Interests in each wholly-owned Restricted Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.11A, as of the Initial Funding Date, there is no existing option, warrant, call, right, commitment or other agreement to which the U.S. Borrower or any Restricted Subsidiary is a party requiring, and there are no Equity Interests in any Restricted Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Restricted Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Restricted Subsidiary. For the avoidance of doubt, Schedule 3.11A may be amended, supplemented, updated or otherwise modified prior to or on the Initial Funding Date in a manner reasonably acceptable to the Administrative Agent.

(b) Schedule 3.11B sets forth, as of the Initial Funding Date, all outstanding Disqualified Equity Interests, if any, in the U.S. Borrower or any Restricted Subsidiary, including the number, date of issuance and the record holder of such Disqualified Equity Interests.

SECTION 3.12 Insurance. Schedule 3.12 sets forth a description of each material policy of insurance maintained by or on behalf of the U.S. Borrower and the Restricted Subsidiaries as of the Initial Funding Date.

SECTION 3.13 Solvency.

(a) On each of the Initial Funding Date and the Spin-Off Date on a pro forma basis after giving effect to the Transactions, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, the U.S. Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

(b) No Belgian Insolvency Event has occurred with respect to any Belgian Loan Party.

SECTION 3.14 Disclosure. The written reports, financial statements, certificates and other written information furnished by or on behalf of the U.S. Borrower or any Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document, when taken as a whole, and excluding any Projections (as defined below) and any information of a general economic or industry specific nature, do not contain any material misstatement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. All written financial projections concerning the U.S. Borrower and its Subsidiaries that have been furnished by or on behalf of the U.S. Borrower or any Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document with respect to the Transactions (the “Projections”) were prepared in good faith based upon assumptions believed by the U.S. Borrower to be reasonable at the time made and at the time so furnished, if furnished prior to the Signing Date, as of the Signing Date and if furnished between the Signing Date and the Initial Funding Date, as of the Initial Funding Date (it being understood that (i) such forecasts and projections are as to future events and are not to be viewed as facts and (ii) actual results during the period or periods covered by any such forecasts and projections may differ significantly from the projected results and such differences may be material).

SECTION 3.15 Collateral Matters.

(a) The U.S. Collateral Agreement, upon execution and delivery thereof by the parties thereto and effectiveness thereof, will create in favor of the Administrative Agent, for the benefit of the applicable Secured Parties, a valid and enforceable security interest in the Collateral described therein (subject to any limitations specified therein) and (i) when the Collateral described therein constituting certificated securities (as defined in the Uniform

Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral (subject to any limitations specified therein) to the extent perfection of such security interest can be perfected by control of securities, prior and superior in right to any other Person, but subject to Liens permitted by Section 6.02, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral described therein (subject to any limitations specified therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements in such filing offices, prior and superior to the rights of any other Person, but subject to Liens permitted under Section 6.02.

(b) [Reserved].

(c) Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the U.S. Collateral Agreement) in which a security interest may be perfected by filing or recording in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired or developed by the Loan Parties after the Initial Funding Date).

(d) Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable Lien in the Collateral subject thereto and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the Loan Parties and all third parties, and in each case having priority over all other Liens on the Collateral except in the case of (a) Liens permitted under Section 6.02, to the extent any such Lien would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by control or possession to the extent the Administrative Agent has not obtained or does not maintain control or possession of such Collateral.

SECTION 3.16 Federal Reserve Regulations; Use of Proceeds. None of the U.S. Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. The proceeds of the Loans and Letters of Credit will be used in compliance with Section 5.11.

SECTION 3.17 SME Status; Centre of Main Interests.

(a) The Belgian Borrower is not a small or medium-sized enterprise within the meaning of the Belgian Act of 21 December 2013 concerning various provisions regarding the financing of small and medium-sized enterprises, and it is not subject to the provisions of such Act.

(b) For the purposes of the European Union Regulation, each Belgian Loan Party’s centre of main interests (as that term is used in Article 3(1) of the European Union Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the European Union Regulation) in any other jurisdiction.

SECTION 3.18 Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents while acting on behalf of the Borrowers or their Subsidiaries with Anti-Corruption Laws, the USA PATRIOT Act and other anti-money laundering rules and regulations and applicable Sanctions. The Borrowers, their Subsidiaries and to the knowledge of the Borrowers, their respective officers, employees, directors and agents, are in compliance with (i) Anti-Corruption Laws in all material respects, (ii) the USA PATRIOT Act and, in all material respects, other anti-money laundering rules and regulations, and (iii) applicable Sanctions. None of (a) the Borrowers, any Subsidiary or, to the knowledge of the Borrowers or such Subsidiary, any of their respective directors, officers or employees or (b) to the knowledge of the Borrowers, any agent of any Borrower or Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

SECTION 3.19 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01 Signing Date. This Agreement shall not become effective until the satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(a) The Administrative Agent shall have received from each party hereto (other than the Belgian Borrower) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a completed Perfection Certificate dated the Signing Date and signed by an Authorized Officer of the U.S. Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrowers and their Designated Subsidiaries in their respective jurisdictions or organization and such other lien searches as requested by the Administrative Agent.

(c) The Administrative Agent, the Lenders and the Arrangers shall have received all documentation and other information about the Loan Parties as has been reasonably requested by the Administrative Agent or any Lender or Arranger in writing at least 10 days prior to the Signing Date and that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(d) The Administrative Agent shall have received (i) true and complete copies of the Organizational Documents of each Person that is a Loan Party as of the Signing Date and a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or other governing body, as applicable, of each Person that is a Loan Party as of the Signing Date (or a duly authorized committee thereof) authorizing (A) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party, (B) in the case of the U.S. Borrower, the extensions of credit hereunder, together with such certificates relating to the good standing of each Person that is a Loan Party or the substantive equivalent, if any, available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction as the Administrative Agent may reasonably request and (ii) a certificate of each Person that is a Loan Party as of the Signing Date, dated the Signing Date, substantially in the form of Exhibit M hereto or otherwise reasonably satisfactory to the Administrative Agent, with appropriate insertions, executed by an Authorized Officer of such Loan Party, and attaching the documents referred to in clause (i) above.

SECTION 4.02 Initial Funding Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall be subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(a) [Reserved].

(b) To the extent the Spin-Off has not occurred and will not occur substantially concurrently with the Initial Funding Date, the Administrative Agent shall have received a Guarantee from WestRock in form and substance reasonably acceptable to the Administrative Agent (and in any event including an automatic release of such Guarantee upon consummation of the Spin-Off).

(c) The Administrative Agent shall have received a certificate, dated the Initial Funding Date and signed by an Authorized Officer of the U.S. Borrower, in form and substance reasonably satisfactory to the Administrative Agent, which (i) provides updates to information provided in the Perfection Certificate delivered on the Signing Date and (ii) confirms that, to the extent any information provided in the Perfection Certificate delivered on the Signing Date has not been updated, such information is true and correct as of the Initial Funding Date.

(d) On the Initial Funding Date, the U.S. Borrower shall have a Total Leverage Ratio of no greater than 2.75 to 1.00 on a Pro Forma Basis for the Transactions, and the Administrative Agent shall have received a certificate, dated the Initial Funding Date and signed by a Financial Officer of the U.S. Borrower, certifying compliance with this Section 4.02(d) and setting forth reasonably detailed calculations demonstrating such compliance; provided that, for purposes of compliance with this Section 4.02(d), (i) Consolidated Total Debt in clause (a) of the definition of “Total Leverage Ratio” shall be calculated on a Pro Forma Basis after giving effect to the Transactions, including all incurrences of Indebtedness constituting Consolidated Total Debt to occur on the Initial Funding Date and (ii) Consolidated EBITDA in clause (b) of the definition of “Total Leverage Ratio” shall be for the latest four fiscal quarters ending at least 45 days prior to the Initial Funding Date.

(e) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks as of and dated the Initial Funding Date) of (i) Wachtell, Lipton, Rosen & Katz and (ii) other local counsel reasonably requested by the Administrative Agent.

(f) The Administrative Agent shall have received (i) true and complete copies of the Organizational Documents of each Person that is a Loan Party as of the Initial Funding Date (which, for the avoidance of doubt, need not include the Belgian Borrower) and a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or other governing body, as applicable, of each such Person that is a Loan Party as of the Initial Funding Date (or a duly authorized committee thereof) authorizing (A) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party, (B) in the case of the U.S. Borrower, the extensions of credit hereunder, and (C) the U.S. Borrower to act as the Borrower Representative under this Agreement, together with such certificates relating to the good standing of each Person that is a Loan Party or the substantive equivalent, if any, available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction as the Administrative Agent may reasonably request and (ii) a certificate of each Person that is a Loan Party as of the Initial Funding Date, dated the Initial Funding Date, substantially in the form of Exhibit M hereto or otherwise reasonably satisfactory to the Administrative Agent, with appropriate insertions, executed by an Authorized Officer of such Loan Party, and attaching the documents referred to in clause (i) above.

(g) The Administrative Agent shall have received a certificate, dated the Initial Funding Date and signed by a Financial Officer of the U.S. Borrower, substantially in the form of Exhibit N hereto or otherwise reasonably satisfactory to the Administrative Agent, confirming compliance with the conditions set forth in paragraph (l) of this Section 4.02 and in paragraphs (a) and (b) of Section 4.03.

(h) All fees and, to the extent invoiced at least three Business Days prior to the Initial Funding Date (except as otherwise reasonably agreed by the Borrowers), reasonable out-of-pocket expenses required to be paid on the Initial Funding Date or Spin-Off Date pursuant to the Engagement Letter, shall, upon the initial Borrowing hereunder on the Initial Funding Date, have been, or will be substantially simultaneously, paid.

(i) The Collateral and Guarantee Requirement shall have been satisfied (to the extent required on the Initial Funding Date) and each of the Lenders shall have executed and delivered a counterpart to the Lender Loss Sharing Agreement; provided that to the extent that the requirements of the Collateral and Guarantee Requirement (other than any Collateral the security interest in which may be perfected by the filing of a Uniform Commercial Code financing statement) are not completed on or prior to the Initial Funding Date after the U.S. Borrower’s use of commercially reasonable efforts to do so, to the extent reasonably agreed to in writing by the U.S. Borrower and the Administrative Agent, the completion of such requirements of the Collateral and Guarantee Requirement shall not constitute a condition precedent to the availability of the Loans on the Initial Funding Date but shall be required to be completed pursuant to Section 5.13 and Schedule 5.13 may be updated by the Administrative Agent to include such requirements.

(j) The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Secured Parties and the Administrative Agent as additional insured and the Administrative Agent, for the benefit of the Secured Parties, as loss payee thereunder, in each case as specified and to the extent required under Section 5.08 (but excluding the Belgian Borrower, as to which Section 5.13(b) shall apply); provided that to the extent that the requirements of this Section 4.02(j) are not completed on or prior to the Initial Funding Date after the U.S. Borrower’s use of commercially reasonable efforts to do so, to the extent reasonably agreed to in writing by the U.S. Borrower and the Administrative Agent, the completion of such requirements shall not constitute a condition precedent to the availability of the Loans on the Initial Funding Date but shall be required to be completed pursuant to Section 5.13 and Schedule 5.13 may be updated by the Administrative Agent to include such requirements.

(k) (x) The Administrative Agent shall have received true and complete copies of any SEC Filings, it being understood that any such documents filed with the SEC shall be deemed to have been delivered to the Administrative Agent and the Lenders and (y) the Spin-Off shall have been consummated or the U.S. Borrower shall have delivered a certificate signed by a Financial Officer stating that (i) the U.S. Borrower reasonably believes that the Spin-Off will be consummated within ten (10) Business Days of the initial funding of Term Loans on the Initial Funding Date and (ii) at or prior to the Initial Funding Date, the U.S. Borrower has acquired all of the assets of the business of the U.S. Borrower and its Subsidiaries as described or reflected in the SEC Filings other than the Belgian Borrower and its Subsidiaries.

(l) After giving effect to the Transactions, (i) none of the U.S. Borrower or any Restricted Subsidiary shall have outstanding any Disqualified Equity Interest or any Indebtedness for borrowed money (other than intercompany Indebtedness), other than (A) Indebtedness incurred under the Loan Documents, (B) short-term unsecured working capital facilities, Capital Lease Obligations and deferred purchase price obligations, in each case incurred in the ordinary course of business by the U.S. Borrower or its Restricted Subsidiaries and (C) Indebtedness set forth on Schedule 6.01.

(m) The Lenders shall have received a certificate from a Financial Officer of the U.S. Borrower, substantially in the form of Exhibit K (or other form reasonably acceptable to the Administrative Agent) confirming the solvency of the U.S. Borrower and the Subsidiaries on a consolidated basis on the Initial Funding Date after giving effect to the Transactions.

(n) The Borrowers shall have delivered to the Administrative Agent fully executed copies of the Specified Material Contracts to which the Borrowers or any of its Subsidiaries is or is contemplated to be a party as of the Initial Funding Date and no default or termination, or any waiver or amendment materially adverse to the Lenders, shall have occurred with respect thereto.

The Administrative Agent shall notify the Borrowers and the Lenders of the Initial Funding Date, and such notice shall be conclusive and binding. For the avoidance of doubt, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder on the Initial Funding Date shall not become effective or otherwise occur unless and until each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02).

SECTION 4.03 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; provided that in the case of any Incremental Term Loans or Incremental Revolving Commitment Increases used to finance an acquisition permitted hereunder and whose consummation is not conditioned on the availability of, or on obtaining third party financing, to the extent the Lenders participating in such Incremental Term Loans or Incremental Revolving Commitment Increases agree, this Section 4.03(a) shall require only customary “specified representations” and “acquisition agreement representations.”

(b) At the time of and immediately after giving effect to any Borrowing or the issuance, amendment, renewal or extension of a Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Administrative Agent, and, if applicable, the Issuing Banks or the Swingline Lender shall have received a Borrowing Request or a Letter of Credit Request, as applicable, from the Borrower Representative.

On the date of any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, the U.S. Borrower and, in the case of Loans or Borrowings requested by the Belgian Borrower, the Belgian Borrower, shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01, 2.04(a) or 2.05(b).

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the U.S. Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The U.S. Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a) within 90 days after the end of each fiscal year of the U.S. Borrower (or, so long as the U.S. Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the U.S. Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the U.S. Borrower on a consolidated basis as of the end of and for such year in accordance with GAAP;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the U.S. Borrower (or, so long as the U.S. Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the U.S. Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available thereunder for the filing of such form) its consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the U.S. Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the U.S. Borrower on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of certain footnotes;

(c) [Reserved];

(d) ~~concurrently with~~within five Business Days of each delivery of financial statements under clause (a) or (b) above (beginning with the delivery of financial statements for the fiscal period ending June 30, 2016), a completed Compliance Certificate signed by a Financial Officer of the U.S. Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 as of the last day of the fiscal period covered by such financial statements, (iii) stating whether any change in GAAP or in the application thereof (that could reasonably be expected to affect, in any material respect, any financial calculations or ratios required to be determined under this Agreement) has occurred since the date of the consolidated balance sheet of the U.S. Borrower most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) and, if any such change has occurred, specifying the effect of such change on the financial statements (including those for the prior periods) accompanying such certificate, (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided, and (v) identifying as of the date of such Compliance Certificate each Subsidiary that (A) is (x) an Excluded Subsidiary and is not a Loan Party or a request has been made to release the Guarantee of such Subsidiary pursuant to Section 9.14 or (y) an Unrestricted Subsidiary, in each case as of such date but has not been identified as an Excluded Subsidiary or Unrestricted Subsidiary in Schedule 3.11A or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary or Unrestricted Subsidiary but has ceased to be (x) an Excluded Subsidiary (only in the event that such Subsidiary is not a Loan Party at the time of the delivery of such certificate) or (y) an Unrestricted Subsidiary~~.~~;

(e) ~~concurrently with~~within five Business Days of each delivery of financial statements under clause (a) above, a certificate of an Authorized Officer or a Financial Officer of the U.S. Borrower confirming that, (i) since the date of the Perfection Certificate delivered on the Signing Date, and as supplemented by the certificates delivered pursuant to Section 4.02(c) and this Section 5.01(e), there has been no change in the information set forth in Schedules 1 and 2 therein or identifying all such changes in the information set forth therein, and (ii) setting forth a complete and correct schedule, in the form of Schedule III to the U.S. Collateral Agreement, of all Intellectual Property owned by each Loan Party, including all applications filed by such Loan Party, either itself or through any agent, employee, licensee or designee, for any Patent, Trademark or Copyright (or for the registration of any Patent, Trademark or Copyright) (each as defined in the U.S. Collateral Agreement) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, in existence on the date thereof and not theretofore disclosed to the Administrative Agent on Schedule III to the U.S. Collateral Agreement, as supplemented from time to time in accordance herewith;

(f) [Reserved];

(g) ~~concurrently with~~within five Business Days of each delivery of financial statements under clause (a) above, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related projected statements of income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) in the form customarily prepared by the U.S. Borrower;

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the U.S. Borrower or any Restricted Subsidiary with the SEC;

(i) promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the U.S. Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the U.S. Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the U.S. Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the U.S. Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(j) promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the U.S. Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, or with the USA PATRIOT Act, as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to clause (a), (b) or (h) of this Section or referred to in Section 3.04(a) shall be deemed to have been delivered or furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent (acting reasonably).

SECTION 5.02 Notices of Material Events. The U.S. Borrower will furnish to the Administrative Agent prompt written notice of the following, in each case after such Borrower obtains knowledge thereof:

(a) the occurrence of, or receipt by either Borrower of any written notice claiming the occurrence of, any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the U.S. Borrower or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the U.S. Borrower to the Administrative Agent and the Lenders, that in each case would reasonably be expected to result in a Material Adverse Effect;

(c) promptly after any Borrower has knowledge thereof, any material breach under any Specified Material Contract;

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(e) any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Additional Subsidiaries. If any Restricted Subsidiary is formed or acquired after the Signing Date, or any existing Restricted Subsidiary ceases to be an Excluded Subsidiary after the Signing Date, the U.S. Borrower will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may reasonably agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such newly formed or acquired Restricted Subsidiary (if it is a Designated Subsidiary), or such existing Restricted Subsidiary, as applicable, and, to the extent not already satisfied with respect to any such existing Subsidiary, with respect to any Equity Interests in or Indebtedness of such Restricted Subsidiary owned by any Loan Party; provided that the U.S. Borrower shall not be required to cause the Collateral and Guarantee Requirement to be satisfied with respect to any Restricted Subsidiary prior to the Initial Funding Date. For purposes of this Section 5.03, if any new Person comes into existence in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 5.04 Information Regarding Collateral. The U.S. Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its Organizational Documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. With respect to any change referred to in the preceding sentence, the Borrowers shall, within 30 days of such change (or such longer period as agreed to by the Administrative Agent), make all filings under the Uniform Commercial Code or otherwise reasonably requested by the Administrative Agent in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in the applicable Collateral. The provisions of this Section 5.04 shall apply only on and after the Signing Date (other than with respect to Uniform Commercial Code filings which shall apply after the Initial Funding Date).

SECTION 5.05 Existence; Conduct of Business.

(a) The U.S. Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

(b) The U.S. Borrower will, and will cause each Restricted Subsidiary to, take all actions reasonably necessary in its reasonable business judgment to protect all material patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases and other Intellectual Property necessary to the conduct of its business, including (i) protecting the secrecy and confidentiality of the material confidential information and trade secrets of the U.S. Borrower or such Restricted Subsidiary, (ii) taking all actions reasonably necessary to ensure that none of the material trade secrets of the U.S. Borrower or such Restricted Subsidiary shall fall into the public domain and (iii) protecting the secrecy and confidentiality of the material source code of all computer software programs and applications owned or licensed by the U.S. Borrower or such Restricted Subsidiary, except in each case where the failure to take any such action, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06 Payment of Obligations. The U.S. Borrower will, and will cause each Restricted Subsidiary to, pay its obligations (other than obligations with respect to Indebtedness), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (b) the validity or amount of such obligation is being contested in good faith by appropriate proceedings and the U.S. Borrower or Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP.

SECTION 5.07 Maintenance of Properties. The U.S. Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.08 Insurance. The U.S. Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies (as determined in good faith by the U.S. Borrower), insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (as determined in good faith by the U.S. Borrower). On and after the Initial Funding Date, each such policy of liability or property insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy, name the Administrative Agent, on behalf of the Secured Parties, as additional insured thereunder and (b) in the case of each property insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the additional loss payee thereunder. On and after the Initial Funding Date, the Borrowers shall use commercially reasonable efforts to ensure that each such policy provides for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.

SECTION 5.09 Books and Records; Inspection and Audit Rights. The U.S. Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The U.S. Borrower will, and will cause each Restricted Subsidiary to, permit the Administrative Agent (and Lenders acting in conjunction with the Administrative Agent) and any agent designated by any of the foregoing, upon reasonable prior notice during regular business hours (in each case to the extent it is within the U.S. Borrower’s or such Restricted Subsidiary’s, as applicable, control to so permit), (a) to visit and inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested provided that (a) no such discussion with any such independent accountants shall be permitted unless the U.S. Borrower shall have received reasonable notice thereof and a reasonable opportunity to participate therein and (b) unless an Event of Default shall have occurred and be continuing, the Lenders, coordinating through the Administrative Agent, shall exercise such rights only once during any calendar year, at the U.S. Borrower’s expense. Notwithstanding anything to the contrary in this Section or in Section 5.01(j), none of the U.S. Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies of abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.10 Compliance with Laws. The Borrowers and each other Restricted Subsidiary will comply with (i) all Requirements of Law, including, without limitation, the USA PATRIOT Act, Anti-Corruption Laws, “know your customer” and other anti-money laundering rules and regulations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (ii) in all material respects, applicable Sanctions. The Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.11 Use of Proceeds and Letters of Credit.

(a) The proceeds of the Initial Term Loans and the Revolving Loans, together with cash on hand of the U.S. Borrower and its Restricted Subsidiaries, will be used prior to or substantially concurrently with the Spin-Off Date in accordance with Section 6.14 and for general corporate purposes.

(b) The proceeds of the Revolving Loans and Swingline Loans will be used on or after the Initial Funding Date solely for working capital and other general corporate purposes of the U.S. Borrower and the Restricted Subsidiaries (including, without limitation, distributions permitted under Section 6.08 and Permitted Acquisitions).

(c) Letters of Credit will be used by the U.S. Borrower and the Restricted Subsidiaries on or after the Initial Funding Date for general corporate purposes.

(d) The proceeds of any Incremental Term Loans will be used for the purpose or purposes set forth in the applicable Incremental Facility Agreement.

(e) The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) for the purpose of offering, paying, promising to pay, or authorizing the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (iv) otherwise in a manner that would result in the violation of any other anti-terrorism laws or other anti-money laundering rules or regulations.

SECTION 5.12 Further Assurances. On and after the Initial Funding Date, subject to any applicable limitations set forth in the Security Documents and in the definition of the term “Collateral and Guarantee Requirement,” the U.S. Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents and to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the U.S. Borrower and the other Loan Parties. The U.S. Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. Subject to any applicable limitations set forth in the Security Documents and in the definition of the term “Collateral and Guarantee Requirement,” if any assets (to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement) with a fair market value (determined in good faith by the U.S. Borrower at the time of acquisition of such assets) in excess of $10,000,000 (individually) are acquired by the U.S. Borrower or any other Loan Party after the Initial Funding Date (other than assets constituting Excluded Assets and other assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the U.S. Borrower will notify the Administrative Agent (who shall notify the Lenders) thereof and will promptly cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in the definition of the term “Collateral and Guarantee Requirement,” all at the expense of the U.S. Borrower and the other Loan Parties.

SECTION 5.13 Certain Post-Closing Collateral Obligations and Delivery of Schedule 5.13.

(a) As promptly as practicable after the Initial Funding Date, and in any event within the time period after the Initial Funding Date set forth therefor in Schedule 5.13, the Borrowers and each other Loan Party will satisfy all requirements set forth on Schedule 5.13, in each case except to the extent otherwise agreed by the Administrative Agent in its sole discretion. For the avoidance of doubt, Schedule 5.13 may be amended, supplemented, updated or otherwise modified prior to or on the Initial Funding Date in accordance with the provisos to Section 4.02(i) and Section 4.02(j), and such modified Schedule 5.13 shall be provided by the Administrative Agent to the Lenders prior to the Initial Funding Date.

(b) Each of the applicable Loan Parties agrees that it will complete each of the actions described below substantially concurrently with the
Spin-Off Date or such later date as the Administrative Agent may reasonably agree (subject to the last paragraph of the definition of “Collateral and Guarantee Requirement”):

(i) the Belgian Borrower shall have delivered a duly executed Belgian Borrower Joinder to the Administrative Agent;

(ii) the Administrative Agent shall have received from the U.S. Borrower and each Designated Subsidiary with respect to Loan Parties as of the Spin-Off Date, (A) in the case of the U.S. Borrower, a counterpart of the applicable Belgian Collateral Documents duly executed and delivered on behalf of such Person and (B) in the case of a Belgian Loan Party, a counterpart of each Belgian Collateral Document;

(iii) all Equity Interests in any Subsidiary owned by any Loan Party and not delivered on the Initial Funding Date, other than any Excluded Equity Interests, shall have been pledged pursuant to the applicable Collateral Agreement and the Administrative Agent shall, to the extent required by the applicable Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(iv) the Belgian Borrower shall become party to the Intercompany Note pledged to the Administrative Agent pursuant to the Collateral Agreements;

(v) all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(vi) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks as of and dated the Initial Funding Date) of Loyens & Loeff and NautaDutilh, as to matters of Belgian law;

(vii) the Administrative Agent shall have received (i) true and complete copies of the Organizational Documents of the Belgian Borrower and a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or other governing body, as applicable, of the Belgian Borrower (or a duly authorized committee thereof) authorizing (A) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party, (B) specified person or persons, on its behalf, to sign the Belgian Borrower Joinder and to sign and/or dispatch all other documents and notices to be signed and/or dispatched by it under or in connection with this Agreement and (C) the U.S. Borrower to act as the Borrower Representative under this Agreement, together with such certificates relating to the good standing of the Belgian Borrower or the substantive equivalent, if any, available from the appropriate governmental officer in Belgium as the Administrative Agent may reasonably request and (ii) a certificate of the Belgian Borrower, dated the Spin-Off Date, substantially in the form of Exhibit M hereto or otherwise reasonably satisfactory to the Administrative Agent, with appropriate insertions, executed by an Authorized Officer of the Belgian Borrower, and attaching the documents referred to in clause (i) above; and

(viii) the Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect with respect to the Belgian Borrower, together with endorsements naming the Secured Parties and the Administrative Agent as additional insured and the Administrative Agent, for the benefit of the Secured Parties, as loss payee thereunder, in each case as specified and to the extent required under Section 5.08.

SECTION 5.14 Compliance with Specified Material Contracts. The U.S. Borrower and the Restricted Subsidiaries shall comply with the terms and conditions of all Specified Material Contracts and enforce its rights under each such Specified Material Contract, except to the extent non-compliance or non-enforcement could not reasonably be expected to be materially adverse to the Lenders (and, in any event, the U.S. Borrower and Restricted Subsidiaries shall be permitted to terminate any Specified Material Contract).

SECTION 5.15 Designation of Subsidiaries. The U.S. Borrower may at any time designate any Restricted Subsidiary (other than the Belgian Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by delivering to the Administrative Agent a certificate of an Authorized Officer of the U.S. Borrower specifying such designation and certifying that the conditions to such designation set forth in this Section 5.15 are satisfied; provided that:

(a) both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing;

(b) after giving Pro Forma Effect to such designation, the Borrowers shall be in Pro Forma Compliance with each Financial Maintenance Covenant, in each case recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements); and

(c) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” pursuant to the terms of any Material Indebtedness of the U.S. Borrower or any of its Restricted Subsidiaries.

The designation of any Subsidiary as an Unrestricted Subsidiary after the Signing Date shall constitute an Investment by the U.S. Borrower in such Subsidiary on the date of designation in an amount equal to the fair market value of the U.S. Borrower’s Investment therein (as determined reasonably and in good faith by a Financial Officer of the U.S. Borrower). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 5.16 Financial Assistance. Each Belgian Loan Party and its Subsidiaries shall comply in all material respects with applicable legislation governing financial assistance and/or capital maintenance under the laws of the jurisdiction of organization of such party, including in relation to the execution of the Security Documents of each Belgian Loan Party and payments of amounts due under this Agreement.

SECTION 5.17 Spin-Off. The Spin-Off shall occur within ten (10) Business Days of the Initial Funding Date.

SECTION 5.18 Beneficial Ownership Regulation. Promptly following any request therefor, the Borrowers shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness; Certain Equity Securities.

(a) None of the U.S. Borrower or any Restricted Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:

(i) (A) Indebtedness created under the Loan Documents, (B) any Credit Agreement Refinancing Indebtedness and (C) Refinancing Indebtedness in respect of any such Credit Agreement Refinancing Indebtedness;

(ii) (A) any Indebtedness of any Loan Party; provided, that at the time of the incurrence thereof, (1) no Event of Default shall have occurred and be continuing, both immediately prior to and immediately after giving effect to the incurrence of such Indebtedness, (2) such Indebtedness shall comply with the Required Debt Parameters, (3) after giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof, the U.S. Borrower shall be in Pro Forma Compliance with each Financial Maintenance Covenant, in each case recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements) and (4) in the case of Indebtedness in an aggregate principal amount greater than or equal to $25,000,000, the Administrative Agent shall have received a certificate of an Authorized Officer of the U.S. Borrower, dated the date of incurrence of such Indebtedness, confirming compliance with the conditions set forth in the proviso to this clause (ii)(A) and setting forth reasonably detailed calculations in support thereof and (B) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(iii) Indebtedness existing on the Signing Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;

(iv) Indebtedness of (A) the U.S. Borrower or any Restricted Subsidiary to the U.S. Borrower or any other Restricted Subsidiary; provided that any such Indebtedness owing by any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be unsecured, (B) any Restricted Subsidiary that is not a Loan Party owing to any other Restricted Subsidiary that is not a Loan Party and (C) to the extent permitted by Section 6.04, any Restricted Subsidiary that is not a Loan Party owing to any Loan Party; provided that any such Indebtedness shall be evidenced by the Intercompany Note;

(v) Guarantees incurred in compliance with Section 6.04;

(vi) Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) of the U.S. Borrower or any Restricted Subsidiary (A) incurred to finance the acquisition, construction, repair, replacement, expansion or improvement of any fixed or capital assets; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement, expansion or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing, repairing, replacing, expanding or improving such fixed or capital assets (it being understood that property subject to a Capital Lease Obligation not entered into as part of a Sale/Leaseback Transaction will be deemed acquired at the time such Capital Lease Obligation becomes effective) or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that, immediately after the incurrence or assumption of such Indebtedness, the aggregate principal amount of Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations and Refinancing Indebtedness) incurred in reliance on and then outstanding under this clause (vi) shall not exceed the greater of $25,000,000 or 2.5% of Consolidated Total Assets;

(vii) (1) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary) in a transaction permitted under this Agreement, (2) Indebtedness of any Person that is assumed by the U.S. Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the U.S. Borrower or any Restricted Subsidiary in a Permitted Acquisition or other similar Investment permitted by Section 6.04 or (3) Refinancing Indebtedness of any of the foregoing; provided that, in the case of Indebtedness referred to in clauses (1) and (2) above:

(A) both immediately before and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing;

(B) after giving Pro Forma Effect to the incurrence or assumption of such Indebtedness, the U.S. Borrower shall be in Pro Forma Compliance with each Financial Maintenance Covenant, in each case recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements);

(C) with respect to any Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary) or Indebtedness of any Person that is assumed by the U.S. Borrower or any Restricted Subsidiary in connection with the acquisition of assets by the U.S. Borrower or any Restricted Subsidiary, such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in contemplation thereof or in connection therewith;

(D) the aggregate principal amount of all Indebtedness incurred and outstanding under this Section 6.01(a)(vii) by Restricted Subsidiaries that are not Loan Parties, when aggregated with the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred and outstanding under Section 6.01(a)(xii), shall not at any time exceed the greater of $75,000,000 and 7.5% Consolidated Total Assets, calculated on a Pro Forma Basis giving effect to the application of proceeds of the applicable Indebtedness, as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements); and

(E) the Administrative Agent shall have received a certificate of an Authorized Officer of the U.S. Borrower, dated the date of incurrence or assumption of such Indebtedness, confirming compliance with the conditions set forth in clauses (A), (B), (C) and (D), and setting forth reasonably detailed calculations in support thereof.

(viii) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business; provided that such Indebtedness (other than with respect to credit or purchase cards) shall be repaid in full within ten Business Days of the incurrence thereof;

(ix) Indebtedness in respect of (A) letters of credit, bankers’ acceptances, bank guarantees or similar instruments or facilities issued for the account of the U.S. Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(x) Indebtedness of the U.S. Borrower or any Restricted Subsidiary in the form of indemnifications, purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;

(xi) Indebtedness of any Restricted Subsidiary under one or more Designated Secured Facilities (as defined in the U.S. Collateral Agreement) in an aggregate principal amount not exceeding RMB 100,000,000 at any time outstanding;

(xii) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Loan Party in an aggregate principal amount, when aggregated with the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred and outstanding under Section 6.01(a)(vii), not exceeding the greater of $75,000,000 and 7.5% Consolidated Total Assets at any time outstanding;

(xiii) other Indebtedness of the Loan Parties in an aggregate principal amount not exceeding the greater of $100,000,000 and 10% Consolidated Total Assets at any time outstanding;

(xiv) unsecured Indebtedness in respect of (A) obligations of the U.S. Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (B) intercompany obligations of the U.S. Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(xv) obligations of the U.S. Borrower or any Restricted Subsidiary to pay insurance premiums arising in the ordinary course of business and not in connection with the borrowing of money;

(xvi) unsecured Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, managers, consultants, directors and employees (or their spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Equity Interests of the U.S. Borrower, in each case to the extent permitted by Section 6.08;

(xvii) to the extent constituting Indebtedness, Hedging Obligations pursuant to Hedging Agreements entered into to hedge or mitigate risks to which the U.S. Borrower or any Restricted Subsidiary has actual exposure (other than in respect of Equity Interests or the credit risk associated with Indebtedness of the U.S. Borrower or any Restricted Subsidiary), including without limitation to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or currencies with respect to any interest-bearing liability or investment of the U.S. Borrower or any Restricted Subsidiary;

(xviii) (x) Indebtedness incurred in connection with Permitted Securitization Financings in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(a)(xviii) would not exceed the greater of $50,000,000 and 5.0% of Consolidated Total Assets when incurred, created or assumed and (y) any Refinancing Indebtedness in respect thereof;

(xix) to the extent constituting Indebtedness, obligations incurred in connection with Permitted Receivables Financings; and

(xx) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xix) above.

SECTION 6.02 Liens. None of the U.S. Borrower or any Restricted Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(i) (A) Liens created under the Loan Documents and (B) Liens securing Permitted Junior Lien Secured Indebtedness constituting (1) any Credit Agreement Refinancing Indebtedness or any Refinancing Indebtedness in respect thereof or (2) any other Indebtedness that satisfies the Required Debt Parameters; provided, that with respect to Liens incurred under this clause (B)(2), (x) after giving Pro Forma Effect to the incurrence or assumption of such Indebtedness and the use of proceeds thereof, the U.S. Borrower shall have a Senior Secured Leverage Ratio of not greater than 3.50 to 1.00, or, if an Increase Period shall be in effect (or take effect upon incurrence of such Indebtedness) 4.00 to 1.00 and shall be in Pro Forma Compliance with each Financial Maintenance Covenant, (y) the aggregate amount of Permitted Junior Lien Secured Indebtedness incurred under this Section 6.02(i)(B), together with the aggregate amount of Incremental Term Loans and Incremental Revolving Commitment Increases then in effect (excluding the Amendment No. 4 Incremental Term A-1 Loans and the Incremental Term Loans and Incremental Revolving Commitment Increases incurred or established pursuant to Amendment No. 1 and Amendment No. 2), shall not exceed $300,000,000 at any time and (z) no Event of Default shall have occurred and be continuing, both immediately prior to and immediately after giving effect to the incurrence of such Indebtedness .

(ii) Permitted Encumbrances;

(iii) any Lien on any asset of the U.S. Borrower or any Restricted Subsidiary existing on the Signing Date and set forth on Schedule 6.02; provided that (A) such Lien shall not attach to any other asset of the U.S. Borrower or any Restricted Subsidiary other than after-acquired property that is affixed or incorporated into the property covered by such Lien and the proceeds and products thereof and (B) such Lien shall secure only those obligations that it secures on the Signing Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(iv) any Lien existing on any asset prior to the acquisition thereof by the U.S. Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Initial Funding Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not attach to any other asset of the U.S. Borrower or any Restricted Subsidiary other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien, (y) after-acquired property subject to a Lien securing Indebtedness permitted under Section 6.01(a)(vii), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (z) the proceeds and products thereof, and (C) such Lien shall secure only those obligations (or, in the case of any such obligations constituting Indebtedness, any Refinancing Indebtedness in respect thereof permitted by Section 6.01) that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated);

(v) Liens securing Capital Lease Obligations and Liens on fixed or capital assets acquired, constructed, repaired, replaced, expanded or improved by the U.S. Borrower or any Restricted Subsidiary; provided that (A) such Liens secure only Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) permitted by Section 6.01(a)(vi) and obligations relating thereto not constituting Indebtedness and (B) such Liens shall not attach to any asset of the U.S. Borrower or any Restricted Subsidiary other than the assets financed by such Indebtedness, accessions thereto and the proceeds and products thereof; provided, further, that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(vi) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(vii) any agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.05;

(viii) in the case of (A) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the Organizational Documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(ix) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the U.S. Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(x) ground leases in respect of real property on which facilities owned or leased by any of the Restricted Subsidiaries are located;

(xi) any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Restricted Subsidiaries in the ordinary course of business;

(xii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xiii) Liens deemed to exist in connection with Investments in repurchase agreements under clause (f) of the definition of the term “Cash Equivalents”;

(xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xv) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law or pursuant to terms and conditions generally imposed by such banking institution on its customers encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xvi) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary permitted under Section 6.01;

(xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Restricted Subsidiaries in the ordinary course of business;

(xviii) Liens in respect of Permitted Securitization Financings that extend only to the assets subject thereto;

(xix) other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed the greater of $50,000,000 and 5.0% of Consolidated Total Assets at any time outstanding;

(xx) Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness, if such satisfaction or discharge is permitted hereunder;

(xxi) Liens on the cash comprising the IDB Closing Distribution in an amount not to exceed the amount set forth in the definition thereof; and

(xxii) Liens in respect of Permitted Receivables Financings that extend only to the assets subject thereto and proceeds thereof.

SECTION 6.03 Fundamental Changes; Business Activities.

(a) None of the U.S. Borrower or any Restricted Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, (i) any Person may merge into the U.S. Borrower or the Belgian Borrower in a transaction in which the U.S. Borrower or the Belgian Borrower is the surviving corporation, respectively, (ii) any Restricted Subsidiary or any other Person (other than any Borrower) may be merged or consolidated with or into any one of more Restricted Subsidiaries; provided that, in the case of any merger or consolidation involving one or more Restricted Subsidiaries that are Loan Parties, (A) a Restricted Subsidiary that is a Loan Party shall be the continuing or surviving corporation, (B) if the Restricted Subsidiary formed by or surviving any such merger or consolidation is a Designated Subsidiary and not then a Loan Party, the U.S. Borrower shall as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may reasonably agree to), take all steps necessary to cause such Restricted Subsidiary to comply with the Collateral and Guarantee Requirement, to the extent applicable to such Designated Subsidiary and (C) if the Restricted Subsidiary formed by or surviving any such merger or consolidation is not a Designated Subsidiary or does not thereby become a Loan Party, such merger or consolidation shall be deemed to be an “Investment” and shall be permitted only if it is also permitted under Section 6.04, (iii) any Restricted Subsidiary may merge into or consolidate with any Person in a transaction permitted under Section 6.05 (other than clause (g) thereof) in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, (iv) the Spin-Off and related Transactions may be consummated and (v) any Restricted Subsidiary may liquidate or dissolve if the U.S. Borrower determines in good faith that such liquidation or dissolution is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders; provided that any merger or consolidation involving a Person that is not the U.S. Borrower or a wholly-owned Restricted Subsidiary immediately prior thereto shall not be permitted unless at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing.

(b) The Borrowers and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrowers and the Restricted Subsidiaries, taken as a whole, on the Signing Date and other business activities reasonably related, incidental, complementary or ancillary thereto and, in the case of a Special Purpose Securitization Subsidiary, Permitted Securitization Financings.

(c) The U.S. Borrower will not permit any Person other than the U.S. Borrower, or one or more of its Restricted Subsidiaries that is not a CFC, to own any Equity Interests in any Domestic Subsidiary (other than as a result of an acquisition permitted under Section 6.04 of a CFC that owns Equity Interests in a Domestic Subsidiary and such ownership structure is not established in contemplation of such acquisition).

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. None of the U.S. Borrower or any Restricted Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Restricted Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, or assets acquired other than in the ordinary course of business that, following the acquisition thereof, would constitute a substantial portion of the assets of the U.S. Borrower and the Restricted Subsidiaries, taken as a whole, except:

(a) Investments in connection with the Transactions;

(b) Investments constituting Cash Equivalents at the time such Investments are made;

(c) Investments (i) existing or contemplated on the Amendment No. 1 Effective Date and set forth on Schedule 6.04 (as such schedule may be amended, supplemented, updated or otherwise modified prior to the Initial Funding Date in a manner acceptable to the Administrative Agent), (ii) existing on the Signing Date, or effectuated on or prior to the Initial Funding Date consistent with the SEC Filings to effectuate the Transactions, of the U.S. Borrower or any Restricted Subsidiary in the U.S. Borrower or any other Restricted Subsidiary; and (iii) in the case of each of clauses (i) and (ii), any modification, renewal or extension thereof, so long as the aggregate amount of all Investments pursuant to clause (i) or (ii), as applicable, of this Section 6.04(c) is not increased at any time above the amount of such Investments under clause (i) or (ii), as applicable, existing on the Initial Funding Date, except pursuant to the terms of any such Investment under clause (i) existing as of the Initial Funding Date and set forth on Schedule 6.04 or as otherwise permitted by this Section 6.04 and the terms of any Investment are not otherwise modified from the terms that are in effect on the Initial Funding Date in a manner that is materially adverse to the Lenders;

(d) Investments (including pursuant to any merger or consolidation) made after the Amendment No. 1 Effective Date (i) in any Loan Party, (ii) made by a Restricted Subsidiary that is not a Loan Party in another Restricted Subsidiary that is not a Loan Party and (iii) made by a Loan Party in any Restricted Subsidiary that is not a Loan Party or to acquire a Restricted Subsidiary that will not be a Loan Party; provided that, immediately after any such Investment is made, the aggregate amount of all Investments in non-Loan Parties pursuant to this clause (d)(iii) shall not exceed $100,000,000;

(e) loans or advances made by the U.S. Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by clause (iv) of Section 6.01(a) and (ii) the amount of such loans and advances made by the Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(f) Guarantees by the U.S. Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the U.S. Borrower or any Restricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any Letter of Credit or any other letter of credit or letter of guaranty); provided that (i) a Restricted Subsidiary shall not Guarantee any Indebtedness (other than Indebtedness of a Foreign Subsidiary that is not a Loan Party) unless such Restricted Subsidiary has Guaranteed the Obligations pursuant to the Collateral Agreement, (ii) such Guarantee of Subordinated Indebtedness is subordinated to the Loan Document Obligations on terms no less favorable to the Lenders than those of the Subordinated Indebtedness, (iii) [reserved], and (iv) the aggregate amount of Indebtedness and other obligations of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party pursuant to this clause (f) shall be subject to the limitation set forth in clause (d)(iii) above;

(g) Investments to the extent that the consideration for such Investments is made solely with the Equity Interests (other than Disqualified Equity Interests) of the U.S. Borrower or of an Unrestricted Subsidiary;

(h) Investments received (i) in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, or (ii) upon foreclosure (or transfer of title in lieu of foreclosure) with respect to any secured Investment in a Person other than the U.S. Borrower or a Restricted Subsidiary and that, in each case, was made without contemplation of such foreclosure (or transfer of title in lieu of foreclosure);

(i) Investments made as a result of the receipt of noncash consideration from a Disposition of any asset in compliance with Section 6.05;

(j) Investments by the U.S. Borrower or any Restricted Subsidiary that result solely from the receipt by the U.S. Borrower or such Restricted Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(k) Investments in the form of Hedging Agreements;

(l) payroll, travel, business entertainment and similar advances to officers, directors, employees and consultants of the U.S. Borrower or any Restricted Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the U.S. Borrower or such Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;

(m) Investments consisting of extensions of trade credit in the ordinary course of business;

(n) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(o) loans and advances to officers, directors and employees of the U.S. Borrower or any Restricted Subsidiary for purposes not contemplated by clause (l) above; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $2,500,000;

(p) Permitted Acquisitions;

(q) Investments held by any Person acquired by the U.S. Borrower or a Restricted Subsidiary after the Initial Funding Date or of any Person merged or consolidated into the U.S. Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 6.03 after the Initial Funding Date, in each case to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Investments by the U.S. Borrower and the Restricted Subsidiaries in joint ventures; provided that the aggregate amount of all Investments made under this Section 6.04(r) shall not exceed $50,000,000;

(s) (i) Investments by the U.S. Borrower and any other Loan Party in non-Loan Parties so long as such Investments are part of a series of transactions that result in the proceeds of such Investments ultimately being invested in (or distributed to) the U.S. Borrower or any other Loan Party within 30 days of the initiation of the first applicable Investment in the applicable series of transactions, (ii) intercompany Investments, reorganizations and related activities related to tax planning and reorganization (A) contemplated as of the Signing Date and described in reasonable detail in a certificate of an Authorized Officer delivered by the U.S. Borrower to the Administrative Agent within 30 days of the Signing Date or (B) so long as after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not impaired in any material respect (it being understood that the contribution of the Equity Interests of one or more “first-tier” Foreign Subsidiaries to a newly created “first-tier” Foreign Subsidiary shall be permitted) and (iii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business;

(t) additional Investments by the U.S. Borrower and the Restricted Subsidiaries; provided that the aggregate amount of all Investments made under this Section 6.04(t) shall not exceed $25,000,000 outstanding at any one time;

(u) additional Investments so long as (i) both immediately prior and immediately after such Investment, no Default or Event of Default shall have occurred and be continuing and (ii) after giving Pro Forma Effect to such Investment, the Borrowers shall be in Pro Forma Compliance with a Total Net Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements), that is not greater than 0.25x less than the maximum Total Net Leverage Ratio set forth in Section 6.12(a) at such time (giving effect to any applicable Increase Period); and

(v) Investments consisting of Securitization Assets or arising as a result of or in connection with Permitted Securitization Financings or Permitted Receivables Financings.

SECTION 6.05 Asset Sales. None of the U.S. Borrower or any Restricted Subsidiary will (other than as required to effectuate the Transactions) assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof (except to the extent assigned or sold in connection with a Disposition of the assets to which such income, revenues or rights relate and which is otherwise permitted under this Agreement) or sell, transfer, lease or otherwise dispose of, or exclusively license outside the ordinary course of business, any asset, including any Equity Interest owned by it, nor will any Restricted Subsidiary issue any additional Equity Interest in any Restricted Subsidiary (other than to the U.S. Borrower or a Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Requirements of Law) (any such transaction, a “Disposition”), except:

(a) Dispositions of the following in the ordinary course of business: (i) obsolete, worn-out, used or surplus assets to the extent such assets are no longer used or useful or necessary for the operation of the U.S. Borrower’s and the Restricted Subsidiaries’ business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to expire, lapse or be abandoned), (ii) inventory and goods held for sale or other immaterial assets, and (iii) cash and Cash Equivalents;

(b) leases, subleases, licenses or sublicenses of any real or personal property in the ordinary course of business;

(c) Dispositions to the U.S. Borrower or any Restricted Subsidiary; provided that any such Disposition involving a Restricted Subsidiary that is not a Loan Party, (i) to the extent such Disposition constitutes an Investment, shall be made in compliance with Section 6.04 and (ii) otherwise, shall be made in compliance with Section 6.09;

(d) Dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and not as part of any accounts receivables financing transaction;

(e) Dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(f) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(g) Liens permitted by Section 6.02, Dispositions permitted by Section 6.03, Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.08;

(h) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(i) [Reserved];

(j) Dispositions of the Equity Interest in, Indebtedness of, or other securities issued by, an Unrestricted Subsidiary;

(k) Dispositions of assets that are not permitted by any other clause of this Section; provided that (i) no Event of Default shall have occurred and be continuing both immediately prior to and immediately after such Disposition, (ii) the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause shall not exceed 15% of Consolidated Total Assets of the U.S. Borrower in any fiscal year (measured as of the last day of the immediately preceding fiscal year for which financial information has been delivered pursuant to Section 5.01(a), or, prior thereto, as set forth in the Pro Forma Financial Statements); provided that unused amounts under this clause (ii) may be used in the following fiscal year so long as the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of do not exceed 20% of Consolidated Total Assets of the U.S. Borrower in any fiscal year (measured as of the last day of the immediately preceding fiscal year for which financial information has been delivered pursuant to Section 5.01(a), or, prior thereto, as set forth in the Pro Forma Financial Statements) and (iii) all Dispositions made in reliance on this clause shall be for fair value and, other than Dispositions of assets having a fair value not in excess of $20,000,000 for any individual Disposition or $75,000,000 in the aggregate for all such Dispositions during the term of this Agreement, shall be made for at least 75% Cash Consideration; and

(l) Dispositions of Securitization Assets pursuant to Permitted Securitization Financings and Permitted Receivables Financings.

“Cash Consideration” means, in respect of any Disposition by the U.S. Borrower or any Restricted Subsidiary, (a) cash or Cash Equivalents received by it in consideration of such Disposition, (b) any liabilities (as shown on the most recent balance sheet of the U.S. Borrower provided hereunder or in the footnotes thereto) of the U.S. Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the U.S. Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, and (c) any securities received by the U.S. Borrower or such Restricted Subsidiary from such transferee that are converted by the U.S. Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition.

Notwithstanding the foregoing, no such Disposition of any Equity Interests in any Restricted Subsidiary shall be permitted unless (x) such Equity Interests constitute a majority of the Equity Interests in such Restricted Subsidiary held by the U.S. Borrower and the Restricted Subsidiaries, (y) such Disposition is of a portion of the Equity Interests of a Restricted Subsidiary that is not a Loan Party or (z) such Disposition is of a portion of the Equity Interests of a Restricted Subsidiary that is a Loan Party and such Restricted Subsidiary will continue to be a Loan Party following such Disposition and, in each case, such Disposition is permitted and utilizes capacity under Section 6.04.

SECTION 6.06 Sale/Leaseback Transactions. None of the U.S. Borrower or any Restricted Subsidiary will enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets by a Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset; provided that (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted under Section 6.02.

SECTION 6.07 [Reserved].

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) None of the U.S. Borrower or any Restricted Subsidiary will declare or make any Restricted Payment, except that:

(i) the U.S. Borrower may declare and make any Restricted Payments with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder;

(ii) any Restricted Subsidiary may declare and make any Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;

(iii) the U.S. Borrower may redeem in whole or in part any of its Qualified Equity Interests in exchange for another class of Qualified Equity Interests or rights to acquire its Qualified Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Qualified Equity Interests; provided that the terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Qualified Equity Interests are at least as favorable to the Lenders as those contained in the Qualified Equity Interests redeemed thereby;

(iv) the U.S. Borrower may repurchase Equity Interests upon the exercise of stock options or warrants if such Equity Interests represent all or a portion of the exercise price of such options or warrants;

(v) the U.S. Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the U.S. Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the U.S. Borrower;

(vi) so long as no Default or Event of Default has occurred, is continuing or would result therefrom, the U.S. Borrower may redeem, acquire, retire or repurchase (including through the issuance of promissory notes by the U.S. Borrower or any other Loan Party pursuant to Section 6.01(a)(xvi)) its Equity Interests (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the U.S. Borrower and its Restricted Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, except with respect to non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreement or equity holders’ agreement, the aggregate amount of all cash and Cash Equivalents paid in respect of all such Equity Interests (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Equity Interests) so redeemed, acquired, retired or repurchased in any calendar year does not exceed the sum of (w) $5,000,000 plus (x) all Net Proceeds obtained by the U.S. Borrower during such calendar year from the sale of such Equity Interests to other present or former officers, consultants, employees and directors in connection with any permitted compensation and incentive arrangements plus (y) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year;

(vii) the U.S. Borrower may make Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options and the vesting of restricted stock and may redeem, acquire, retire or repurchase (including through deemed repurchases) its Equity Interests from such Persons; provided that all payments made under this clause (vii) shall not exceed $10,000,000 in any calendar year;

(viii) any Restricted Payment made in connection with the Transactions;

(ix) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower may declare and make any Restricted Payments, in an amount not to exceed, when aggregated with the amount of all payments of or in respect of Junior Financing made under Section 6.08(b)(vi), $50,000,000 in any calendar year; and

(x) any additional Restricted Payments, so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) after giving Pro Forma Effect to such Restricted Payment, the U.S. Borrower shall be in Pro Forma Compliance with a Total Net Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements), that is no greater than 0.25x less than the maximum Total Net Leverage Ratio ~~under~~set forth in Section 6.12(a) at such time (giving effect to any applicable Increase Period).

(b) None of the U.S. Borrower or any Restricted Subsidiary will make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment of or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any Junior Financing, except:

(i) regularly scheduled interest and principal payments as and when due in respect of any Junior Financing, other than payments in respect of Junior Financing prohibited by the subordination provisions thereof, if any;

(ii) refinancings of any Junior Financing to the extent permitted under Section 6.01;

(iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the U.S. Borrower;

(iv) payments of secured Junior Financing that becomes due as a result of the voluntary sale or transfer of the assets securing such Junior Financing in transactions permitted hereunder;

(v) payments of or in respect of Junior Financing made solely with Equity Interests in the U.S. Borrower (other than Disqualified Equity Interests);

(vi) other payments of or in respect of Junior Financing, in an amount not to exceed, when aggregated with the aggregate amount of all Restricted Payments made under Section 6.08(a)(ix), $40,000,000 in any calendar year; and

(vii) any additional payments or other distributions in respect of any Junior Financing, so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) after giving Pro Forma Effect to such payment or other distribution, the U.S. Borrower shall be in Pro Forma Compliance with a Total Net Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Pro Forma Financial Statements), that is no greater than 0.25x less than the maximum Total Net Leverage Ratio ~~under~~set forth in Section 6.12(a) at such time (giving effect to any applicable Increase Period).

Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 6.08(b) shall prohibit the repayment or prepayment of intercompany subordinated Indebtedness in accordance with the provisions of the Intercompany Note.

SECTION 6.09 Transactions with Affiliates. None of the U.S. Borrower or any Restricted Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions substantially as favorable to the U.S. Borrower or such Restricted Subsidiary as those that would prevail at such time in comparable arm’s-length transactions with unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate and transactions between or among Restricted Subsidiaries that are not Loan Parties not involving any other Affiliate, (c) transactions between or among the U.S. Borrower and a Restricted

Subsidiary or among Restricted Subsidiaries and not involving any other Affiliate consisting of (i) transactions with a value of $5,000,000 or less (individually), (ii) the transfer or other Disposition by a Loan Party to any Foreign Subsidiary that is not a Loan Party of any Equity Interests in a Foreign Subsidiary directly owned by such Loan Party in connection with a reorganization of the ownership structure of such Foreign Subsidiary, in each case, to the extent permitted under Section 6.04, and provided that such Equity Interests, after giving effect to such transfer, are owned directly or indirectly through one or more Restricted Subsidiaries by a Foreign Subsidiary the Equity Interests of which have been pledged by a Loan Party in accordance with the Collateral and Guarantee Requirements (subject to the applicable limitations on the pledge of voting Equity Interests of such Foreign Subsidiary), (iii) any Investment to the extent permitted by Section 6.04 (it being understood that, if so provided in this Agreement, any such Investment shall be taken into account in computing compliance with any basket amounts or other limitations under this Agreement), (iv) intercompany transactions, including the (A) provision of management services and other corporate overhead services, (B) provision of personnel to other locations within the U.S. Borrower’s consolidated group on a temporary basis and (C) provision, purchase or lease of services, operational support, assets, equipment, data, information and technology, that, in the case of any such intercompany transaction referred to in this clause (iv), are subject to reasonable reimbursement or cost-sharing arrangements (as determined in good faith by the U.S. Borrower), which reimbursement or cost-sharing arrangements may be effected through transfers of cash or other assets or through book-entry credits or debits made on the ledgers of each involved Restricted Subsidiary; provided that any such intercompany transaction is either (1) entered into in the ordinary course of business or (2) otherwise entered into pursuant to the reasonable requirements of the business of the U.S. Borrower and the Restricted Subsidiaries, (v) ordinary course business transactions (other than transactions of the type described in clause (iv) above) that (A) do not involve the sale, transfer or other Disposition of operations or assets and (B) do not adversely affect the Lenders, and (vi) transactions pursuant to agreements in existence on the Signing Date and set forth on Schedule 6.09 or any amendment thereto to the extent such amendment is not adverse, taken as a whole, to the Lenders in any material respect, (d) any Restricted Payment permitted under Section 6.08, (e) issuances by the U.S. Borrower of Equity Interests (other than Disqualified Equity Interests), and receipt by the U.S. Borrower of capital contributions, (f) compensation, expense reimbursement and indemnification of, and other employment arrangements with, directors, officers and employees of the U.S. Borrower or any Restricted Subsidiary entered in the ordinary course of business, (g) loans and advances permitted under clauses (l), (m) and (o) of Section 6.04, (h) the payment of Transaction Costs and the consummation of the Transactions, (i) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the U.S. Borrower or any Restricted Subsidiary in the ordinary course of business to the extent attributable to the ownership or operation of the U.S. Borrower or such Restricted Subsidiaries, (j) loans and Guarantees among the U.S. Borrower and the Restricted Subsidiaries to the extent permitted under Article VI, (k) employment and severance arrangements and health, disability and similar insurance or benefit plans between the U.S. Borrower and the Restricted Subsidiaries, on the one hand, and their respective directors, officers, employees, on the other hand (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors of the U.S. Borrower, (l) payments by any Restricted Subsidiary to the U.S. Borrower (either directly or indirectly through such Restricted Subsidiary’s parent entity or entities) made to permit the U.S. Borrower to pay any Taxes imposed on it as the common parent of a group filing a consolidated, combined, unitary or affiliated tax return of which the U.S. Borrower and the Restricted Subsidiaries are members, in such amounts as required by the U.S. Borrower to pay the tax liability in respect of such tax return to the extent such liability is directly attributable to the income of such Restricted Subsidiaries or the U.S. Borrower; provided that such payments by the Restricted Subsidiaries to the U.S. Borrower shall not exceed the amount owed to any Governmental Authority pursuant to such consolidated, combined, unitary or affiliated tax return, (m) transactions pursuant to the Transition Services Agreement and (n) transactions pursuant to any Permitted Securitization Financing or any Permitted Receivables Financing.

SECTION 6.10 Restrictive Agreements. None of the U.S. Borrower or any Restricted Subsidiary will enter into, incur or permit to exist any agreement or other arrangement that restricts (a) the ability of a Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets (including real property) to secure any Obligations, (b) the ability of a Borrower or any Restricted Subsidiary to Guarantee any Obligations or (c) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or make other distributions with respect to its Equity Interests or to make or repay loans or advances to the U.S. Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by Requirements of Law, by any Loan Document or the terms of any Credit Agreement Refinancing Indebtedness, in the case of such Credit Agreement Refinancing Indebtedness, not materially more restrictive than the Indebtedness being refinanced, (B) restrictions and conditions existing on the Signing Date and identified on Schedule 6.10 but shall apply to any amendment or modification expanding the scope of, any such restriction or condition which makes such restrictions and conditions, taken as a whole, materially more restrictive and, if such restrictions and conditions relate to any Indebtedness, restrictions under any Refinancing Indebtedness of such Indebtedness, if such restrictions and conditions are not, taken as a whole, materially more restrictive, (C) in the case of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary, restrictions and conditions imposed by its Organizational Documents or contained in any shareholders’ or similar agreement; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary, (D) restrictions and conditions imposed on any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary (but shall apply to any amendment or modification expanding the scope of any such restriction or condition which makes such restrictions and conditions, taken as a whole, materially more restrictive); provided that such restrictions and conditions apply only to such Restricted Subsidiary, (E) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to Intellectual Property and other agreements, in each case entered into in the ordinary course of business; provided that such provisions apply only to the assets that are the subject of such lease, sub-lease, license, sub-license or other agreement and shall not apply to any other assets of the U.S. Borrower or any Restricted Subsidiary, (F) any restriction on a Subsidiary, or an asset, imposed pursuant to an agreement entered into for the permitted sale or disposition of the Equity Interests or assets of such Subsidiary, or of such asset, pending the closing of such sale or disposition, (G) any restrictions imposed by any agreement relating to a Lien permitted by Section 6.02(iv) or (v) of this Agreement to the extent that such restrictions apply only to the property or assets subject to such Lien (which in any event do not restrict the granting of Liens on the Collateral not included in such property or assets), (H) restrictions in agreements representing Indebtedness permitted to be incurred under Section 6.01 of a Subsidiary that is not a Loan Party and not relating to any Loan Party, (I) restrictions contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary, ~~and~~ (J) restrictions contained in any documents entered into in connection with a Permitted Receivables Financing with respect to any assets (and any proceeds in respect thereof) subject thereto and (K) restrictions imposed by the terms of any Indebtedness of the U.S. Borrower or any of its Restricted Subsidiaries that is incurred pursuant to Section 6.01; provided that such restrictions (A) are no less favorable to the U.S. Borrower or such Restricted Subsidiary, taken as a whole, than those contained in this Agreement (as determined by the U.S. Borrower in good faith) or (B) will not materially affect the Borrowers’ ability to make anticipated principal or interest payments pursuant to this Agreement (as determined by the U.S. Borrower in good faith), (ii) clause (a) of the foregoing shall not apply to restrictions on pledging joint venture interests included in customary provisions in joint venture agreements or arrangements and other agreements and other similar agreements applicable to joint ventures, (iii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clause (vi) or (vii)(2) or (vii)(3) of Section 6.01(a) if such restrictions or conditions apply only to the assets securing such Indebtedness, (B) restrictions on conditions on pledges or deposits constituting Permitted Encumbrances if such restrictions on conditions apply only to such pledges or deposits, (C) customary provisions in leases, licenses and other agreements restricting the assignment thereof, and (D) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or sale agreement to which the U.S. Borrower or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the U.S. Borrower or the Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property and (iv) clauses (b) and (c) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder, (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (vii)(2) or (vii)(3) of Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition); provided that such restrictions and conditions apply only to such Restricted Subsidiary, (C) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and (D) restrictions and conditions imposed by agreements relating to Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted under Section 6.01(a); provided that such restrictions and conditions apply only to such Restricted Subsidiaries. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.

SECTION 6.11 Amendment of Material Documents.

(a) None of the U.S. Borrower or any Restricted Subsidiary will amend, modify or waive any of its rights under (x) any agreement or instrument governing or evidencing any Junior Financing other than such amendments, modifications or waivers acceptable to the Administrative Agent, or (y) its Organizational Documents, in each case to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders.

(b) The U.S. Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, amend or modify or grant any waiver or release under any Specified Material Contract, if such amendment, modification, waiver or release would be adverse in any material respect to the Lenders (including by affecting the assignability of any such contract or agreement in a manner that would have a material and adverse effect on the rights of the Secured Parties in the Collateral (including in such agreement as Collateral)); provided that amendments, waivers and consents under multiple Specified Material Contracts entered into substantially contemporaneously shall be viewed taken as a whole and, in any event, the U.S. Borrower shall be permitted to terminate any Specified Material Contract.

SECTION 6.12 Financial Covenants.

(a) Commencing with the first full fiscal quarter ending after the Initial Funding Date, the U.S. Borrower will not permit the Total Net Leverage Ratio for any Test Period to be greater than 4.00 to 1.00. Notwithstanding the foregoing, upon the ~~Borrowing~~borrowing of Incremental Term Loans ~~or~~, borrowing under Incremental Revolving Commitment Increases or the issuance of any other Indebtedness permitted under Section 6.01, in each case, to fund a Material Permitted Acquisition and until and including the end of the fourth full fiscal quarter thereafter (~~the~~each such period, an “Increase Period”), the maximum permitted Total Net Leverage Ratio shall be increased to 4.50 to 1.00 (~~the~~a “Step-Up”) for each Test Period ending during such Increase Period; provided that ~~an Increase Period may not immediately follow another Increase Period (that is,~~(x) such Increase Period shall be in effect for any fiscal quarter only to the extent that the U.S. Borrower shall have indicated in the Compliance Certificate for such fiscal quarter (1) that the borrowing of Incremental Term Loans, borrowing under Incremental Revolving Commitment Increases or the issuance of any other Indebtedness permitted under Section 6.01, in each case, to fund a Material Permitted Acquisition has occurred, (2) the date on which such Increase Period commenced and (3) that such Increase Period remains in effect for the applicable quarter and (y) in any period of five consecutive full fiscal quarters immediately following ~~an Increase Period,~~a Material Permitted Acquisition there shall be at least one fiscal quarter as of the end of which the Total Net Leverage Ratio has been complied with, without giving effect to ~~the~~a Step-Up~~)~~.

(b) Commencing with the first full fiscal quarter ending after the Initial Funding Date, the Borrowers will not permit the Interest Coverage Ratio for any Test Period to be less than 3.00 to 1.00.

SECTION 6.13 Fiscal Year. The Borrowers will not, and the Borrowers will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31; provided, that the Borrowers and their Subsidiaries may change their fiscal year end one or more times, subject to such adjustments to this Agreement as the Borrowers and Administrative Agent shall reasonably agree are necessary or appropriate in connection with such change (and the parties hereto hereby authorize the ~~Borrower~~Borrowers and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing).

SECTION 6.14 Actions Prior to Spin-Off. The Borrowers will not permit the Spin-Off to occur prior to the acquisition, directly or indirectly, by the U.S. Borrower of the Belgian Borrower and all of the assets and entities to be owned, directly or indirectly, by the Belgian Borrower as described or reflected in the SEC Filings. The Borrowers will cause any amounts borrowed under this Agreement prior to the Spin-Off Date to be held in an account of the U.S. Borrower or a Restricted Subsidiary, and such amounts shall, until the Spin-Off shall have occurred, be used solely to fund the acquisition by the U.S. Borrower of the Belgian Borrower and all of the assets and entities to be owned, directly or indirectly, by the Belgian Borrower and described or reflected in the SEC Filings, the payment of the Transaction Costs, the payment of the Dividend and the payment of the IDB Closing Distribution.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referenced in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more days;

(c) any representation or warranty made or deemed made by or on behalf of the U.S. Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any written report, certificate, financial statement or other written statement or document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of any Borrower) or 5.11(e) or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after receipt of written notice thereof by the Borrower Representative from the Administrative Agent or the Required Lenders (with a copy to the Administrative Agent in the case of any such notice from the Required Lenders);

(f) the U.S. Borrower or any Restricted Subsidiary shall (x) fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the period of grace, if any, provided in the agreement or instrument under which such Material Indebtedness was created, or (y) fail to observe or perform, within any applicable grace period, any covenants or agreements contained in any agreements or instruments relating to any Material Indebtedness to the extent that such failure results in any Material Indebtedness becoming due prior to its scheduled maturity or enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement, to cause the termination thereof; provided that this clause (f) shall not apply to (A) Material Indebtedness outstanding under any Hedging Agreement that becomes due pursuant to the occurrence of a termination event or equivalent event under the terms of such Hedging Agreement, in each case, other than as a result of the occurrence of a default or event of default under, or breach of the terms of, such Hedging Agreement, (B) any secured Indebtedness that becomes due as a result of the voluntary Disposition of, or any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any of the assets securing such Indebtedness, or (C) any Indebtedness that becomes due as a result of a refinancing thereof permitted under Section 6.01;

(g) one or more ERISA Events shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(h) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of any Borrower or any Designated Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or a Designated Subsidiary or for a substantial part of its assets, and, in any such case referenced to in clause (A) or (B) above, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, or (ii) a Belgian Insolvency Event shall occur in respect of any Belgian Loan Party;

(i) the U.S. Borrower or any Designated Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (v) of Section 6.03(a)), reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the U.S. Borrower or any Designated Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the U.S. Borrower or any Designated Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (j) of this Article;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the U.S. Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively satisfied, vacated, discharged, stayed or bonded pending appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the U.S. Borrower or any Restricted Subsidiary to enforce any such judgment;

(k) on or after the Initial Funding Date, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and (to the extent required under the Loan Documents) perfected Lien on any Collateral having, individually or in the aggregate, a fair market value in excess of $10,000,000, with the priority required by the applicable Security Document, except as a result of (i) a disposition of the applicable Collateral in a transaction permitted under the

Loan Documents or other release or termination of such Lien in accordance with the Loan Documents, (ii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreements or to file or record any document delivered to it for filing or recording or (iii) the willful misconduct of the Administrative Agent;

(l) on or after the Initial Funding Date, any Guarantee or co-Borrower obligation of the U.S. Borrower, the Belgian Borrower or any other Loan Party under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted under this Agreement as a result of which the Subsidiary Loan Party providing such Guarantee ceases to be a Restricted Subsidiary or upon the termination of such Loan Document in accordance with its terms;

(m) a Change in Control shall occur; or

(n) any termination of any Specified Material Contract shall occur that would reasonably be expected to result in a Material Adverse Effect; provided that no Event of Default shall exist with respect to the termination of such Specified Material Contract (a) for the 90 days after such termination so long as the U.S. Borrower is using commercially reasonable efforts to replace such Specified Material Contract or (b) if such Specified Material Contract is replaced within 90 days after such termination with a Specified Material Contract that is not materially less favorable (taken as a whole) to the Borrowers and its Subsidiaries or the Lenders than the Specified Material Contract that was terminated;

then, and in every such event (other than an event with respect to the U.S. Borrower or the Belgian Borrower described in clause (h) or (i) of this Section 7.01), and at any time after the occurrence of the Signing Date and thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to either Borrower of the type described in clause (h) or (i) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

SECTION 7.02 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 7.01 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorneys’ fees, payable to the Administrative Agent in its capacity as such, each applicable Issuing Bank in its capacity as such and the Swingline Lender, ratably among the Administrative Agent, such Issuing Banks and the Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorneys’ fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and payment obligations then owing under the other Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Banks, to cash collateralize any LC Exposure then outstanding; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

Notwithstanding the foregoing, Obligations consisting of Cash Management Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 Administrative Agent.

(a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document, including any Junior Lien Intercreditor Agreement, governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The Lenders hereby authorize the Administrative Agent to negotiate the terms of any Security Document, including any Junior Lien Intercreditor Agreement, and to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. Each of the Lenders hereby further authorizes the Administrative Agent to enter into the Lender Loss Sharing Agreement and any respective amendments thereto on behalf of such Lender. Without limiting the generality of the foregoing, each of the Lenders hereby authorizes and directs the Administrative Agent to bind each Lender to the actions required by such Lender under the terms of the Lender Loss Sharing Agreement.

(b) Each of the Lenders and the Issuing Banks hereby irrevocably designates and appoints the Administrative Agent as its representative (vertegenwoordiger/représentant) within the meaning of Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments, as amended from time to time, to create, register, manage and/or enforce on its behalf any Lien created by the Belgian Security Agreements constituting financial collateral.

(c) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the U.S. Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(d) The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank, provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the U.S. Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. ~~The~~

(e) Neither the Administrative Agent nor any of its Related Parties shall ~~not~~ be (i) liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(f) The Administrative Agent shall be deemed not to have knowledge of any ~~Default unless and until written notice thereof is given to the Administrative Agent by a Borrower~~(i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative

Agent by the Borrower Representative, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower Representative, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, the existence of any Collateral and creation, perfection or priority of any liens thereon, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or Dollar Equivalent. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

(h) The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the U.S. Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(i) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(j) The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(k) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any other Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(l) Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrowers (to the extent required) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may (with the consent of the Borrowers, such consent not to be unreasonably withheld or delayed), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower Representative, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and continue to be entitled to the rights set forth in such Security Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

(m) For purposes of any Belgian Collateral Document or any other right of pledge governed by the laws of Belgium, any resignation by the Administrative Agent is not effective with respect to its rights under the Parallel Debt until all rights and obligations under the Parallel Debt have been assigned and assumed to the successor agent. The Administrative Agent will reasonably cooperate in transferring its rights and obligations under the Parallel Debt to any such successor agent and will reasonably cooperate in transferring all rights under any Belgian Collateral Document or any Security Document governed by the laws of Belgium to such successor agent.

(n) Each Lender and each Issuing Bank ~~acknowledges that~~represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(o) Each Lender, by delivering its signature page to this Agreement on the Signing Date, or delivering its signature page to an Assignment and Assumption or an Incremental Facility Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Signing Date or the Initial Funding Date.

(p) No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the

Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

(q) In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(r) To the extent required by any applicable Requirements of Law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this paragraph, include any Issuing Bank and any Swingline Lender and (2) this paragraph shall not limit or expand the obligations of the Loan Parties under Section 2.17 or any other provision of this Agreement.

(s) Notwithstanding anything herein to the contrary, no Person named on the cover page of this Agreement as Joint Lead Arranger, Joint Bookrunner, Syndication Agent or Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank or as otherwise may be agreed in writing), but all such Persons shall have the benefit of the indemnities provided for hereunder.

(t) Except as set forth in ~~the sixth paragraph of this Article~~Section 8.01(l), the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except as set forth in ~~the sixth paragraph of this Article~~Section 8.01(l), none of the Borrowers or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

SECTION 8.02 Parallel Debt. Each Belgian Loan Party hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Administrative Agent amounts equal to any amounts owing from time to time by such Belgian Loan Party to any Secured Party under this Agreement, any other Loan Document or other relevant document pursuant to any Corresponding Obligations as and when those amounts are due under any Loan Document or other relevant document (such payment undertakings under this Section 8.02 and the obligations and liabilities resulting therefrom being the “Parallel Debt”).

(a) The Administrative Agent shall have its own independent right to demand and receive payment of the Parallel Debt by the Belgian Loan Parties. Each Belgian Loan Party and the Administrative Agent acknowledge that the obligations of each Belgian Loan Party under this Section 8.02 are several, separate and independent from, and shall not in any way limit or affect, the Corresponding Obligations nor shall the amount for which each Belgian Loan Party is liable under Section 8.02 be limited or affected in any way by its Corresponding Obligations provided that:

(i) the Parallel Debt shall be decreased to the extent that the Corresponding Obligations have been irrevocably paid or discharged (other than, in each case, contingent obligations);

(ii) the Corresponding Obligations shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged;

(iii) the amount of the Parallel Debt shall at all times be equal to the amount of the Corresponding Obligations;

(iv) the Parallel Debt will be payable in the currency or currencies of the Corresponding Obligations; and

(v) for the avoidance of doubt the Parallel Debt will become due and payable at the same time when the Corresponding Obligations become due and payable.

(b) The security granted under any Belgian Collateral Document with respect to Parallel Debt is granted to the Administrative Agent in its capacity as sole creditor of the Parallel Debt.

(c) Without limiting or affecting the Administrative Agent’s rights against any Belgian Loan Party (whether under this Agreement or any other Loan Document), each Belgian Loan Party acknowledges that:

(i) nothing in this Agreement shall impose any obligation on the Administrative Agent to advance any sum to any Belgian Loan Party or otherwise under any Loan Document; and

(ii) for the purpose of any vote taken under any Loan Document, the Administrative Agent shall not be regarded as having any participation or commitment other that those which it has in its capacity as a Lender.

(d) The parties to this Agreement acknowledge and confirm that the parallel debt provisions contained herein shall not be interpreted so as to increase the maximum total amount of the Obligations.

(e) The Parallel Debt shall remain effective in case a third Person should assume or be entitled, partially or in whole, to any rights of any of the Secured Parties under any of the other Loan Documents, be it by virtue of assignment, assumption or otherwise.

(f) All monies received or recovered by the Administrative Agent pursuant to this Agreement and all amounts received or recovered by the Administrative Agent from or by the enforcement of any security granted to secure the Parallel Debt shall be applied in accordance with this Agreement.

(g) For the purpose of this Section 8.02, the Administrative Agent acts in its own name and on behalf of itself and not as agent, trustee or representative of any other Secured Party.

SECTION 8.03 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.04 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.05 No Investment Advice. The Administrative Agent, and each Arranger, Syndication Agent and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic communication, as follows:

(i) if to the Borrower Representative, the U.S. Borrower or the Belgian Borrower, to it at Ingevity Corporation, 5255 Virginia Avenue, North Charleston, SC 29406, Attention: John Fortson (~~Fax No. 843-746-8278) (~~email: john.fortson@ingevity.com), with a copy to ~~Katherine Burgeson (Fax No. 843-746-8278)~~Ryan Fisher (email: ~~kathy.burgeson~~ryan.fisher @ingevity.com), it being agreed that notice delivered to the U.S. Borrower shall be deemed to have been given to the Belgian Borrower upon delivery to the U.S. Borrower;

(ii) if to the Administrative Agent, to ~~Wells Fargo Bank, N.A., MAC D1109-019, 1525 W. W.T. Harris Blvd., Charlotte, North Carolina 28262, Attention: Syndication Agency Services (Telephone No. (704) 590-3481~~JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, IL 60603-2300, United States, Attention:

April Yebd, Client Processing Specialist (Telephone No. 312-732-2628; Fax No. ~~(704) 590-2703) (email: agencyservices.requests@wellsfargo.com.~~ 844-490-5665; email: jpm.agency.servicing.1@jpmorgan.com);

(iii) if to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower Representative (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(iv) if to the Swingline Lender, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower Representative (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as Swingline Lender or is an Affiliate thereof); and

(v) if to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent, the Borrower Representative, the U.S. Borrower or the Belgian Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c) Any party hereto may change its address or fax number or email address for notices and other communications hereunder by notice to the Administrative Agent and the Borrower Representative.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) ~~Except~~Subject to Section 2.14(b), (c) and (d) and Section 9.02(c) below, except as otherwise expressly provided in this Agreement or any other Loan Document, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any Commitment), (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of ~~any Replacement Rate Amendment~~an amendment permitted pursuant to Section 2.14(d) or as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.13(c) or in the applicability of post-default interest, it being understood that a waiver of a Default shall not constitute a reduction of interest for this purpose), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (D) except as otherwise set forth in this Agreement, change Section 7.02 or Section

2.18(b), 2.18(c) ~~or 7.02~~ or Article IX in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby, (E) change any of the provisions of Section 5.02 of the U.S. Collateral Agreement without the consent of each Lender directly and adversely affected thereby in its capacity as a Lender, or (F) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the Existing Classes of Loans or Lenders, (G) release Guarantees constituting all or substantially all the value of the Guarantees under the Collateral Agreement, or limit the liability of Loan Parties in respect of Guarantees constituting such value, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document), (H) release all or substantially all of the value of the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), and (I) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided, further, that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B), (C) or (D) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification or (y) in the case of any vote requiring the approval of all Lenders or each affected Lender, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, (i) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required (A) to make any changes necessary to be made to this Agreement in connection with any borrowing of Incremental Term Loans to effect the provisions of Section 2.21, (B) to provide for any Incremental Revolving Commitment Increase, (C) otherwise to effect the provisions of Section 2.21, 2.22 or 2.23 in accordance with the terms thereof, (D) to agree to any time period set forth in Schedule 5.13 to be delivered on the Initial Funding Date, (E) to negotiate any Security Document with a Borrower or any other Loan Party, (F) for the Administrative Agent to negotiate, execute and deliver on behalf of the Secured Parties any Junior Lien Intercreditor Agreement, or any amendment thereto, in connection with any Permitted Junior Lien Secured Indebtedness or (G) ~~to enter into any Replacement Rate Amendment~~for any amendment described in Section 2.14(d), and (ii) the Administrative Agent and the Borrowers may, without the consent of any Secured Party or any other Person, amend this Agreement, the Collateral Agreement and any other Security Document to add provisions with respect to “parallel debt” and other non-U.S. guarantee and collateral matters, including any authorizations, collateral trust arrangements or other granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case if such amendment is necessary or desirable to create or perfect, or preserve the validity, legality, enforceability and perfection of, the Guarantees and Liens contemplated to be created pursuant to this Agreement.

(c) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

(d) Notwithstanding anything to the contrary contained in this Section 9.02, the Borrowers and the Administrative Agent may, without the input or consent of the Lenders, (i) effect amendments, supplements or waivers to any of the Security Documents, Guarantees, Junior Lien Intercreditor Agreements, intercreditor agreements or related documents executed by any Loan Party in connection with this Agreement if such amendment, supplement or waiver is delivered in order (in each case, as determined by the Administrative Agent in its sole discretion) (x) to comply with local law or advice of local counsel or (y) to cause such Security Documents, Guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents and (ii) effect changes to this Agreement or any other Loan Document that are necessary and appropriate to provide for, or make changes to, the Auction Procedures. To the extent notice has been provided to the Administrative Agent pursuant to this Agreement with respect to the inclusion of any Previously Absent Financial Maintenance Covenant, this Agreement shall be automatically and without further action on the part of any Person hereunder and notwithstanding anything to the contrary in this Section 9.02 deemed modified to include such Previously Absent Financial Maintenance Covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of this Agreement.

SECTION 9.03 Expenses; Indemnity; ~~Damage Waiver~~Limitation of Liability.

(a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including expenses incurred in connection with due diligence and the reasonable fees, charges and disbursements of one primary counsel and any other counsel for any of the foregoing retained with the U.S. Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, including the preparation, execution and delivery of the Engagement Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank and the Lenders, including the reasonable fees, charges and disbursements of one counsel for any of the foregoing (and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single local counsel acting in multiple jurisdictions)) (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Persons), in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. All amounts payable under this Section 9.03(a) shall be paid within ten Business Days after receipt by the Borrower Representative of an invoice relating thereto setting forth such amounts in reasonable detail.

(b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and Issuing Bank (each such Person, an “Indemnified Institution”), and each Related Party of any of the foregoing Persons (each Indemnified Institution and each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable and documented or invoiced out-of-pocket fees, charges and disbursements of one counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnified Institution affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Indemnified Institution), incurred by or asserted against any Indemnitee arising out of or relating to, based upon, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Engagement Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Engagement Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by a Borrower or any Subsidiary, or any Environmental Liability to the extent related to a Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to the Engagement Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto and regardless of whether such claim, litigation or proceeding is brought by a third party or by a Borrower or any of the Subsidiaries); provided that such indemnity shall not, as to any Indemnified Institution, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (i) the gross negligence or willful misconduct of such Indemnified Institution or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach by such Indemnified Institution or one of its Related Parties of this Agreement (as determined by a court of competent jurisdiction in a final and non-appealable decision)or (iii) any dispute between and among Indemnified Institutions that does not involve an act or omission by the U.S. Borrower or the Restricted Subsidiaries (other than any claims against any Arranger, Administrative Agent, Issuing Bank, Syndication Agent or Documentation Agent in its capacity or in fulfilling its roles as an Arranger, Administrative Agent, Issuing Bank, Syndication Agent or Documentation Agent under this Agreement). This Section 9.03(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. All amounts payable under this Section 9.03(b) shall be paid within ten Business Days after receipt by the Borrower Representative of an invoice relating thereto setting forth such amounts in reasonable detail.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time (or most recently outstanding and in effect).

(d) No ~~Indemnitee~~Agent, Arranger, Swingline Lender, Issuing Bank, Lender or any Related Party of any of the foregoing (collectively, the “Lender-Related Parties”) shall be liable for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) in the absence of willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable decision). None of the U.S. Borrower, any Restricted Subsidiary or any other Loan Party or any ~~Indemnitee~~Lender-Related Party shall have any liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing contained in this sentence will limit the indemnity and reimbursement obligations of the Borrowers set forth in this Section~~.~~ 9.03.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as permitted by Section 6.03, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, any Arranger, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Notwithstanding anything to the contrary contained herein, other than acquisitions or repurchases of Term Loans by the U.S. Borrower pursuant to Purchase Offers under Section 2.23, neither the U.S. Borrower nor any Affiliate of the U.S. Borrower may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Term Loans hereunder (and any such attempted acquisition shall be null and void). Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (or, pursuant to Section 2.23, the U.S. Borrower) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the U.S. Borrower; provided that no consent of the U.S. Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided further that the U.S. Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or for an assignment to the U.S. Borrower under Section 2.23; and

(C) each Issuing Bank; provided that no consent of the Issuing Banks shall be required for an assignment of any Term Loan; and

(D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of any Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans and (y) $10,000,000 in the case of Revolving Loans and Revolving Commitments, in each case unless each of the applicable Borrower and the Administrative Agent otherwise consents; provided that no such consent of the applicable Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans but not those in respect of a second Class;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D) the assignee, if it shall not be a Lender or a Borrower, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including federal, state and foreign securities laws.

(iii) From and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).

(iv) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans (and related interest amounts) and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the U.S. Borrower and the Belgian Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) [Reserved].

(c) Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and/or obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii) of the first proviso to Section 9.02(b) that adversely affects such Participant or requires the approval of all the Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section

2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) The benefit of the Liens under the Belgian Collateral Documents shall automatically transfer to any assignee or transferee (by way of novation or otherwise) of part or all of the obligations expressed to be secured by the Belgian Security Agreements. For the purpose of Article 1278 and Article 1281 of the Belgian Civil Code (and, to the extent applicable, any similar provisions of foreign law), the Administrative Agent and the other secured parties under the Belgian Security Agreements hereby expressly reserve the preservation of the Belgian Security Agreements in case of assignment, novation, amendment or any other transfer or change of the obligations expressed to be secured by the Belgian Security Agreements (including, without limitation, an extension of the term or an increase of the amount of such obligations or the granting of additional credit) or of any change of any of the parties to this Agreement.

(f) Any reference in the Loan Documents to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1132 (which repeals and codifies the Cross-Border Mergers Directive (2005/56/EC)), as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in the Loan Documents, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrowers (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment advices submitted by them (but do not supersede any other provisions of the Engagement Letter or any separate letter agreements, in each case, with respect to fees payable to the Administrative Agent or any Issuing Bank that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of ~~this Agreement by facsimile or~~(x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic ~~imaging~~means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the

Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrowers and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at stated maturity, by acceleration, or otherwise) to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the U.S. Borrower or the Belgian Borrower against any of and all the obligations then due of the U.S. Borrower or the Belgian Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees promptly to notify the Borrower Representative and the Administrative Agent after any such set-off and application made by such Lender or Issuing Bank, as applicable; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any enforcement action or proceeding relating to this Agreement or any other Loan Document, including any such action or proceeding in connection with the exercise of remedies with respect to Collateral, against the U.S. Borrower, the Belgian Borrower or any of their properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. The Belgian Borrower irrevocably designates and appoints the U.S. Borrower, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York. The U.S. Borrower hereby represents, warrants and confirms that the U.S. Borrower has agreed to accept such appointment. Said designation and appointment shall be irrevocable by such Belgian Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Belgian Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof. The Belgian Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York by service of process upon the U.S. Borrower as provided in this Section 9.09(d). The Belgian Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Belgian Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Belgian Borrower. To the extent the Belgian

Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), such Belgian Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors which in each case shall be subject to confidentiality obligations, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with (i) the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrower Representative shall be given notice thereof and a reasonable opportunity to seek a protective court order, at its own expense, with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)) and (ii) any foreclosure, sale or other disposition of any Collateral in connection with the exercise of remedies under the Security Documents, subject to each potential transferee of such Collateral having entered into customary confidentiality undertakings with respect to such Collateral prior to the disclosure thereof to such Person (which confidentiality obligations will cease to apply to any transferee upon the consummation of its acquisition of such Collateral), (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the U.S. Borrower or any Restricted Subsidiary and its obligations, (g) with the consent of the Borrower Representative, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a non-confidential basis from a source other than the Borrowers that, to the knowledge of the Administrative Agent or the applicable Lender, Issuing Bank or Affiliate, is not subject to contractual or fiduciary confidentiality obligations. For purposes of this Section, “Information” means all information received from a Borrower relating to the Borrowers or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Documentation Agents, Syndication Agents and the Lenders in connection with the administration of this Agreement and the other Loan Documents.

SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 Release of Liens and Guarantees.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale, transfer or other disposition of such Collateral (including as part of or in connection with any other sale, transfer or other disposition permitted hereunder) to a joint venture or to any other Person other than a Loan Party (unless such Person becomes a Subsidiary Loan Party pursuant to, or in connection with, such sale, transfer or other disposition), in each case, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02), (v) to the extent the property constituting such Collateral is owned by any Restricted Subsidiary, upon the release of such Restricted Subsidiary from its obligations under any Collateral Agreement (in accordance with the second succeeding sentence and Section 7.13 of the U.S. Collateral Agreement) and (vi) as required by the Administrative Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that (i) any Restricted Subsidiary shall be released from the Guarantees under the Collateral Agreement upon consummation of any transaction permitted hereunder resulting in such Restricted Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary or otherwise ceasing to be subject to the Collateral and Guarantee Requirement and (ii) ~~Westrock~~WestRock shall be automatically released from its Guarantee upon consummation of the Spin-Off. The Lenders hereby authorize the Administrative Agent to, and the Administrative Agent will at the sole cost and expense of the Borrowers or applicable Loan Party, execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantee or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such Guarantee or Collateral shall no longer be deemed to be repeated.

(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Loan Document Obligations (other than contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not cash collateralized or back-stopped in a manner satisfactory to the applicable Issuing Bank and the Issuing Banks have no further obligation to issue or amend Letters of Credit, upon request of a Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any

Obligations that are not Loan Document Obligations or any contingent or indemnification obligations not then due. Any such release of Liens securing the Loan Document Obligations shall be deemed subject to the provision that such Liens shall be reinstated if after such release any portion of any payment in respect of the Loan Document Obligations secured thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the U.S. Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the U.S. Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

SECTION 9.15 USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.

SECTION 9.16 No Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17 Non-Public Information; Posting of Communications.

(a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the U.S. Borrower, the Belgian Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the U.S. Borrower, the Belgian Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including federal, state and foreign securities laws.

(b) The U.S. Borrower, the Belgian Borrower and each Lender acknowledge that, if information furnished by the U.S. Borrower or the Belgian Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through IntraLinks/IntraAgency, DebtDomain, SyndTrak, ClearPar or ~~another website or other information platform~~any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”), (i) the Administrative Agent may post any information that the U.S. Borrower or the Belgian Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the U.S. Borrower or the Belgian Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. Each of the U.S. Borrower and the Belgian Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the U.S. Borrower or the Belgian Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the U.S. Borrower or the Belgian Borrower without liability or responsibility for the independent verification thereof.

(c) Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each Borrower hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

(d) THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM, EXCEPT TO THE EXTENT THAT SUCH DIRECT (BUT NOT, FOR THE AVOIDANCE OF DOUBT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE) LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY AGENT OR ANY OF ITS RELATED PARTIES.

(e) “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through a Platform.

(f) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(g) Each of the Lenders, each of the Issuing Banks and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(h) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.18 Borrower Representative.

(a) The U.S. Borrower is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Section 9.18. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to make any Borrowing Requests, including designating the relevant Borrower account for receipt of the proceeds of any Loans. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 9.18.

(b) The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

(c) Each Belgian Loan Party agrees, and hereby undertakes, to ratify and to confirm each decision taken or action performed by the U.S. Borrower on its behalf as Borrower Representative in the exercise or purported exercise of the powers granted pursuant to this Section 9.18, to the extent such ratification and confirmation is necessary under Belgian law to ensure the validity and the binding character vis-à-vis such Belgian Loan Party of the decision or action concerned.

SECTION 9.19 Obligations of the Belgian Borrower. Notwithstanding anything contained herein or in the other Loan Documents, the Belgian Borrower and other Belgian Loan Parties shall not be liable or jointly and severally liable for any Obligations (other than the Belgian Obligations) of the U.S. Borrower or any Domestic Subsidiary (collectively, the “Domestic Obligations”), and none of the Collateral pledged by the Belgian Borrower shall secure any Domestic Obligations. In addition, any insurance proceeds from any Collateral pledged by the Belgian Loan Parties shall not be available to pay any Domestic Obligations.

SECTION 9.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any ~~EEA~~applicable Resolution Authority.

SECTION 9.21 Judgment Currency.

If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Agreement Currency with the Judgment Currency in accordance with its normal practice. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Loan Party shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by the Administrative Agent of payment in the Judgment Currency, the Administrative Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, the Administrative Agent shall return the excess amount to such Loan Party (or to the Person legally entitled thereto).

SECTION 9.22 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported or any QFC Credit Support.

(b) As used in this Section 9.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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